FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-14

Free Writing Prospectus

Preliminary Collateral Term Sheet

$[980,219,228]

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

Wells Fargo Commercial Mortgage Trust 2014-LC16

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Ladder Capital Finance LLC

Wells Fargo Bank, National Association

The Royal Bank of Scotland

Rialto Mortgage Finance LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2014-LC16

May 8, 2014

WELLS FARGO SECURITIES	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner
Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING CERTAIN ESTIMATES AND OTHER INFORMATION

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC; Wells Fargo Institutional Securities, LLC, a member of FINRA and SIPC; and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC carries and provides clearing services for Wells Fargo Institutional Securities, LLC customer accounts.

RBS is a trade name for the investment banking business of RBS Securities Inc. (“RBSSI”). Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates. Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates. RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE

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IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The certificates to be backed in part by the assets described herein, and such assets, are subject to modification, revision and other changes any time prior to issuance or availability of a final prospectus, such certificates are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of such certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics (including with respect to the underlying assets) that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics (including with respect to the underlying assets) described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates to be backed in part by the assets described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. [1] – Woodbridge Center

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody's):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	[$120,000,000]			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	[$120,000,000]			Location:	Woodbridge, NJ
% of Initial Pool Balance:	[ ]%			Size:	1,105,409 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$226.16
Borrower Name:	Woodbridge Center Property LLC			Year Built/Renovated:	1971/2011
Sponsor:	GGP Real Estate Holding I, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.796%			Property Manager:	Self-managed
Note Date:	March 3, 2014			3rd Most Recent Occupancy (As of)(4)(5):	81.6% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4)(5):	82.0% (12/31/2011)
Maturity Date:	April 1, 2024			Most Recent Occupancy (As of)(4)(5):	81.6% (12/31/2012)
IO Period:	36 months			Current Occupancy (As of)(4)(5):	97.1% (12/31/2013)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$24,213,756 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$22,795,131 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$25,678,456 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1)(2):	Yes			U/W Revenues:	$40,755,370
Additional Debt Type(1)(2):	Pari Passu and Future Mezzanine			U/W Expenses:	$17,427,834
				U/W NOI:	$23,327,536
				U/W NCF:	$22,410,585
				U/W NOI DSCR(1):	1.48x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.42x
				U/W NOI Debt Yield(1):	9.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.0%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$366,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 31, 2014
Replacement Reserves	$0	Springing	$276,352	Cut-off Date LTV Ratio(1):	68.3%
TI/LC Reserve	$0	Springing	$649,670	LTV Ratio at Maturity or ARD(1):	60.2%

(1)	The Woodbridge Center Loan Combination, totaling $250,000,000, is comprised of three pari passu notes (Notes A-1, A-2, and A-3). [The non-controlling Notes A-2 and A-3 each had an original principal balance of $60,000,000, each have an outstanding principal balance as of the Cut-off Date of $60,000,000 and will be contributed to the WFCM 2014-LC16 Trust.] The controlling Note A-1 had an original principal balance of $130,000,000 and was contributed to the WFRBS 2014-C20 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Woodbridge Center Loan Combination.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	Historical and current occupancy includes temporary and seasonal tenants. In-line occupancy inclusive of temporary tenants has ranged from 91.9% to 96.1% over the last four years.
(5)	Former anchor tenant Fortunoff's declared bankruptcy and vacated the property in 2009. Boscov's executed a lease in August 2013 for a term through 2029.

The Mortgage Loan. The mortgage loan (the “Woodbridge Center Loan Combination”) is evidenced by three pari passu notes (Notes A-1, A-2 and A-3) secured by a first mortgage encumbering a regional mall located in Woodbridge, New Jersey (the “Woodbridge Center Property”). The Woodbridge Center Loan Combination was originated on March 3, 2014 by The Royal Bank of Scotland. The Woodbridge Center Loan Combination had an original principal balance of $250,000,000, has an outstanding principal balance as of the Cut-off Date of $250,000,000 and accrues interest at an interest rate of 4.796% per annum. The Woodbridge Center Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date, and requires interest-only payments for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Woodbridge Center Loan Combination matures on April 1, 2024.

[Each of Note A-2 and Note A-3, which represent a non-controlling interest in the Woodbridge Center Loan Combination and will be contributed to the WFRBS 2014-LC16 Trust, had an original principal balance of $60,000,000 and has an outstanding principal balance as of the Cut-off Date of $60,000,000.] Note A-1 (the “Woodbridge Center Companion Loan”) had an original principal balance of $130,000,000, was contributed to the WFRBS 2014-C20 Trust, and represents the controlling interest in the Woodbridge Center Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WOODBRIDGE CENTER

Following the lockout period, the borrower has the right to defease the Woodbridge Center Loan Combination in whole, but not in part, on any due date before January 1, 2024. In addition, the Woodbridge Center Loan Combination is prepayable without penalty on or after January 1, 2024.

Sources and Uses

Sources			Uses
Original loan combination amount	$250,000,000	100.0%	Loan payoff	$183,807,658	73.5%
			Closing costs	1,783,845	0.7
			Return of equity	64,408,497	25.8
Total Sources	$250,000,000	100.0%	Total Uses	$250,000,000	100.0%

The Property. The Woodbridge Center Property is a two-story regional mall located along Woodbridge Center Drive, east of US Route 1 in Woodbridge, New Jersey. Woodbridge is approximately 28 miles southwest of New York City. The Woodbridge Center Property contains 1,666,344 square feet of retail space, of which 1,105,409 square feet serve as collateral for the Woodbridge Center Loan Combination, and is situated on a 125.7-acre parcel of land, of which 83.4 acres serve as collateral. The Woodbridge Center Property is anchored by Macy's, JC Penney, Lord & Taylor, Boscov's, Dick's Sporting Goods and Sears, (Macy’s, JC Penney and Lord & Taylor are not part of the collateral). Sears and Boscov's are national retail department stores. The Woodbridge Center Property contains 8,140 parking spaces, resulting in a parking ratio of 4.9 spaces per 1,000 square feet of rentable area. The Woodbridge Center Property was constructed in 1971 and renovated in 2011 to add dining options Olive Garden, Bahama Breeze and Red Robin. As of December 2013, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $340 per square foot with an average occupancy cost of 19.4%. As of December 31, 2013, the Woodbridge Center Property was 97.1% occupied (including temporary tenants) by 157 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WOODBRIDGE CENTER

The following table presents certain information relating to tenancy at the Woodbridge Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody's /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Macy's	BBB/Baa2/BBB+	267,341	ANCHOR OWNED - NOT PART OF THE COLLATERAL
JC Penney	NR/Caa1/CCC+	173,594	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Lord & Taylor	NR/NR/NR	120,000	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Boscov's	NR/NR/NR	181,639	16.4%	$4.95	$900,000	4.5%	(5)	(5)	1/31/2029(6)
Dick's Sporting Goods	NR/NR/NR	100,000	9.0%	$5.50	$550,000	2.8%	$138	8.2%	1/31/2024
Sears	B-/Caa1/CCC+	274,100	24.8%	$0.60	$165,184	0.8%	$120	5.2%	8/5/2016(7)
Total Anchor Tenants - Collateral		555,739	50.3%	$2.91	$1,615,184	8.1%

Other Major Tenants - Collateral
Forever 21	NR/NR/NR	21,687	2.0%	$44.99	$975,797	4.9%	$233	18.7%	8/31/2021
Express Fashion Operations	NR/NR/NR	11,410	1.0%	$58.86	$671,593	3.4%	$399	17.0%	1/31/2021
Victoria’s Secret	NR/NR/NR	10,000	0.9%	$41.00	$410,000	2.1%	$697	11.3%	1/31/2018
Love Culture	NR/NR/NR	12,119	1.1%	$11.34	$137,396	0.7%	$120	17.0%	11/30/2021
Total Other Major Tenants - Collateral		55,216	5.0%	$39.47	$2,194,786	11.0%

Non-Major Retail Tenants - Collateral(8)		462,394	41.8%	$45.83	$16,176,574	80.9%

Total Occupied Collateral(8)		1,073,349	97.1%	$20.73	$19,986,544	100.0%

Total Vacant Space		32,060	2.9%

Collateral Total		1,105,409	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2015.
(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Boscov's has not officially reported sales (they have only been open since August 2013) but they are estimated at approximately $35.0 million ($193 per square foot) for its first 12 months of operations.
(6)	Boscov's has three, 5-year lease renewal options.
(7)	Sears has five, 10-year lease renewal options and is currently in its first renewal period.
(8)	Includes 58,200 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent, along with 51,218 square feet attributed to tenants paying a percentage of sales in lieu of base rent, for a total of 109,418 square feet. The Annual U/W Base Rent PSF for Non-Major Retail Tenants - Collateral and Total Occupied Collateral exclude the square footage attributed to these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WOODBRIDGE CENTER

The following table presents certain information relating to the historical sales and occupancy costs at the Woodbridge Center Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	2013
Sears	NAP	$135	$128	$120
Boscov's	NAP	NAP	NAP	(2)
Dick's Sporting Goods	$131	$138	$138	$138
H&M	$220	$220	$210	$208
Forever 21(3)	$526	$370	$266	$233
Love Culture	NAP	NAP	$217	$120
Express Fashion Operations	$394	$376	$396	$399
Victoria's Secret	$593	$651	$667	$697

Total In-line (<10,000 square feet)	$328	$336	$332	$340
Occupancy Costs	19.4%	19.3%	19.2%	19.4%
(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Boscov's has not officially reported sales (they have only been open since August 2013) but they are estimated at approximately $35.0 million ($193 per square foot) for its first 12 months of operations.
(3)	Forever 21 increased their store size from 9,742 square feet to 21,687 square feet in August 2011.

The following table presents certain information relating to the lease rollover schedule at the Woodbridge Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	25	85,523	7.7%	85,523	7.7%	$207,898	1.0%	$41.48
2014	6	16,078	1.5%	101,601	9.2%	$635,825	3.2%	$39.55
2015	14	36,320	3.3%	137,921	12.5%	$1,371,670	6.9%	$37.77
2016	22	328,967	29.8%	466,888	42.2%	$2,844,634	14.2%	$8.65
2017	20	58,146	5.3%	525,034	47.5%	$2,812,402	14.1%	$48.37
2018	18	66,330	6.0%	591,364	53.5%	$2,458,029	12.3%	$37.06
2019	9	19,531	1.8%	610,895	55.3%	$858,340	4.3%	$43.95
2020	5	19,460	1.8%	630,355	57.0%	$558,612	2.8%	$28.71
2021	10	81,021	7.3%	711,376	64.4%	$2,860,585	14.3%	$35.31
2022	12	34,521	3.1%	745,897	67.5%	$1,755,135	8.8%	$50.84
2023	9	27,722	2.5%	773,619	70.0%	$1,308,101	6.5%	$47.19
2024	6	118,091	10.7%	891,710	80.7%	$1,415,313	7.1%	$11.98
Thereafter	1	181,639	16.4%	1,073,349	97.1%	$900,000	4.5%	$4.95
Vacant(5)	0	32,060	2.9%	1,105,409	100.0%	$0	0.0%	$0.00
Total/Weighted Average	157	1,105,409	100.0%			$19,986,544	100.0%	$20.73
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	The annual and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space, square feet attributed to tenants paying percentage rent in lieu of base rent and square footage attributed to temporary tenants. These rents were included in the underwritten percentage rent and other income.
(4)	Includes 23 temporary tenants. The rent for temporary tenants has been included in the underwritten other income.
(5)	Occupancy includes temporary and seasonal tenants.

The following table presents historical occupancy percentages at the Woodbridge Center Property:

Historical Occupancy(1)(2)(3)

12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013
95.0%	81.6%	82.0%	81.6%	97.1%

(1)	Occupancy includes temporary and seasonal tenants. In-line occupancy inclusive of temporary tenants has ranged from 91.9% to 96.1% since 2010.
(2)	Information obtained from the borrower.
(3)	Former anchor tenant Fortunoff's declared bankruptcy and vacated the property in 2009. Boscov's executed a lease in August 2013 for a term through 2029. Boscov's estimated sales for its first twelve months of operations are approximately $35.0 million ($193 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WOODBRIDGE CENTER

The following table presents historical base rent per square foot at the Woodbridge Center Property:

Historical Average Base Rent (PSF)(1)

12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013
$17.82	$17.05	$17.81	$17.91	$18.35
(1)	Information obtained from the borrower’s operating statements. The average base rent is based on the reported base rent divided by the total square footage and does not take into account temporary tenants or tenants paying percentage rent in lieu of base rent.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodbridge Center Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$19,692,647	$19,792,548	$20,278,792	$19,986,544	$18.08
Grossed Up Vacant Space	0	0	0	6,047,928	5.47
Percentage Rent	383,502	537,056	655,824	1,226,449(1)	1.11
Total Reimbursables	15,376,539	14,935,917	15,359,494	15,378,822	13.91
Other Income	4,998,847	4,219,528	5,174,957	4,163,555	3.77
Less Vacancy & Credit Loss	(99,314)	(381,095)	243,346	(6,047,928)(2)	(5.47)
Effective Gross Income	$40,352,221	$39,103,954	$41,712,413	$40,755,370	$36.87

Total Operating Expenses	$16,138,465	$16,308,823	$16,033,957	$17,427,834	$15.77

Net Operating Income	$24,213,756	$22,795,131	$25,678,456	$23,327,536	$21.10
TI/LC	0	0	0	640,599	0.58
Replacement Reserves	0	0	0	276,352	0.25
Net Cash Flow	$24,213,756	$22,795,131	$25,678,456	$22,410,585	$20.27

NOI DSCR(3)	1.54x	1.45x	1.63x	1.48x
NCF DSCR(3)	1.54x	1.45x	1.63x	1.42x
NOI DY(3)	9.7%	9.1%	10.3%	9.3%
NCF DY(3)	9.7%	9.1%	10.3%	9.0%

(1)	H&M has been a tenant since 2003 on a lease that expired in 2013. They switched to paying percentage rent while they negotiate a new lease with the borrower.
(2)	The underwritten economic vacancy is 13.4%. The Woodbridge Center Property was 97.1% physically occupied inclusive of seasonal and temporary tenants as of December 31, 2013.
(3)	DSCRs and debt yields are based on the Woodbridge Center Loan Combination.

Appraisal. As of the appraisal valuation date of January 31, 2014, the Woodbridge Center Property had an “as-is” appraised value of $366,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated February 5, 2014, there was no evidence of any recognized environmental conditions at the Woodbridge Center Property.

Market Overview and Competition. The Woodbridge Center Property is located along Woodbridge Center Drive, east of US Route 1. Woodbridge Center Drive leads to US Route 9, the Garden State Parkway and the New Jersey Turnpike. The Woodbridge Center Property is located in the southern portion of the Middlesex-Somerset-Hunterdon metropolitan statistical area, situated northeast of New Brunswick and Edison, New Jersey. According to the appraisal, the Woodbridge Center Property has a primary trade area that encompasses a seven-mile radius. The 2013 population within a seven-mile and 10-mile radius were reported at approximately 582,211 and 1,307,049, respectively, and average household income within a seven-mile and 10-mile radius were reported at approximately $98,250, and $93,023, respectively.

The appraiser estimated market rent for in-line tenants to be $37.83 per square foot on a triple net basis and concluded to an estimate of $4.50 per square foot for anchor tenants on a modified gross basis. Additionally, based on the historical occupancy of the Woodbridge Center Property, the current vacancy in the market, and perception of future market vacancy, the appraiser projected a stabilized vacancy rate of 2.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WOODBRIDGE CENTER

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Woodbridge Center Property:

Competitive Set(1)

	Woodbridge Center (subject)	Menlo Park Mall	Brunswick Square	Staten Island Mall	The Outlet Collection Jersey Gardens	Bridgewater Commons
Market	Woodbridge, NJ	Edison, NJ	East Brunswick, NJ	Staten Island, NY	Elizabeth, NJ	Bridgewater, NJ
Distance from Subject	--	2 miles	12 miles	11 miles	15 miles	20 miles
Property Type	Regional Mall	Super Regional Mall	Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1971/2011	1960/2003	1973/1999,2012	1973/1993	1999/NAP	1988/NAP
Anchors	Macy's, Sears, Boscov's, Dick's Sporting Goods, JC Penney, Lord & Taylor	Macy's, Nordstrom	Macy's, JC Penney	Macy's, JC Penney, Sears, Macy's Home	Burlington Coat, Cohoes, Lord & Taylor, Marshalls, Cinema, Saks Off 5th Avenue, VF Outlet, Neiman Marcus Last Call, Group USA, Bed, Bath & Beyond, Forever XXI	Bloomingdales, Lord & Taylor, Macy's
Total GLA	1,666,344 SF(2)	1,323,156 SF	760,311 SF	1,275,627 SF	1,301,776 SF	962,188 SF
Total Occupancy	98%(2)	98%	99%	96%	99%	97%
(1)	Information obtained from the appraisal.
(2)	Total GLA and Total Occupancy are inclusive of non-collateral anchors.

The Borrower. The borrower is Woodbridge Center Property LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodbridge Center Loan Combination. GGP Real Estate Holding I, Inc. is the guarantor of the nonrecourse carveouts under the Woodbridge Center Loan Combination.

The Sponsor. The sponsor, GGP Real Estate Holding I, Inc. is an affiliate of General Growth Properties, Inc. (NYSE: GGP) (“GGP”), a real estate investment trust headquartered in Chicago, Illinois. GGP has interests in 120 regional malls in the United States totaling approximately 125 million square feet. As of December 31, 2013, GGP's portfolio was 96.4% leased and generated an average of $564 sales per square foot for all regional malls.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement or rollover reserves so long as no Cash Management Period (as defined below) has occurred and is continuing under the Woodbridge Center Loan Combination. In the event that a Cash Management Period has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default or Cash Management Period has occurred and is continuing, the borrower will not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy; (ii) for replacement reserves in an amount equal to $23,029 (subject to a cap of $276,352); and (iii) for tenant improvement and leasing commissions in an amount equal to $54,139 (subject to a cap of $649,670).

A “Cash Management Period” will commence upon the earlier to occur of (i) an event of default and (ii) the amortizing debt service coverage ratio falling below 1.15x as of the end of any calendar quarter. A Cash Management Period will end with respect to clause (i), when such event of default has been cured and with respect to clause (ii), when an amortizing debt service coverage ratio of at least 1.15x has been achieved for two consecutive calendar quarters.

Lockbox and Cash Management. The Woodbridge Center Loan Combination requires a lender controlled lockbox, which is already in place, and requires that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt. Prior to the occurrence of a Cash Management Period, all funds on deposit in the lockbox account will be swept into the borrower’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account will be swept on a daily basis into a cash management account under control of the lender.

Property Management. The Woodbridge Center Property is self-managed by the borrower.

Assumption. The borrower has the right to transfer the Woodbridge Center Property in whole, but not in part, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee, replacement property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from each of DBRS, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates (and similar confirmations with respect to the ratings of any securities backed by the Woodbridge Center Companion Loan) or the requirement for such rating agency confirmation has been waived by each of DBRS, KBRA and Moody's.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WOODBRIDGE CENTER

Free Release. The borrower is permitted to obtain a release of either certain immaterial or non-income producing portions of the

Woodbridge Center Property or Acquired Expansion Parcels (as defined below) from the lien of the mortgage upon the satisfaction of certain conditions, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the borrower has certified to the lender that the release of the parcel will not materially and adversely affect the use, operations or economic value of the remaining improvements; and (iii) prepayment of the principal balance of the Woodbridge Center Loan Combination by a “qualified amount” in accordance with REMIC requirements.

An “Acquired Expansion Parcel” is a parcel of land that the borrower may acquire as additional collateral for the Woodbridge Center Loan Combination subject to customary conditions set forth in the loan documents including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the borrower has delivered to the lender a copy of the deed or ground lease conveying the borrower’s ownership interest in the Acquired Expansion Parcel; (iii) the borrower must have paid all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the acquisition of the expansion parcel; and (iv) the guarantor will deliver to the lender a reaffirmation of its obligations under the related guaranty agreement under the Woodbridge Center Loan Combination.

Real Estate Substitution. The borrower may obtain a release of one or more portions of the Woodbridge Center Property from the lien of the Woodbridge Center Loan Combination by simultaneously substituting another property for the released parcel, subject to certain conditions, including, but not limited to: (i) no event of default has occurred or is continuing; (ii) the substituted parcel is an Acquired Expansion Parcel or vacant, non-income producing and unimproved; (iii) delivery to the lender of evidence reasonably satisfactory to the lender which states the substitution does not diminish the value of the Woodbridge Center Property; and (iv) delivery to the lender of an acceptable Phase I report (as defined in the loan documents) and a property condition report (if the substitution parcel is improved).

Subordinate and Mezzanine Indebtedness. The borrower has the right to incur future mezzanine financing subject to the satisfaction of certain conditions, including: (i) execution of an intercreditor agreement in form and substance reasonably acceptable to the lender and each of DBRS, KBRA and Moody’s (and similar confirmations with respect to the ratings of any securities backed by the Woodbridge Center Companion Loan); (ii) the combined amortizing debt service coverage ratio will not be less than 1.47x; and (iii) the combined loan-to-value ratio will not be greater than 68.3%.

Additional Indebtedness. The loan documents permit certain sponsor affiliates to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility to such sponsor affiliates, subject to certain conditions, including that such sponsor affiliates pledging such indirect ownership interests under such corporate line of credit or corporate credit facility will be required to (i) have an aggregate net worth of at least $500,000,000 and (ii) pledge, grant a security interest in or otherwise encumber all or substantially all of their assets in connection with such corporate line of credit or corporate credit facility.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the Woodbridge Center Property or, if the Terrorism Risk Insurance Program Reauthorization Act is not in effect, the borrower will be required to obtain a stand-alone policy providing the same coverage for terrorism; provided that the borrower will not be required to pay annual premiums in excess of two times the then-current annual “all risk” insurance premiums. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. [2] – Soho Beach House

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody's):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$55,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$55,000,000			Location:	Miami, FL
% of Initial Pool Balance:	[ ]%			Size(3):	50 rooms
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Room(4):	$1,100,000
Borrower Name:	Beach House Owner, LLC			Year Built/Renovated:	1941/2010
Sponsor:	Soho House Group Limited			Title Vesting:	Fee
Mortgage Rate:	6.067%			Property Manager:	Self-Managed
Note Date:	March 14, 2014			3rd Most Recent Occupancy (As of):	74.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.0% (12/31/2012)
Maturity Date:	April 6, 2019			Most Recent Occupancy (As of):	85.6% (12/31/2013)
IO Period:	24 months			Current Occupancy (As of):	85.6% (12/31/2013)
Loan Term (Original):	60 months
Seasoning:	2 months
Amortization Term (Original):	401 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(26),D(31),O(3)			3rd Most Recent NOI (As of):	$5,261,697 (12/31/2011)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$6,311,709 (12/31/2012)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$7,566,846 (12/31/2013)
Additional Debt Type(1):	Mezzanine
				U/W Revenues:	$31,672,758
				U/W Expenses:	$23,814,936
				U/W NOI:	$7,857,822
				U/W NCF:	$7,364,653
				U/W NOI DSCR:	2.04x
Escrows and Reserves(2):				U/W NCF DSCR:	1.91x
				U/W NOI Debt Yield:	14.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	13.4%
Taxes	$90,683	$22,671	NAP	As-Is Appraised Value:	$113,200,000
Insurance	$747,941	$83,105	NAP	As-Is Appraisal Valuation Date:	March 1, 2014
FF&E Reserve	$0	$41,097	NAP	Cut-off Date LTV Ratio:	48.6%
Seasonality	$1,550,000	Springing	$1,550,000	LTV Ratio at Maturity or ARD:	47.2%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Soho Beach House Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a Cut-off Date Balance of $12,000,000. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per room numbers shown in the chart above are based solely on the $55,000,000 mortgage loan financing. As of the Cut-off Date, the combined LTV ratio is 59.2%, the combined underwritten NCF DSCR is 1.33x, and the combined underwritten NCF Debt Yield is 11.0%.
(2)	See “Escrows” section.
(3)	In total there are 94,641 square feet.
(4)	The Cut-off Date Principal Balance per square foot is $600.

The Mortgage Loan. The mortgage loan (the “Soho Beach House Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a beachfront full service hotel and private members club located in Miami Beach, Florida (the “Soho Beach House Property”). The Soho Beach House Mortgage Loan was originated on March 14, 2014 by Ladder Capital Finance LLC. The Soho Beach House Mortgage Loan had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and accrues interest at an interest rate of 6.067% per annum. The Soho Beach House Mortgage Loan had an initial term of 60 months, has a remaining term of 58 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination, and thereafter, requires payments of principal and interest based on a 400 month amortization schedule. The Soho Beach House Mortgage Loan matures on April 6, 2019.

Following the lockout period, the borrower has the right to defease the Soho Beach House Mortgage Loan in whole, but not in part, on any due date before February 1, 2019. In addition, the Soho Beach House Mortgage Loan is prepayable without penalty on or after February 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOHO BEACH HOUSE

Sources and Uses

Sources			Uses
Original loan amount	$55,000,000	62.9%	Purchase price	$81,177,761	92.9%
Preferred equity contribution	15,000,000	17.2	Closing costs	3,845,520	4.4
Mezzanine loan	12,000,000	13.7	Reserves	2,388,624	2.7
Sponsor’s new cash contribution	5,411,906	6.2

Total Sources	$87,411,906	100.0%	Total Uses	$87,411,906	100.0%

The Property. The Soho Beach House Property is a 50-room 91,641 square foot, full service hotel and private members club located on the beach in Miami Beach, Florida. The Soho Beach House Property was constructed in 1941 as the Sovereign Hotel and was acquired in 2008 by Soho House Group Limited (“Soho House”). Soho House set out to expand the club and hotel by renovating the existing hotel and developing an additional 16-story tower adjacent to the historic structure. The renovated Soho Beach House Property, with twice the square footage, has 50 rooms, less than half as many guest rooms as the original 107-room Sovereign Hotel. The Soho Beach House Property has 35 rooms in the original building and 15 rooms in the tower with an average size of 720 square feet. Though the facade and lobby of the historic structure have been restored, the other interiors have a modern appearance.

The first three floors of the Soho Beach House Property are reserved for amenities space. This includes Cecconi’s Restaurant which is open for lunch and dinner to non-members seven days a week. Cecconi’s has a 149 guest seating capacity. Areas of the property open to members include a spa, two pools, 200 chair beach club, tiki bar, screening room, library and conference room. Additionally the fifteenth floor features a penthouse available for open air cocktails and dining featuring views of the Miami skyline and a rooftop spa and plunge pool. The penthouse can be hired as a private space for hosting dinners, cocktail parties and meetings.

As of December 2013, Soho House had over 38,768 members with a global waiting list of approximately 20,250 potential members and operated 11 Houses, 14 public restaurants and 10 spas. The Soho Beach House Miami, Soho House New York and Soho House West Hollywood have the highest membership fees as these are the most popular locations in the brand. In December 2013, the Soho House brand increased the membership fee $200 at the Soho Beach House Property and $400 for an all club membership. Of Soho House’s 38,768 members, only 17 members have resigned following the announcement of the rate increase (0.044%). Furthermore, the Soho House maintains a waiting list of individuals at each property in order to quickly replace any member attrition. In total, Soho House has a current waiting list of 20,250 individuals across its 11 clubs, with a waiting list of 1,145 individuals at the Soho Beach House Property.

Since opening, the Soho Beach House Property has received numerous awards, including Gold Standard Hotels 2013 by Conde Nast and best Beach Hotel in Miami by Conde Nast. The Soho Beach House Property’s fifty rooms are separated across six different categories ranging from 250 square feet to 1,500 square feet, with an average room size of 720 square feet. The Soho Beach House Property is beachfront, providing guests with direct access to Miami Beach and ocean views available from the majority of the rooms at the property. Most of the bedrooms overlook the ocean or waterways while a number have freestanding baths and private terraces. The entire property offers complimentary Wi-Fi and select floors have a computer center for guests.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Soho Beach House Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per Room
Occupancy	74.4%	82.0%	85.6%	85.6%
ADR	$544.11	$554.90	$566.89	$566.89
RevPAR	$404.81	$454.83	$485.47	$485.47

Total Revenue	$25,923,611	$27,980,610	$31,076,619	$31,672,758	$633,455
Total Department Expenses	13,641,449	14,184,213	14,973,051	15,079,338	301,587
Gross Operating Profit	$12,282,162	$13,796,397	$16,103,568	$16,593,420	$331,868

Total Undistributed Expenses	5,945,570	6,425,677	7,190,456	7,453,611	149,072
Profit Before Fixed Charges	$6,336,592	$7,370,720	$8,913,112	$9,139,808	$182,796

Total Fixed Charges	1,074,895	1,059,011	1,346,266	1,281,986	25,640

Net Operating Income	$5,261,697	$6,311,709	$7,566,846	$7,857,822	$157,156
FF&E	434,289	416,171	493,169	493,169	9,863
Net Cash Flow	$4,827,408	$5,895,537	$7,073,678	$7,364,654	$147,293

NOI DSCR	1.37x	1.64x	1.97x	2.04x
NCF DSCR	1.25x	1.53x	1.84x	1.91x
NOI DY	9.6%	11.5%	13.8%	14.3%
NCF DY	8.8%	10.7%	12.9%	13.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOHO BEACH HOUSE

Appraisal. As of the appraisal valuation date of March 1, 2014, the Soho Beach House Property had an “as-is” appraised value of $113,200,000. The appraiser concluded to an “as stabilized” value of $122,000,000 as of March 1, 2016.

Environmental Matters. According to the Phase I environmental site assessment dated February 24, 2014, there was no evidence of any recognized environmental conditions at the Soho Beach House Property.

Market Overview and Competition. The Soho Beach House Property is located in Miami Beach, Florida. The Soho Beach House Property is beachfront, providing guests with direct access to Miami Beach and ocean views available from the majority of the rooms at the property. Miami boasts the fourth highest RevPAR in the United States, behind New York City, Oahu Island, and San Francisco. The Soho Beach House Property is located in Mid-Beach in Miami Beach, and is located directly adjacent to the Fontainebleau Hotel. The Mid-Beach district is located between 25th and 63rd Streets, and is home to a significant concentration of condominiums, condo hotels, independent hotels, and large branded hotels and resorts. In general, the neighborhood is 70% hotel/condominium, 25% residential use and 5% office.

The Soho Beach House Property’s current zoning permits condo development. These include: The Faena Miami Beach, trading between $4,200 and $8,270 per square foot for three and four bedroom units, and $2,500 per square foot for non-beach facing two bedroom units; The Edition Miami Beach, trading between $2,900 and $3,800 per square foot; Tresor at the Fontainebleau, trading between $1,000 and $3,000 per square foot; and Apogee, trading between $2,413 and $4,240 per square foot. The Soho Beach House Mortgage Loan is at $600 per square foot.

The following table presents certain information relating to the Soho Beach House Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Soho Beach House			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2013 TTM	71.1%	$579.26	$411.61	87.9%	$496.71	$436.38	123.6%	85.7%	$106
12/31/2012 TTM	67.5%	$562.54	$379.58	84.3%	$481.35	$405.88	125.0%	85.6%	$106
12/31/2011 TTM	72.2%	$516.82	$373.22	75.4%	$454.13	$342.49	104.4%	87.9%	$91
(1)	Information obtained from a hospitality report. The competitive set includes the following hotels: Raleigh Hotel, Delano Hotel, Tides South Beach, The Betsy Hotel, The Setai and W Hotel South Beach.

The Borrower. The Soho Beach House Mortgage Loan borrower is Beach House Owner, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel delivered a non-consolidation opinion in connection with the origination of the Soho Beach House Mortgage Loan. US AcquireCo, Inc., a Delaware corporation, is the guarantor of certain nonrecourse carveouts under the Soho Beach House Mortgage Loan.

The Sponsor. The sponsor, Soho House, was founded in 1995 in London. Since then Soho House has grown into an international proprietor of upscale members-only clubs and hotels. The company operates in major gateway cities, including London, New York, Los Angeles, Miami, Toronto and Berlin. The original Soho House was founded in London in 1995 to create an exclusive social gathering place for like-minded people in the film, media and creative industries to interweave their social and professional networks, entertain and/or host private functions such as meetings, special events and film screenings. Soho House has since grown to be the largest global hospitality membership that primarily serves the creative industries. As of December 2013, Soho House had over 38,768 members with a global waiting list of approximately 20,250 potential members and operated 11 Houses, 14 public restaurants and 10 spas. Soho House has created a specialized portfolio of boutique hotel properties, as well as supporting restaurants and spas. Soho House currently operates eight boutique hotels totaling 281 rooms including: 116 in the United Kingdom; 80 in the United States; and 85 in Germany. Across Soho House’s portfolio, the average occupancy was in excess of 90% with an ADR of $389 per room. In the United States, the occupancy rate was 88.3% with an ADR of $508.40.

Soho House has maintained positive same store sales growth over the past five years. Since 2011, Soho Houses that have been open for greater than three years had average annual same store sales growth of 4.4%. As of June 2013, total revenue of Soho House has grown by ₤50,000,000 since 2010, representing a 33.0% increase. Over the same period, corporate EBITDA has grown by approximately ₤7,000,000, representing 56.0% growth. Soho House has experienced very limited membership turnover. During the recession, attrition across the club’s location peaked at 4.0% in 2009 (737 members), which was offset by the addition of 2,768 new members. Attrition has consistently declined since the 4.0% peak in 2009, reaching 2.0% in 2012. Notably, Soho House’s world-wide membership has increased at an average rate of 15.0% annually over the past five years, with a total of 22,410 members added since 2008. The average growth rate since 2010 has been 19.0%.

Escrows. The Soho Beach House Mortgage Loan documents provide for upfront escrows in the amount of $90,683 for real estate taxes, $747,941 for insurance and $1,550,000 for a seasonality reserve.

The Soho Beach House Mortgage Loan documents provide for monthly escrows in the amount of $22,671 for real estate taxes, and $83,105 for insurance. Ongoing monthly deposits into an FF&E reserve are required equal to one-twelfth of 5.0% of the greater of (i) gross room revenues for the 12-month period ending on the last day of the most recent calendar quarter for which the Soho Beach House Mortgage Loan borrower has furnished financial statements and (ii) gross room revenues projected in the approved budget for the 12-month period to which such budget relates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOHO BEACH HOUSE

In addition, the Soho Beach House Mortgage Loan documents provide for the funding of a seasonality reserve during the months of November, December and January of each year during the term of the Soho Beach House Mortgage Loan when the amount in the seasonality reserve account is less than the cap of $1,550,000 (the “Seasonality Reserve Cap”). Provided no event of default exists, in the event that on any monthly payment date occurring in the months of April, May, July, August or September of each year during the term of the Soho Beach House Mortgage Loan there do not exist sufficient funds in the cash management account to make the debt service payments under the Soho Beach House Mortgage Loan and the Soho Beach House Mezzanine Loan (see “Subordinate and Mezzanine Indebtedness” section), reserve deposits and all other payments required to be made in accordance with the cash management system established for the Soho Beach House Mortgage Loan (a “Seasonality Shortfall”), upon written request by the Soho Beach House Mortgage Loan borrower, the lender will apply funds in the seasonality reserve account to compensate for any such Seasonality Shortfall. On any monthly payment date occurring in the months of November, December and January of each year during the term of the Soho Beach House Mortgage Loan when the amount in the seasonality reserve account is less than the Seasonality Reserve Cap, funds on deposit in the cash management account after the payment of the debt service payments under the Soho Beach House Mortgage Loan and Soho Beach House Mezzanine Loan, reserve deposits and all other payments required to be made in accordance with the cash management system established for the Soho Beach House Mortgage Loan shall be deposited into the seasonality reserve to cause the funds on deposit therein to equal the Seasonality Reserve Cap as follows: (i) up to, but not exceeding 25% of the Seasonality Reserve Cap, in November, (ii) up to, but not exceeding 25% of the Seasonality Reserve Cap, in December, and (iii) the remaining amount necessary to achieve the Seasonality Cap in January.

Lockbox and Cash Management. The Soho Beach House Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the Soho Beach House Mortgage Loan borrower cause all receipts payable with respect to the Soho Beach House Property to be transmitted directly into the lockbox account. Prior to the occurrence of a Cash Sweep Event Period (as defined below), all funds on deposit in the cash management account after the payment of the debt service payments under the Soho Beach House Mortgage Loan and Soho Beach House Mezzanine Loan, reserve deposits and all other payments required to be made in accordance with the cash management system established for the Soho Beach House Mortgage Loan are disbursed to the Soho Beach House Mortgage Loan borrower. During a Cash Sweep Event Period, all such excess funds are reserved by the lender as additional security for the Soho Beach House Mortgage Loan.

A “Cash Sweep Event Period” will commence upon the earlier of (i) the occurrence of an event of default under the Soho Beach House Mortgage Loan; (ii) the underwritten net cash flow is less than $5,600,000 as of any date of determination by the lender; (iii) the total number of qualified Soho House members at the Soho Beach House Property being less than 2,500; (iv) the Soho Beach House Mortgage Loan borrower or the operating tenant ceases to continuously operate the Soho Beach House Property as a private club, hotel and restaurant (and, in the case of the hotel and restaurant, open to the general public) under the name of “Soho House Club” or “Soho Beach House” or as a “Soho House Club” or “Soho Beach House” or “Soho House” in a manner substantially similar (after giving effect to certain permitted modifications) to other so-called “Soho Houses” and private clubs and hotels operated by Soho Group under the brand “Soho” (a “Soho Operating Covenant Breach”), and such Soho Operating Covenant Breach continuing for a period of ninety (90) days after written notice to the related borrower from the lender; (v) any bankruptcy action, event of default under any material agreement or event of default with respect to any indebtedness of US Acquire Co, Inc. or Soho House; or (vi) any bankruptcy action of operating tenant.

A “Cash Sweep Event Period” will expire: (i) with regard to clause (i) of the prior paragraph, if the cure of the event of default is accepted or waived in writing by the lender in its sole and absolute discretion; (ii) with regard to clause (ii) of the prior paragraph, if the Soho Beach House Property generates underwritten net cash flow equal to that at closing for three consecutive months; or (iii) with regard to clause (iii) of the prior paragraph, if the total number of qualified Soho Club members of the Soho Beach House is above 3,000 for three consecutive months. A Cash Sweep Event may be cured by the Soho Beach House Mortgage Loan borrower not more than five times during the term.

Property Management. The Soho Beach House Property is operated and managed by Soho Beach House, LLC, an affiliated operating tenant, pursuant to an operating lease (see “Operating Lease” below).

Assumption. Assignment of the Soho Beach House Mortgage Loan is not permitted. However, pursuant to, and upon satisfaction of, certain criteria set forth in the Soho Beach House Mortgage Loan documents, the transfer of (i) the direct or indirect ownership interests in US Acquire Co, Inc., Soho House and/or any person or entity which controls either of the foregoing entities or (ii) all or substantially all of Soho House’s assets and operations worldwide is permitted. In addition, subject to, and upon satisfaction of, certain criteria set forth in the Soho Beach House Mortgage Loan documents, SHO Member (FL) LLC (“Preferred Member”) (an indirect subsidiary of W.P. Carey, Inc.), the holder of a preferred equity interest in Beach House JV LLC, the indirect owner of the Soho Beach House Mortgage Loan borrower, is permitted to acquire a controlling interest in the Soho Beach House Mortgage Loan borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. SBH Mezz LLC (the “Soho Beach House Mezzanine Lender”) is the lender under a $12,000,000 mezzanine loan (the “Soho Beach House Mezzanine Loan”) to Beach House Holdco., LLC, a Delaware limited liability company that owns 100% of the borrower under the Soho Beach House Mortgage Loan. The Soho Beach House Mezzanine Loan accrues interest at an interest rate of 13.000% per annum and is interest-only for the first 24 months. The Soho Beach House Mezzanine Loan matures on April 6, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SOHO BEACH HOUSE

In addition, Preferred Member has made a preferred equity investment in the amount of $15,000,000. Commencing on the first full month after the closing date of the Soho Beach House Mortgage Loan, Preferred Member will be entitled to receive a preferred payment in the amount of $106,250 per month ($1,275,000 annually, 8.50% annual rate).

Ground Lease. None.

Operating Lease. The Soho Beach House Mortgage Loan borrower maintains an operating lease (the “Operating Lease”) structure with Soho House Beach House, LLC, a Delaware limited liability company (“Operating Tenant”) (which has a common parent with the Soho Beach House Mortgage Loan borrower). The term of the operating lease commenced on March 15, 2014 and expires on September 30, 2024, subject to three five-year renewal options more particularly described therein. During the initial term of the Operating Lease, annual base rent is $6,791,909. The Operating Tenant’s obligations under the Operating Lease are guaranteed by US AcquireCo, Inc. and Soho House. Pursuant to the Operating Lease, the Operating Tenant operates and manages the Soho Beach House Property as a hotel and private members club under the name Soho Beach House, and is the owner of all revenue generated from the operation of the Soho Beach House Property and is required to continuously operate the club under the name Soho Beach House. The Operating Tenant has agreed to comply with the cash management system established in connection with the Soho Beach House Mortgage Loan, including depositing all rents and other gross revenues from the operation of the Soho Beach House Property directly into a lockbox controlled by the lender. Although the Operating Lease is a triple net lease, Operating Tenant has agreed to establish with the Soho Beach House Mortgage Loan borrower, as landlord, reserves for taxes, insurance and other similar reserves required under the Soho Beach House Mortgage Loan, which reserves and cash management system are maintained with the lender. The Operating Tenant has pledged all property owned by the Operating Tenant, including rents and other gross revenues and personal property, to the Soho Beach House Mortgage Loan borrower, as landlord, as security for the obligation of Operating Tenant to the Soho Beach House Mortgage Loan borrower under the Operating Lease. As security for the Soho Beach House Mortgage Loan, the Soho Beach House Mortgage Loan borrower has pledged to the lender all of its interests in the Soho Beach House Property, which includes all of the Soho Beach House Mortgage Loan borrower’s rights and interest under the Operating Tenant Security Agreement made by the Operating Tenant in favor of the Soho Beach House Mortgage Loan borrower. The Operating Tenant has also executed a subordination agreement whereby the Operating Tenant subordinates all of its rights under the Operating Lease without non-disturbance. Pursuant to the terms of the Operating Lease Security Agreement, Operating Tenant is required to be a “single purpose entity” and the Operating Tenant executed and delivered a recycled SPE certificate in connection with the closing of the Soho Beach House Mortgage Loan

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Soho Beach House Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. [3] – Montgomery Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody's):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$54,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$54,000,000			Location:	North Wales, PA
% of Initial Pool Balance:	[ ]%			Size:	1,109,341 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$90.14
Borrower Name:	Mall at Montgomery, L.P.			Year Built/Renovated:	1977/2013
Sponsor:	Simon Property Group			Title Vesting:	Fee
Mortgage Rate:	4.570%			Property Manager:	Self-managed
Note Date:	April 22, 2014			3rd Most Recent Occupancy (As of)(3)(4):	89.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3)(4):	85.3% (12/31/2012)
Maturity Date:	May 1, 2024			Most Recent Occupancy (As of)(3)(4):	80.6% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of)(3)(4):	92.4% (2/19/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(5):	$13,488,337 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(5):	$13,327,655 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			Most Recent NOI (As of)(5):	$13,426,267 (TTM 1/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues(5):	$22,305,970
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$7,579,912
				U/W NOI(5):	$14,726,058
				U/W NCF(5):	$14,178,531
				U/W NOI DSCR(1):	3.18x
Escrows and Reserves(2):				U/W NCF DSCR(1):	3.06x
				U/W NOI Debt Yield(1):	14.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	14.2%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$195,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	March 28, 2014
Replacement Reserves	$0	Springing	$375,000	Cut-off Date LTV Ratio(1):	51.3%
TI/LC Reserve	$0	Springing	$883,200	LTV Ratio at Maturity or ARD(1):	51.3%

(1)	The Montgomery Mall Loan Combination, totaling $100,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $54,000,000, has an outstanding principal balance of [$54,000,000] as of the Cut-off Date and will be contributed to the WFCM 2014-LC16 Trust. The non-controlling Note A-2 had an original principal balance of [$46,000,000] and is expected to be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Montgomery Mall Loan Combination.
(2)	See “Escrows” section.
(3)	Historical and current occupancy includes temporary and seasonal tenants.
(4)	Former anchor tenant, Boscov's, vacated the Montgomery Mall Property in 2008. The sponsor acquired the Boscov's improvements and ground leased the land to Wegmans in October 2011, razed the improvements in 2012 and Wegmans built its improvements in 2012 and 2013. Wegmans executed a ground lease in October 2011 with a commencement in November 2013 for an initial 20-year term through 2033 and 10, five-year extension options through 2083.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Montgomery Mall Loan Combination”) is evidenced by two pari passu notes (Notes A-1 and A-2) secured by a first mortgage encumbering a regional mall located in North Wales, Pennsylvania (the “Montgomery Mall Property”). The Montgomery Mall Loan Combination was originated on April 22, 2014 by The Royal Bank of Scotland. The Montgomery Mall Loan Combination had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 4.570% per annum. The Montgomery Mall Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and requires interest-only payments through the term of the Montgomery Mall Loan Combination. The Montgomery Mall Loan Combination matures on May 1, 2024.

Note A-1, which represents the controlling interest in the Montgomery Mall Loan Combination and will be contributed to the WFCM 2014-LC16 Trust, had an original principal balance of $54,000,000 and has an outstanding principal balance as of the Cut-off Date of $54,000,000. Note A-2 (the “Montgomery Mall Companion Loan”) had an original principal balance of $46,000,000, is expected to be contributed to a future trust and represents the non-controlling interest in the Montgomery Mall Loan Combination. The lender provides no assurances that Note A-2 will not be split further.

Following the lockout period, the borrower has the right to defease the Montgomery Mall Loan Combination in whole, but not in part, on any due date on or before October 1, 2023. In addition, the Montgomery Mall Loan Combination is prepayable without penalty after October 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MONTGOMERY MALL

Sources and Uses

Sources			Uses
Original loan combination amount	$100,000,000	100.0%	Loan payoff	$79,909,814	79.9%
			Closing costs	329,651	0.3
			Return of equity	19,760,535	19.8
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

The Property. The Montgomery Mall Property is a two-story regional mall located at the intersection of PA Route 309 and US Route 202, east of Interstate-476 in North Wales, Montgomery County, Pennsylvania. North Wales is approximately 22 miles north of Philadelphia. The Montgomery Mall Property contains 1,109,341 square feet of retail space situated on a 104.9-acre parcel of land, all of which serves as collateral for the Montgomery Mall Loan Combination. The Montgomery Mall Property is anchored by Wegmans, Dick's Sporting Goods, JC Penney, Sears and Macy's. The Montgomery Mall Property contains 5,041 parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 square feet of rentable area. The Montgomery Mall Property was constructed in 1977 and extensively renovated in 1996. In 2008, the former Boscov's anchor tenant vacated the Montgomery Mall Property. The sponsor acquired the vacant Boscov's space, razed the improvements and ground leased the land to Wegmans in late 2011. Wegmans built a new 128,086 store and restaurant combination attached to the mall and opened for business in November 2013. The north wing of the mall adjacent to the new Wegman's store is currently undergoing a $17.5 million renovation and re-demising, which is expected to bring new tenants, including two new restaurant tenants. As of December 31, 2013, tenants occupying 10,000 square feet or less had trailing 12-month in-line sales of $309 per square foot with an average occupancy cost of 17.5%. As of February 19, 2014, the Montgomery Mall Property was 92.4% occupied (including temporary tenants) by 108 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MONTGOMERY MALL

The following table presents certain information relating to tenancy at the Montgomery Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody's /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants
Wegmans(5)	NR/NR/BBB+	128,086	11.5%	$8.20	$1,050,000	8.9%	NAP	NAP	11/30/2033(6)
Dick's Sporting Goods	NR/NR/NR	50,000	4.5%	$16.50	$824,808	7.0%	$211	7.8%	1/31/2019(7)
JC Penney	NR/Caa1/CCC+	166,375	15.0%	$3.67	$611,229	5.2%	$94	7.8%	3/15/2017(8)
Sears(5)	B-/Caa1/CCC+	169,550	15.3%	$0.35	$60,000	0.5%	NAP	NAP	10/12/2020(9)
Macy's(5)	BBB/Baa2/BBB+	217,976	19.6%	$0.25	$54,494	0.5%	$133	2.3%	7/31/2019(10)
Total Anchor Tenants		731,987	66.0%	$3.55	$2,600,531	22.1%

Other Major Tenants
Forever 21	NR/NR/NR	16,362	1.5%	$31.45	$514,536	4.4%	$178	17.7%	8/31/2022
Gap/Baby Gap/Gap Kids	BBB-/Baa3/BBB-	12,538	1.1%	$34.00	$426,292	3.6%	$194	29.6%	1/31/2017
H&M	NR/NR/NR	12,745	1.1%	$0.00(11)	$0 (11)	0.0%	$200	9.0%	9/30/2015
Total Other Major Tenants		41,645	3.8%	$22.59	$940,828	8.0%

Non-Major Retail Tenants (12)		251,560	22.7%	$38.84	$8,225,413	69.9%

Total Occupied Collateral(12)		1,025,192	92.4%	$11.94	$11,766,776	100.0%

Total Vacant Space		84,149	7.6%

Collateral Total		1,109,341	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2015.
(3)	Sales and occupancy costs are for the trailing 12-month period ending December 31, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Wegmans, Sears and Macy's own their own improvements and are lessees under ground leases with the borrower.
(6)	Wegmans has 10, 5-year ground lease renewal options.
(7)	Dick's Sporting Goods has three, 5-year lease renewal options.
(8)	JC Penney has five, 5-year lease renewal options.
(9)	Sears has five, 10-year lease renewal options.
(10)	Macy's has consecutive 5-year lease renewal options extending through 2077.
(11)	H&M pays percentage rent in-lieu of base rent.
(12)	Includes 24,414 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent, along with 15,382 square feet attributed to tenants paying a percentage of sales in lieu of base rent, for a total of 39,796 square feet. The Annual U/W Base Rent PSF for Non-Major Retail Tenants and Total Occupied Collateral exclude the square footage attributed to these tenants.

The following table presents certain information relating to the historical sales and occupancy costs at the Montgomery Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	2013
Macy's	$138	$139	$134	$133
Sears(2)	NAP	NAP	NAP	NAP
JC Penney	$165	$167	$172	$94
Wegmans(3)	NAP	NAP	NAP	NAP
Dick's Sporting Goods	$183	$194	$202	$207
Forever 21(4)	$319	$343	$136	$178
H&M	$160	$170	$209	$196
Gap/ Baby Gap/ Gap Kids	$232	$202	$200	$194

Total In-line (<10,000 square feet)	NAP	$322	$319	$309
Occupancy Costs	NAP	17.6%	17.2%	17.5%
(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.
(2)	Historical data is unavailable.
(3)	Wegmans executed a ground lease in October 2011 with a commencement in November 2013 for an initial term through 2033.
(4)	Forever 21 increased its store size from 7,246 square feet to 16,362 square feet in August 2012.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MONTGOMERY MALL

The following table presents certain information relating to the lease rollover schedule at the Montgomery Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	13	26,918	2.4%	26,425	2.4%	$97,656	$48.56
2014	5	10,202	0.9%	37,120	3.3%	$519,992	$50.97
2015	22	68,913	6.2%	106,033	9.6%	$1,845,071	$26.77
2016	11	25,697	2.3%	131,730	11.9%	$1,047,591	$40.77
2017	14	217,591	19.6%	349,321	31.5%	$2,418,080	$11.11
2018	7	12,594	1.1%	361,915	32.6%	$693,187	$55.04
2019	12	298,769	26.9%	660,684	59.6%	$1,822,174	$6.10
2020	3	171,222	15.4%	831,906	75.0%	$149,231	$0.87
2021	5	14,428	1.3%	846,334	76.3%	$460,842	$31.94
2022	2	22,370	2.0%	868,704	78.3%	$680,357	$30.41
2023	8	16,823	1.5%	885,527	79.8%	$645,261	$38.36
2024	5	12,072	1.1%	897,599	80.9%	$337,334	$27.94
Thereafter	1	128,086	11.5%	1,025,685	92.5%	$1,050,000	$8.20
Vacant(5)	0	83,656	7.5%	84,149	100.0%	$0	$0.00
Total/Weighted Average	108	1,109,341	100.0%			$11,766,776	$11.94
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	The annual and Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space, square feet attributed to tenants paying percentage rent in lieu of base rent and square footage attributed to temporary tenants. These rents were included in the underwritten percentage rent and other income.
(4)	Includes 11 temporary tenants. The rent for temporary tenants has been included in the underwritten other income.
(5)	Occupancy includes temporary and seasonal tenants.

The following table presents historical occupancy percentages at the Montgomery Mall Property:

Historical Occupancy(1)(2)

12/31/2011(3)	12/31/2012(3)	12/31/2013(3)	2/19/2014
89.0%	85.3%	80.6%	92.4%

(1)	Former anchor tenant, Boscov's, vacated the Montgomery Mall Property in 2008. The sponsor acquired the Boscov's improvements and ground leased the land to Wegmans in October 2011, razed the improvements in 2012 and Wegmans built its improvements in 2012 and 2013. Wegmans executed a ground lease in October 2011 with a commencement in November 2013 for an initial 20-year term through 2033 and 10, five-year extension options through 2083.
(2)	Historical and current occupancy includes temporary and seasonal tenants.
(3)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MONTGOMERY MALL

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Montgomery Mall Property:

Cash Flow Analysis

	2011	2012	2013	TTM 1/31/2014	U/W	U/W $ per SF
Base Rent	$10,810,790	$10,866,241	$10,870,439	$10,951,433	$11,766,776	$10.61
Grossed Up Vacant Space	0	0	0	0	5,175,861	4.67
Percentage Rent	569,060	522,142	423,863	413,287	406,760	0.37
Total Reimbursables	8,671,772	8,106,786	8,053,279	8,051,718	8,342,537	7.52
Other Income	1,802,384	1,893,470	1,815,251	1,789,897	1,789,897	1.61
Less Vacancy & Credit Loss	(29,078)	(72,450)	(80,553)	(81,351)	(5,175,861)(1)	(4.67)
Effective Gross Income	$21,824,928	$21,316,189	$21,082,279	$21,124,984	$22,305,970	$20.11

Total Operating Expenses	$8,802,112	$7,827,852	$7,754,624	$7,698,717	$7,579,912	$6.83

Net Operating Income	$13,022,816	$13,488,337	$13,327,655	$13,426,267	$14,726,058(2)	$13.27
TI/LC	0	0	0	0	361,298	0.33
Replacement Reserves	0	0	0	0	186,229	0.17
Net Cash Flow	$13,022,816	$13,488,337	$13,327,655	$13,426,267	$14,178,531(2)	$12.78

NOI DSCR(3)	2.81x	2.91x	2.88x	2.90x	3.18x
NCF DSCR(3)	2.81x	2.91x	2.88x	2.90x	3.06x
NOI DY(3)	13.0%	13.5%	13.3%	13.4%	14.7%
NCF DY(3)	13.0%	13.5%	13.3%	13.4%	14.2%

(1)	The underwritten economic vacancy is 19.5%. The Montgomery Mall Property was 90.2% physically occupied by permanent tenants (92.4% occupied including temporary and seasonal tenants) as of February 19, 2014.
(2)	The underwritten NOI is higher than TTM 1/31/2014 due to new leases and renewals; over eight new leases totaling over $1.0 million in rental income have been signed since August 2013.
(3)	DSCRs and debt yields are based on the Montgomery Mall Loan Combination.

Appraisal. As of the appraisal valuation date of March 28, 2014, the Montgomery Mall Property had an “as-is” appraised value of $195,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 3, 2014, there was no evidence of any recognized environmental conditions at the Montgomery Mall Property.

Market Overview and Competition. The Montgomery Mall Property is located at the intersection of PA Route 309 and US Route 202, east of I-476 in North Wales, Pennsylvania. The Montgomery Mall Property is located in the north-central portion of the Philadelphia metropolitan statistical area, situated 22 miles north of Philadelphia. According to the appraisal, the Montgomery Mall Property has a primary trade area that encompasses a 10-mile radius. The 2014 population within a 10- and 15-mile radius were reported at approximately 546,757 and 1,241,241, respectively, and average household income within the same 10- and 15-mile radius were reported at approximately $101,041 and $94,385, respectively.

The appraiser estimated market rent for major and in-line tenants to be $30.32 per square foot on a triple net basis and concluded to an estimate of $7.50 per square foot on a modified gross basis for anchor tenants. The appraiser concluded a vacancy rate of 5.0% and a third party market research report indicated a year-end 2013 suburban Philadelphia submarket vacancy rate of 6.4%.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Montgomery Mall Property:

Competitive Set(1)

	Montgomery Mall (subject)	Willow Grove Park	Plymouth Meeting Mall	King of Prussia Mall
Market	North Wales, PA	Willow Grove, PA	Plymouth Meeting, PA	King of Prussia, PA
Distance from Subject	--	11 miles	11 miles	11 miles
Property Type	Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1977/2013	1982/2001	1966/2009	1962/1995

Anchors	Wegmans, Dick’s Sporting Goods, JC Penney, Sears, Macy’s	Macy's, JC Penney, Bloomingdale's, Sears, Nordstrom	Macy's, Boscov's	Macy's, JC Penney, Bloomingdales, Sears, Nordstrom, Neiman Marcus, Lord & Taylor

Total GLA	1,109,341 SF	1,161,700 SF	927,456 SF	2,391,105 SF
Total Occupancy	92%	93%	76%	94%

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MONTGOMERY MALL

The Borrower. The borrower is Mall at Montgomery, L.P., a Delaware limited partnership and a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Montgomery Mall Loan Combination. Simon Property Group, L.P. is the guarantor of the nonrecourse carveouts under the Montgomery Mall Loan Combination.

The Sponsor. The sponsor, Simon Property Group (NYSE: SPG) (“SPG”), is an S&P 100 company and currently has interests in more than 325 retail real estate properties in North America, Europe and Asia comprising approximately 243 million square feet. SPG is headquartered in Indianapolis, Indiana and employs approximately 5,500 people in the United States.

Escrows. No ongoing monthly escrows are required for real estate taxes, insurance, replacement or tenant improvement and leasing commissions reserves so long as no Lockbox Event (as defined below) has occurred and is continuing under the Montgomery Mall Loan Combination. In the event that a Lockbox Event has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default has occurred and is continuing, the borrower will not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage to substantially all of the other properties managed by the property manager or its affiliates; (ii) for replacements and repairs in an amount equal to $15,625 (subject to a cap of $375,000); and (iii) for tenant improvement and leasing commission in an amount equal to $36,800 (subject to a cap of $883,200).

A “Lockbox Event” will commence upon the occurrence of (i) an event of default; (ii) any bankruptcy or insolvency proceeding of the borrower or the property manager (if the property manager is an affiliate of the borrower); or (iii) the debt service coverage ratio based on the trailing four-calendar quarters falling below 1.20x for two consecutive calendar quarters. A Lockbox Event will end with respect to clause (i), upon the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion), provided that the lender has not accelerated the Montgomery Mall Loan Combination, moved for a receiver or commenced foreclosure proceedings; with respect to clause (ii), if the borrower replaces the property manager pursuant to a replacement management agreement, each pursuant to the terms of the Montgomery Mall Loan Combination documents or such bankruptcy or insolvency proceeding of the property manager is discharged or dismissed within 90 days; or with respect to clause (iii), when a debt service coverage ratio of at least 1.20x has been achieved for two consecutive calendar quarters; provided, however, that (x) no event of default has occurred and is continuing under the loan agreement or any of the other Montgomery Mall Loan Combination documents; (y) the borrower has paid all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Lockbox Event including, reasonable attorney’s fees and expenses; and (z) a Lockbox Event may not be cured more than five times in the aggregate during the term of the Montgomery Mall Loan Combination.

Lockbox and Cash Management. The Montgomery Mall Loan Combination requires a lender controlled lockbox, which is already in place, and that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt. Prior to the occurrence of a Lockbox Event, all funds on deposit in the lockbox account will be released to the borrower on a weekly basis. Upon the occurrence and continuance of a Lockbox Event, funds on deposit in the lockbox account will be swept on a weekly basis (or each business day, during the continuance of an event of default) into a lender controlled cash management account.

Property Management. The Montgomery Mall Property is self-managed by the borrower.

Assumption. The borrower has the right to transfer the Montgomery Mall Property, or greater than 50% of the aggregate interests in the borrower, in one or a series of related transactions to one or more Qualified Transferees (as defined below) (other than a transfer to a Key Principal (as defined below) or any person wholly owned by one or more Key Principals, so long as such Key Principals owned 49% of the aggregate interests in the borrower prior to such transfer), 61 days after the Series 2014-LC16 Trust closing date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to delivery of an additional insolvency opinion.

The borrower also has the right to transfer the Montgomery Mall Property or 100% of the aggregate interests in the borrower to a transferee that is not a Qualified Transferee, provided that no event of default has occurred and is continuing, the conditions with respect to transfers to a transferee that is not a Qualified Transferee and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from DBRS, KBRA and Moody's that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates and similar confirmations with respect to the ratings of any securities backed by the Montgomery Mall Companion Loan.

A “Qualified Transferee” is (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates (i) at least five shopping centers and (ii) retail properties and shopping centers totaling in the aggregate at least 3,000,000 square feet of gross area; (b) any person who has a net worth in excess of $250,000,000; or (c) any person, provided the lender has received written confirmation from each of DBRS, KBRA and Moody's that the transfer to such person will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the Series 2014-LC16 Certificates and similar confirmations with respect to ratings of any securities backed by the Montgomery Mall Companion Loan; provided, however, that no person will be deemed to be a Qualified Transferee if such person (x) is an embargoed person, (y) except for General Growth Properties or its affiliates, is or has during the previous seven years been the subject of a bankruptcy or insolvency proceeding or (z) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

"Key Principal" means any of Simon Property Group, L.P. or Simon Property Group, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MONTGOMERY MALL

Free Release. Provided that no event of default has occurred and is continuing, the borrower may (i) make transfers of immaterial or non-income producing portions of the Montgomery Mall Property in connection with takings or condemnations of any portion of the Montgomery Mall Property; (ii) make transfers of non-income producing portions of the Montgomery Mall Property to third parties or affiliates of the borrower; and (iii) dedicate portions of the Montgomery Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to certain conditions, including: (a) evidence that the transferee is not an affiliate of the borrower; and (b) with respect to any of the transfers described in (ii) and (iii), delivery of an officer’s certificate evidencing that such transfer, conveyance or encumbrance will not result in a material adverse effect on the value of the Montgomery Mall Property, the business operations or financial condition of the borrower or the ability of the borrower to repay the Montgomery Mall Loan Combination.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Montgomery Mall Property or if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower will be required to obtain a stand alone policy providing the same coverage for terrorism; provided, however (a) that the borrower will not be required to pay annual premiums in excess of two times the then-current annual premiums for the “all risk” insurance policy (excluding the catastrophic coverage of flood, earthquake and wind) and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to and reasonable for the geographic region where the Montgomery Mall Property is located, so long as in no event shall such deductible exceed 5% of the total insured values. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 365 days from the date that the Montgomery Mall Property is repaired or replaced and operations are resumed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. [4] – Pacific Design Center

Loan Information				Property Information
Mortgage Loan Seller:		Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):		NR/NR/NR		Property Type:	Mixed Use
Original Principal Balance(1):		$50,000,000		Specific Property Type:	Design Center/Office
Cut-off Date Principal Balance(1):		$50,000,000		Location:	West Hollywood, CA
% of Initial Pool Balance:		[ ]%		Size:	1,003,868 SF
Loan Purpose:		Refinance		Cut-off Date Principal Balance Per SF(1)(2):	$144.44
Borrower Name:		Pacific Design Center 1, LLC		Year Built/Renovated:	1975 & 1988/2001
Sponsor:		Charles S. Cohen		Title Vesting:	Fee
Mortgage Rate:		4.833%		Property Manager:	Cohen Brothers Realty Corporation of California
Note Date:		April 11, 2014		3rd Most Recent Occupancy (As of):	70.7% (12/31/2011)
Anticipated Repayment Date:		NAP		2nd Most Recent Occupancy (As of):	68.1% (12/31/2012)
Maturity Date:		July 11, 2024		Most Recent Occupancy (As of):	66.4% (12/31/2013)
IO Period:		60 months		Current Occupancy (As of)(4):	72.7% (3/3/2014)
Loan Term (Original):		123 months
Seasoning:		2 months
Amortization Term (Original):		360 months		Underwriting and Financial Information:
Loan Amortization Type:		Interest-only, Amortizing Balloon
Interest Accrual Method:		Actual/360		3rd Most Recent NOI (As of):	$14,822,107 (12/31/2012)
Call Protection:		L(35),GRTR 1% or YM(84),O(4)		2nd Most Recent NOI (As of):	$13,586,224 (12/31/2013)
Lockbox Type:		Hard/Upfront Cash Management		Most Recent NOI (As of):	$13,550,093 (TTM 2/28/2014)
Additional Debt(1)(2):		Yes		U/W Revenues:	$29,877,168
Additional Debt Type(1)(2):		Pari Passu and Mezzanine		U/W Expenses:	$14,789,495
				U/W NOI:	$15,087,674
				U/W NCF:	$14,237,983
				U/W NOI DSCR(1)(2):	1.65x
Escrows and Reserves(3):				U/W NCF DSCR(1)(2):	1.55x
				U/W NOI Debt Yield(1)(2):	10.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(2):	9.8%
Taxes	$738,404	$184,601	NAP	As-Is Appraised Value:	$310,000,000
Insurance	$344,266	$86,067	NAP	As-Is Appraisal Valuation Date:	March 6, 2014
Replacement Reserve	$0	$20,914	NAP	Cut-off Date LTV Ratio(1)(2):	46.8%
TI/LC Reserve	$2,000,000	$50,000	$3,000,000	LTV Ratio at Maturity or ARD(1)(2):	42.8%

(1)	The Pacific Design Center Loan Combination, totalling $145,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). Note A-2 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and will be contributed to the WFCM 2014-LC16 Trust. Note A-1 had an original principal balance of $95,000,000 and is expected to be contributed to a future trust. All LTV, DSCR, debt yield and Cut-off Date principal balance per square foot numbers are based on the $145,000,000 Pacific Design Center Loan Combination.
(2)	See “Subordinate and Mezzanine Indebtedness” section. The equity interests in the borrower have been pledged to secure mezzanine indebtedness with a principal balance of $20,000,000. All LTV, DSCR, debt yield and Cut-off Date Principal Balance per square foot numbers shown in the chart above are based solely on the $145,000,000 Pacific Design Center Loan Combination. As of the Cut-off Date, with respect to the Pacific Design Center Loan Combination and the related mezzanine financing, the balance per square foot is $164.36, the combined underwritten NCF DSCR is 1.27x, the combined Cut-off Date LTV ratio is 53.2% and the combined underwritten NCF Debt Yield is 8.6%.
(3)	See “Escrows” section.
(4)	The occupancy presented above includes approximately 70,210 square feet of “Design Lab” space on the second floor of the Blue Building that is currently occupied by art galleries. The related borrower does not charge any rent to these tenants, and considers the galleries an amenity to design tenants. Exclusive of the 2nd floor design space, the occupancy of the Pacific Design Center Property as of March 3, 2014 was 65.7%.

The Mortgage Loan. The mortgage loan (the “Pacific Design Center Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a fee interest in the two buildings of the Pacific Design Center totaling 1,003,868 square feet in West Hollywood, California (the “Pacific Design Center Property”). The Pacific Design Center Loan Combination was originated on April 11, 2014 by Ladder Capital Finance LLC. The Pacific Design Center Loan Combination had an original principal balance of $145,000,000, has an outstanding principal balance as of the Cut-off Date of $145,000,000 and accrues interest at an interest rate of 4.833% per annum. The Pacific Design Center Loan Combination had an initial term of 123 months, has a remaining term of 121 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Pacific Design Center Loan Combination matures on July 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PACIFIC DESIGN CENTER

Note A-2 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000, and will be contributed to the WFCM 2014-LC16 Trust (the “Pacific Design Center Mortgage Loan”). Note A-1, which is the controlling note with respect to the Pacific Design Center Loan Combination and is expected to be contributed to a future trust, had an original principal balance of $95,000,000 and has an outstanding principal balance as of the Cut-off Date of $95,000,000 (the “Pacific Design Center Companion Loan”); however, the lender provides no assurances that any non-securitized note will not be split further. The Pacific Design Center Mortgage Loan and the Pacific Design Center Companion Loan together comprise the Pacific Design Center Loan Combination.

Following the lockout period, the borrower has the right to voluntarily prepay the Pacific Design Center Loan Combination in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1% on the principal amount being prepaid on any date before April 11, 2024. In addition, the Pacific Design Center Mortgage Loan is prepayable without penalty on or after April 11, 2024.

Sources and Uses(1)

Sources			Uses
Original loan combination amount	$145,000,000	87.9%	Loan payoff	$135,708,714	82.2%
Mezzanine loan	20,000,000	12.1	Return of equity	25,329,856	15.4
			Reserves	2,000,000	1.2
			Closing costs	1,961,431	1.2
Total Sources	$165,000,000	100.0%	Total Uses	$165,000,000	100.0%
(1)	The Pacific Design Center Property was previously securitized in CSFB 2004-C3.

The Property. The Pacific Design Center Property is comprised of an approximately 1.4 million square foot mixed use facility located at the corner of Melrose Avenue and San Vicente Boulevard in the heart of the design district in West Hollywood, California. The Pacific Design Center consists of office space, design space, a branch of the Los Angeles Museum of Contemporary Art, two Wolfgang Puck restaurants and associated parking spaces. The Pacific Design Center Property consist of two buildings: a 385,088 square foot building constructed in 1988 and known as the Green Building that contains 278,813 square feet of rentable office space and 106,275 square feet of design showroom space; and a 611,639 square foot building constructed in 1975 and known as the Blue Building that is entirely design showroom space. The Pacific Design Center also features the Red Building, a 420,000 square foot office constructed in 2012-2013 that is not collateral for the loan. The Red Building was constructed by the sponsor under separate financing from Union Labor Life Insurance Company (“ULICO”), and is currently encumbered by an approximately $137.0 million ($326 per square foot) first mortgage loan.

The entire Pacific Design Center was designed by architect Cesar Pelli, whose architectural credits include the TWA building at JFK International, the World Financial Center in lower Manhattan, the Wells Fargo Center in Minneapolis, Minnesota, the Aria Resort and Casino in Las Vegas, Nevada and the Canary Wharf development in London.

The sponsor originally acquired the Pacific Design Center Property in 1999 for a total purchase price of $165,000,000 ($164 per square foot). Both the Green Building and the Blue Building were each delivered as entirely showroom space. Following the acquisition of the Pacific Design Center Property, the sponsor subsequently invested $50 million in order to renovate the Pacific Design Center Property. The sponsor’s renovation work included the development of the plaza and fountain on San Vicente Boulevard, interior renovations to the Blue and Green Buildings to position them as first class design space, and the conversion of the top six floors of the Green Building to office space. Following the conversion of the office space, the sponsor was able to secure a long term lease with the Interpublic Group for a 15-year term expiring in January 2017.

The Pacific Design Center Property generates foot traffic from its design tenants and ancillary amenities. The design space at the Pacific Design Center Property has generated an average of approximately 1,775 visitors per week, with traffic increasing by 10% between 2012 and 2013. In addition to the design space, the Museum of Contemporary Arts (MOCA) at Pacific Design Center currently generates monthly foot traffic of approximately 1,000 visitors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PACIFIC DESIGN CENTER

The following table presents certain information relating to the tenancy at the Pacific Design Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Interpublic Group(2)(3)	BBB/Baa3/BB+	211,961	21.1%	$26.05	$5,522,245	24.3%	Various(4)
Holly Hunt/ Kneedler/Knoll	NR/NR/BB	41,768	4.2%	$44.47	$1,857,220	8.2%	Various(5)
Baker Knapp & Tubbs	NR/NR/NR	18,620	1.9%	$33.53	$624,420	2.8%	10/31/2014
Kravet Fabrics	NR/NR/NR	12,576	1.3%	$48.00	$603,648	2.7%	11/30/2017
Janus et Cie	NR/NR/NR	13,317	1.3%	$40.18	$535,080	2.4%	8/31/2015
Total Major Office Tenants		298,242	29.7%	$30.66	$9,142,613	40.3%

Non-Major Tenants(6)		431,536	43.0%	$31.40	$13,548,087	59.7%

Occupied Collateral Total(6)		729,778	72.7%	$31.09	$22,690,700	100.0%

Vacant Space		274,090	27.3%

Collateral Total		1,003,868	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	16,175 square feet of the Interpublic Group space is leased to Imada Wong Communications Group, a subsidiary of Interpublic Group.
(3)	Imada Wong (subsidiary of Interpublic Group) has a termination option effective October 31, 2015 for its space, provided the tenant gives written notice by February 1, 2015 and the tenant pays a termination fee of $107,208.
(4)	Includes 200 square feet expiring 5/31/2014, 84 square feet expiring 7/31/2014, 300 square feet expiring 9/30/2014, 100 square feet expiring 12/31/2014, sixteen leases, aggregating 203,276 square feet, all expiring 1/31/2017, and 8,000 square feet expiring 3/31/2019.
(5)	In addition to Holly Hunt, the Pacific Design Center Property is occupied by Holly Hunt subsidiaries Kneedler and Knoll. The lease expiration dates of these tenants are April 30, 2018 (21,276 square feet, Kneedler), April 30, 2018 (1,068 square feet, Knoll), 12/31/2018 (2,303 square feet, Knoll), and 12/31/2020 (17,120 square feet, Holly Hunt).
(6)	The non-major tenants total includes 70,210 SF of gallery space (“DesignLab”). This space is used as a tenant amenity but has no rent associated with it. Excluding the DesignLab, the Annual U/W Base Rent PSF is $37.50 and for non-major tenants and $34.40 for occupied tenants.

The following table presents certain information relating to the lease rollover schedule at the Pacific Design Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	29	71,039	7.1%	71,039	7.1%	$2,794,890	$39.34
2014	26	16,785	1.7%	87,824	8.7%	$595,450	$35.48
2015	16	45,880	4.6%	133,704	13.3%	$2,034,881	$44.35
2016	22	47,448	4.7%	181,152	18.0%	$1,838,294	$38.74
2017	41	278,361	27.7%	459,513	45.8%	$8,732,963	$31.37
2018	27	83,474	8.3%	542,987	54.1%	$4,109,707	$49.23
2019	9	41,890	4.2%	584,877	58.3%	$1,299,672	$31.03
2020	4	29,569	2.9%	614,446	61.2%	$983,033	$33.25
2021	7	26,212	2.6%	640,658	63.8%	$1,061,164	$40.48
2022	4	12,197	1.2%	652,855	65.0%	$553,756	$45.40
2023	2	3,377	0.3%	656,232	65.4%	$86,990	$25.76
2024	2	25,397	2.5%	681,629	67.9%	$895,568	$35.26
Thereafter	13	48,149	4.8%	729,778	72.7%	$442,523	$9.19
Vacant	0	274,090	27.3%	1,003,868	100.0%	$0	$0.00
Total/Weighted Average	202	1,003,868	100.0%			$25,428,890	$34.84

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PACIFIC DESIGN CENTER

The following table presents historical occupancy percentages at the Pacific Design Center Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/3/2014(2)(3)
70.7%	68.1%	66.4%	72.7%
(1)	Information obtained from the borrower.
(2)	The occupancy rate by space type at the Pacific Design Center Property is 77.5% office, 70.7% design space (61.0% excluding gallery space), and 83% storage square feet. The occupancy of the Green Building is 80.1% and the occupancy of the Blue Building is 67.9% (56.5% excluding gallery space).
(3)	The occupancy presented above includes approximately 70,210 square feet of “Design Lab” space on the second floor of the Blue Building that is currently occupied by art galleries. The related borrower does not charge any rent to these tenants, and considers the galleries an amenity to design tenants. Exclusive of the 2nd floor DesignLab space, the occupancy of the Pacific Design Center Property as of March 3, 2014 was 65.7%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Pacific Design Center Property:

Cash Flow Analysis

	2012	2013	TTM 2/28/2014	U/W	U/W $ per SF
Base Rent	$22,130,364	$21,996,024	$21,842,607	$22,255,929	$22.17
Rent Steps	0	0	0	434,771	0.43
Grossed Up Vacant Space	0	0	0	13,516,655	13.46
Total Reimbursables	2,559,047	2,875,039	2,859,948	3,085,337	3.07
Other Income	4,189,409	3,835,531	3,937,746	4,101,131	4.09
Less Vacancy & Credit Loss	0	0	0	(13,516,655)(1)	(13.46)
Effective Gross Income	$28,878,820	$28,706,594	$28,640,300	$29,877,168	$29.76

Total Operating Expenses	$14,056,713	$15,120,370	$15,090,207	$14,789,495	$14.73

Net Operating Income	$14,822,107	$13,586,224	$13,550,093	$15,087,674	$15.03
TI/LC	0	0	0	598,724	0.60
Capital Expenditures	0	0	0	250,967	0.25
Net Cash Flow	$14,822,107	$13,586,224	$13,550,093	$14,237,983	$14.18

NOI DSCR	1.62x	1.48x	1.48x	1.65x
NCF DSCR	1.62x	1.48x	1.48x	1.55x
NOI DY	10.2%	9.4%	9.3%	10.4%
NCF DY	10.2%	9.4%	9.3%	9.8%
(1)	The underwritten economic vacancy is 32.3%. The Pacific Design Center Property was 72.7% physically occupied as of March 3, 2014.

Appraisal. As of the appraisal valuation date of March 6, 2014, the Pacific Design Center Property had an “as-is” appraised value of $310,000,000. The Appraisal concluded to a land value of $147,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated March 20, 2014, there was no evidence of any recognized environmental conditions at the Pacific Design Center Property.

Market Overview and Competition. The Pacific Design Center Property is located on Melrose Avenue in West Hollywood, California directly off Santa Monica Boulevard, a primary east/west thoroughfare in Los Angeles. Santa Monica Boulevard connects Highway 405 and the 101 Freeway. The Pacific Design Center Property is located in an affluent area within a mile of Beverly Hills, Bel-Air, and the Hollywood Hills. Given the nature of the Pacific Design Center Property’s luxury showroom space, it is able to cater to the affluent population base in the immediate area.

The Pacific Design Center Property’s immediate area is known as the West Hollywood Design District (WHDD), and is a cultural destination for high-end design, art, fashion, dining, beauty, and more, and has been a premier Los Angeles shopping center since the 1950s. Today, WHDD is comprised of over 300 high-end retailers throughout Melrose Avenue, Beverly Boulevard, and Robertson Blvd. More specifically, Melrose Avenue is a shopping, dining and entertainment destination in Los Angeles that starts from Santa Monica Boulevard at the border between Beverly Hills and West Hollywood and ends at Lucille Avenue in Silver Lake. Melrose Avenue runs north of Beverly Boulevard and south of Santa Monica Boulevard.

According to a market report, retail spaces in the West Hollywood Design District range from approximately $30 to $120 per square foot, with the average rental rate for general retail space in West Hollywood around $54.81 per square foot. Most of the retailers in the area lease smaller spaces and tend to pay above market rent for the prime location. As a result, average rents surrounding the Pacific Design Center are significantly higher than the average rent of that current Pacific Design Center showroom tenants are paying (approximately $40 per square foot). Recent leasing in the Pacific Design Center Property’s submarket includes Rag & Bone, a high-end retailer for men and women’s clothing at 8533 Melrose Avenue, about 0.3 miles from the Pacific Design Center Property, with the tenant paying $90per square foot for 9,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PACIFIC DESIGN CENTER

The Pacific Design Center Property is located in Los Angeles County’s West Side Office Market. At 15.4%, the Pacific Design Center Property’s submarket has the lowest vacancy rate of any of Los Angeles’ six office markets. The direct vacancy rate was limited to 14.0%. The West Side Office Market has shown positive absorption of 488,070 square feet in 2011, 380,931 square feet in 2012, and 363,194 square feet in 2013. The West Side Office Market accounted for 70.0% of the overall office absorption in Los Angeles in 2012, and nearly 100.0% of the overall office absorption in 2013. The Pacific Design Center Property West Hollywood submarket has a Class A direct vacancy rate of 13.4% (excluding the Red Building).

The following table presents certain information relating to comparable office properties for the Pacific Design Center Property:

Competitive Set(1)

	Pacific Design Center (Subject)	1900 Avenue of the Stars	Hayden Creative - 8600 Hayden Place	9665 Wilshire
Market	Los Angeles, CA	Los Angeles, CA	Culver City, CA	Beverly Hills, CA
Distance from Subject	––	2.7 miles	4.8 miles	2.0 miles
Property Subtype	Design Center/Office	CBD Office	Suburban Office	CBD Office
Year Built/Renovated	1975 & 1988/2001	1968/2000	1976/2013	1972/1993
Total GLA	1,003,869 SF	606,745 SF	32,755 SF	171,114 SF
Total Occupancy	73%	91%	100%	93%
(1)	Information obtained from the underwritten rent roll and the appraisal.

The Borrower. The borrower is Pacific Design Center 1, LLC, a Delaware limited liability company and a single purpose entity with two independent directors. Legal counsel delivered a non-consolidation opinion in connection with the origination of the Pacific Design Center Loan Combination. Charles S. Cohen, is the guarantor of certain nonrecourse carveouts under the Pacific Design Center Loan Combination.

The Sponsor. Charles S. Cohen is owner, president and chief executive officer of Cohen Brothers Realty Corporation (“CBRC”), which has a portfolio of over 12 million square feet of office properties located in New York, Texas, Florida and Southern California. Key properties include the Decoration and Design Building in New York, International Plaza in New York, 805 Third Avenue in New York, and 475 Park Avenue South in New York. CBRC’s New York portfolio is comprised of six Class A office towers in midtown Manhattan.

Charles Cohen is one of the largest owners of design center space in the United States. Cohen’s design center portfolio totals nearly 3.3 million square feet and includes the Pacific Design Center Property, the Decoration and Design Building in New York, the Design Center of the Americas in Miami and the Decorative Center in Houston. As a design center landlord, Cohen has developed strong relationships with many of his tenants, with many tenants co-locating at numerous Cohen Brother’s design centers across the country. A total of 37 tenants at the property, comprising approximately 396,070 square feet (39.5% of the Pacific Design Center Property square footage), currently lease space at Cohen’s other design centers. Major tenants with co-locations include the Interpublic Group of Companies, Holly Hunt, Baker Knapp & Tubbs and Stark Carpet.

Subordinate and Mezzanine Indebtedness. Ladder Capital Finance LLC has made a $20,000,000 mezzanine loan (the “Pacific Design Center Mezzanine Loan”) to Pacific Design Center 1 Holdings, LLC, a Delaware limited liability company (the “Pacific Design Center Mezzanine Borrower”), which is secured by a pledge by the Pacific Design Center Mezzanine Borrower of its limited liability company interests in the Pacific Design Center Borrower. The Pacific Design Center Mezzanine Loan requires monthly interest-only payments for the first 60 months and thereafter monthly payments of interest based on an interest rate of 9.75% per annum and principal based on a 30-year amortization schedule.

Escrows. The loan documents provide for upfront reserves in the amount of $738,404 for real estate taxes and $344,266 for insurance. At closing of the Pacific Design Center Loan Combination, the borrower was also required to fund a tenant improvements and leasing commissions reserve in the amount of $2,000,000. The tenant improvements and leasing commissions reserve will be capped at $3,000,000 until the Pacific Design Center Property reaches 85% occupancy at which point the cap will be reduced to $2,000,000. The loan documents also provide for ongoing monthly reserves in the amount of $184,601 for real estate taxes; $86,067 for insurance; $20,914 for replacements and repairs, and $50,000 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Pacific Design Center Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all receipts payable with respect to the Pacific Design Center Property directly into the lockbox account. All amounts in the lockbox account are transferred on each business day to a cash management account controlled by the lender. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account after payment of debt service, operating expenses and required deposits into reserve accounts are made are disbursed to the borrower. During a Cash Trap Event Period, all excess cash flow will be held by the lender. During the continuance of an event of default under the Pacific Design Center Mortgage Loan, the lender may apply amounts in the cash management account to obligations under the Pacific Design Center Mortgage Loan in such order and priority as the lender shall determine in its discretion.

A “Cash Trap Event Period” will commence upon the earlier of: (i) the occurrence and continuance of an event of default under the Pacific Design Center Mortgage Loan; (ii) the occurrence and continuance of an event of default under the Mezzanine Loan Agreement; or (iii) NCF DSCR falling below 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PACIFIC DESIGN CENTER

A Cash Trap Event Period will expire, with regard to clause (i) or (ii) above, if the cure of the Event of Default is accepted or waived in writing by the lender or mezzanine lender as applicable, in its sole and absolute discretion, and with regard to clause (iii) above, if the Pacific Design Center Property generates a net cash flow DSCR equal to or greater than 1.20x for two consecutive months.

Property Management. The Pacific Design Center Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Pacific Design Center Property, subject to certain terms and conditions set forth in the loan documents, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee shall be a single purpose entity and its organizational documents shall be reasonably acceptable to the lender; (iii) the borrower shall have delivered a new non-consolidation opinion reflecting such transfer reasonably acceptable to the lender; (iv) if required by the lender, a rating agency confirmation from DBRS, KBRA and Moody’s that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates and similar confirmation with respect to the ratings of any securities backed by the Pacific Design Center Companion Loan; and (v) the Pacific Design Center Mezzanine Loan shall have been paid in full or assumed.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the special form insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Pacific Design Center Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended six-month period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. [5] – Purgatory Creek Apartments

Loan Information	Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR	Property Type:	Multifamily
Original Principal Balance:	$31,600,000	Specific Property Type:	Garden
Cut-off Date Principal Balance:	$31,600,000	Location:	San Marcos, TX
% of Initial Pool Balance:	[ ]%	Size:	286 units
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit:	$110,490
Borrower Name:	Elysian at Purgatory Creek, LP	Year Built/Renovated:	2012/NAP
Sponsor:	Sun Holdings Group	Title Vesting:	Fee
Mortgage Rate:	4.673%	Property Manager:	Grep South, LP
Note Date:	May 6, 2014	3rd Most Recent Occupancy (As of)(2):	NAP
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	93.7% (12/31/2012)
Maturity Date:	May 6, 2024	Most Recent Occupancy (As of):	94.8% (12/31/2013)
IO Period:	60 months	Current Occupancy (As of):	94.4% (5/2/2014)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI (As of):	$1,552,935 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$2,482,610 (12/31/2013)
Call Protection:	L(25),D(91),O(4)	Most Recent NOI (As of):	$2,541,501 (TTM 3/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None	U/W Revenues:	$4,173,418
Additional Debt Type:	NAP	U/W Expenses:	$1,670,831
U/W NOI:	$2,502,588
U/W NCF:	$2,445,388
U/W NOI DSCR:	1.28x
U/W NCF DSCR:	1.25x
Escrows and Reserves(1):	U/W NOI Debt Yield:	7.9%
U/W NCF Debt Yield:	7.7%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$42,200,000
Taxes	$288,964	$55,041	NAP	As-Is Appraisal Valuation Date:	April 4, 2013
Insurance	$22,152	$5,274	NAP	Cut-off Date LTV Ratio:	74.9%
Replacement Reserves	$0	$4,767	NAP	LTV Ratio at Maturity or ARD:	68.7%

(1)	See “Escrows” section.
(2)	Not available as the Purgatory Creek Apartments Property was constructed in 2012.

The Mortgage Loan. The mortgage loan (the “Purgatory Creek Apartments Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a 16 building, 286-unit, class A, garden-style multifamily property located in San Marcos, Texas (the “Purgatory Creek Apartments Property”). The Purgatory Creek Apartments Mortgage Loan was originated on May 6, 2014 by Rialto Mortgage Finance, LLC. The Purgatory Creek Apartments Mortgage Loan had an original principal balance of $31,600,000, has an outstanding principal balance as of the Cut-off Date of $31,600,000 and accrues interest at an interest rate of 4.673% per annum. The Purgatory Creek Apartments Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Purgatory Creek Apartments Mortgage Loan matures on May 6, 2024.

Following the lockout period, the borrower has the right to defease the Purgatory Creek Apartments Mortgage Loan in whole, but not in part, on any date before February 6, 2024. In addition, the Purgatory Creek Apartments Mortgage Loan is prepayable without penalty on or after February 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PURGATORY CREEK APARTMENTS

Sources and Uses

Sources			Uses
Original loan amount	$31,600,000	79.9%	Purchase Price	$39,500,000	99.9%
Sponsor's new cash contribution	8,611,115	21.4	Reserves	311,116	1.0
			Closing costs	399,998	0.1

Total Sources	$39,526,450	100.0%	Total Uses	$39,526,450	100.0%

The Property. The Purgatory Creek Apartments Property is a 286-unit, garden-style multifamily property consisting of 16 two- and three-story buildings situated on a 22.5-acre site located in San Marcos, Texas, approximately 30.0 miles south of Austin and 45.0 miles north of San Antonio, Texas. Additional buildings at the Purgatory Creek Apartments Property include a leasing office, clubhouse, and maintenance building. Community amenities include a two-tier, resort style pool, spa, steam room, sauna, 24-hour fitness center, clubhouse with full kitchen and bar area, business center, barbeque grills, outdoor fireplace, private garages, carports and breezeway garages and a laundry room in every building. Unit amenities include stainless-steel appliances with a built-in microwave, crown molding, walk-in closets, granite counters in kitchens, marble counters in bathrooms, patio/balcony with extra storage, washer/dryer connections or stackable washer and dryer, bookshelves, wine racks, and sound-reducing insulation. Select units feature a separate stand-up shower, side-by-side refrigerator with an ice/water dispenser, kitchen island, vaulted ceilings, and fireplace. The property contains 464 open parking spaces, 33 breezeway garage spaces, 24 detached garage spaces, and 32 carport spaces, reflecting an overall parking ratio of 1.9 spaces per unit. As of May 2, 2014, the Purgatory Creek Apartments Property was 94.4% occupied.

The following table presents certain information relating to the unit mix of the Purgatory Creek Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average In Place Monthly Rent per Unit
1 Bedroom/1 Bathroom	189	66.1%	822	$1,092
2 Bedroom/2 Bathroom	97	33.9%	1,233	$1,455
Total/Weighted Average	286	100.0%	961	$1,219
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Purgatory Creek Apartments Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(2)	12/31/2013(2)	5/2/2014
NAP	93.7%	94.8%	94.4%
(1)	Not available as the Purgatory Creek Apartments Property was constructed in 2012.
(2)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PURGATORY CREEK APARTMENTS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Purgatory Creek Apartments Property:

Cash Flow Analysis

	2012	2013	TTM 3/31/2014	U/W	U/W $ per Unit
Base Rent	$4,012,822	$4,151,812	$4,183,667	$3,956,340	$13,833
Grossed Up Vacant Space	0	0	0	236,088	825
Concessions	19,759	25,562	25,093	21,274	74
Other Income	255,696	375,933	391,810	391,810	1,370
Less Vacancy & Credit Loss	(1,355,428)	(420,171)	(405,443)	(389,546)(1)	(1,362)

Effective Gross Income	$2,893,331	$4,082,012	$4,144,941	$4,173,418	$14,592

Total Operating Expenses	$1,340,396	$1,599,402	$1,603,440	$1,670,831	$5,842

Net Operating Income	$1,552,935	$2,482,610(2)	$2,541,501	$2,502,588	$8,750
Capital Expenditures	0	0	0	57,200	200
Net Cash Flow	$1,552,935	$2,482,610	$2,541,501	$2,445,388	$8,550

NOI DSCR	0.79x	1.27x	1.30x	1.28x
NCF DSCR	0.79x	1.27x	1.30x	1.25x
NOI DY	4.9%	7.9%	8.0%	7.9%
NCF DY	4.9%	7.9%	8.0%	7.7%
(1)	The underwritten economic vacancy is 9.8%. The Purgatory Creek Apartments Property was 90.6% physically occupied as of May 2, 2014.
(2)	2013 NOI is higher than 2012 NOI since the Purgatory Creek Apartments Property was built in 2012, and was ramping up to stabilized occupancy through 2012 and 2013.

Appraisal. As of the appraisal valuation date of April 4, 2014, the Purgatory Creek Apartments Property had an “as-is” appraised value of $42,200,000.

Environmental Matters. According to a Phase I environmental assessment dated April 9, 2014, there was no evidence of any recognized environmental conditions at the Purgatory Creek Apartments Property.

Market Overview and Competition. The Purgatory Creek Apartments Property is located in San Marcos, Texas, approximately 30 miles south of Austin and 45 miles north of San Antonio, Texas. According to the appraisal, San Marcos is part of the Austin-Round Rock-San Marcos combined statistical area (the “Austin CBSA”), which had a 2013 population of 1.9 million and an unemployment rate of 4.8% as of February 2014. Austin, the state capitol of Texas, is continually one of the fastest growing metro areas in the United States with a population growth rate of 3.11% annually from 2000 to 2013. Located approximately 1.8 miles northeast of the Purgatory Creek Apartments Property, the Texas State University San Marcos campus had a 2013 total enrollment of 35,568, up from 29,105 in 2009. Texas State University San Marcos opened in 1903 as a two-year teacher training institution and the university has now grown into a state supported university that offers 114 undergraduate, 81 graduate and five doctorate programs. Primary regional access is provided by Interstate 35, a major north/south thoroughfare which connects Austin to the north and San Antonio to the south. The Purgatory Creek Apartments Property is located approximately 0.9 miles west of Interstate 35 at the intersection of Hunter Road and Wonder World Drive (Route 12). According to a market research report, the estimated 2013 population and average household income within a one, three-, and five-mile radius of the Purgatory Creek Apartments Property is 4,507, 39,211, and 58,428, respectively, and $50,238, $45,466, and $45,191, respectively. From 2000 to 2013, the population within a five-mile radius grew 38.0%.

According to third party a market research report, the Purgatory Creek Apartments Property is located in the Austin multifamily market and the San Marcos/North Hays County class A multifamily submarket. As of the fourth quarter of 2013, the Austin multifamily market consisted of 170,418 units with a 4.5% vacancy rate and monthly asking rent of $981 per unit. As of the fourth quarter of 2013, the San Marcos/North Hays County class A multifamily submarket consisted of 3,868 units with a 7.0% vacancy rate and monthly asking rent of $1,045 per unit.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PURGATORY CREEK APARTMENTS

The following table presents certain information relating to some comparable multifamily properties for the Purgatory Creek Apartments Property:

Competitive Set(1)

	Purgatory Creek Apartments (Subject)	Savannah Club	Palazzo	Park Hill	Springmarc	Blanco River Lodge
Location	San Marcos, TX	San Marcos, TX	San Marcos, TX	San Marcos, TX	San Marcos, TX	San Marcos, TX
Distance to Subject	NAP	0.5 miles	1.0 mile	1.0 mile	1.25 miles	3.25 miles
Property Type	Garden	Garden	Garden	Garden	Garden	Garden
Number of Units	286	180	300	168	240	186
Effective Rent (per unit)	$1,243	$983	$966	$953	$923	$1,128
Year Built	2012	2003	1997	2000	2008	2010
1BR	$924-$1,335	$765-$845	$1,005-$1,199	$840-$865	$773-$800	$885
2BR	$1,389-$2,203	$1,060	$1,183-$1,450	$1,00-$1,185	$992-$1263	$1,055-$1,075
Utilities	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant	Paid by tenant
Total Occupancy	90%	93%	91%	91%	90%	97%
(1)	Information obtained from the appraisal.

The Borrower. The borrower, Elysian at Purgatory Creek, LP, is a single purpose entity with one independent director. Elysian at Purgatory Creek, LP is a subsidiary of the sponsor, Sun Holdings Group. The guarantors of certain nonrecourse carveouts under the Purgatory Creek Apartments Mortgage Loan are Jacob Blatt, Oren Blatt and Yehonatan Sade.

The Sponsor. The sponsor, Sun Holdings Group, is a 25-year-old real estate investment management company, with operations throughout North America, Western Europe and Israel. Sun Holdings Group is headquartered in Tel Aviv, Israel with regional offices located in Montreal, Quebec, Boston, Massachusetts, Houston, Texas and Jacksonville, Florida. The sponsor is involved in the ownership and management of a portfolio consisting of nearly 250,000 square feet of commercial space, over 2,000 multifamily units and vacant land suitable for development with properties located in Boston, Montreal, Orlando, Miami, New Jersey, Houston and Tel Aviv. The Sun Holdings Group’s U.S. portfolio consists of six properties located in Massachusetts, Texas and Florida, with an estimated market value of $126 million.

Escrows. The loan documents provide for upfront reserves in the amount of $288,964 for real estate taxes, and $22,152 for insurance. The loan documents also provide for ongoing monthly escrow deposits of $55,041 for real estate taxes, $5,274 for insurance and $4,767 for replacement reserves.

Lockbox and Cash Management. Upon the occurrence and continuation of a Cash Sweep Event (as defined below) the Purgatory Creek Apartments Mortgage Loan requires the borrower to (i) establish a lender-controlled lockbox account and (ii) direct the manager to deposit all receipts payable (and other amounts received) with respect to the Purgatory Creek Apartments Mortgage Loan directly into the lockbox account within one business day of receipt. The Purgatory Creek Apartments Mortgage Loan documents also require the borrower to deposit any amounts it receives into the lockbox account within one business day of receipt. Funds in the lockbox account will be transferred to a cash management account controlled by the lender and all excess cash flow will be held as additional collateral for the Purgatory Creek Apartments Mortgage Loan.

A “Cash Sweep Event” will commence upon (i) the occurrence and continuance of an event of default; (ii) any bankruptcy action of the borrower or the guarantor; or (iii) any bankruptcy action of the manager provided that the borrower has not replaced the manager with a qualified manager acceptable to the lender within 30 days. A Cash Sweep Event will end with respect to clause (i), when such event of default has been cured, and with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed among other conditions, and with respect to clause (iii), when the borrower has replaced the manager with a qualified manager acceptable to the lender or when such bankruptcy petition has been discharged, stayed or dismissed among other conditions.

Property Management. The Purgatory Creek Apartments Property is managed by Grep South, LP.

Assumption. The borrower has the right to transfer the Purgatory Creek Apartments Property after the first anniversary of the loan closing date, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PURGATORY CREEK APARTMENTS

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Purgatory Creek Apartments Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. [6] – Weatherford Ridge

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$31,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$31,000,000			Location:	Weatherford, TX
% of Initial Pool Balance:	[]%			Size(3):	239,590 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(3):	$129.39
Borrower Name:	Weatherford I-20/Main ST LP			Year Built/Renovated(4):	2008/NAP
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.590%			Property Manager:	CentreCorp Management Services LLLP
Note Date:	May 6, 2014			3rd Most Recent Occupancy (As of):	94.8% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	89.5% (12/31/2012)
Maturity Date:	June 1, 2024			Most Recent Occupancy (As of):	96.4% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of):	97.0% (4/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(5):	$1,933,484 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(5):	$2,024,830 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(5):	$2,714,289 (TTM 2/28/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,987,883
				U/W Expenses:	$1,203,870
				U/W NOI(5):	$2,784,014
				U/W NCF:	$2,630,888
Escrows and Reserves(2):				U/W NOI DSCR:	1.46x
				U/W NCF DSCR:	1.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.0%
Taxes	$142,385	$28,477	NAP	U/W NCF Debt Yield:	8.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$41,400,000
Replacement Reserves	$0	$2,070	NAP	As-Is Appraisal Valuation Date:	March 21, 2014
TI/LC Reserve	$0	$10,000	$360,000	Cut-off Date LTV Ratio:	74.9%
Bed Bath & Beyond Co-Tenancy Reserve	$500,000	$0	$1,000,000	LTV Ratio at Maturity or ARD:	65.7%
Belk Litigation Dispute Reserve	$300,000	$0	NAP

(1)	The sponsors are The Sterling Land and Shopping Center Development Fund I LLLP and The Sterling Land and Shopping Center Development Fund I.
(2)	See “Escrows” section.
(3)	Belk owns their own improvements and is a lessee under a ground lease from the borrower. Size and Cut-off Date Principal Balance Per SF includes 73,959 square feet of improvements owned by Belk.
(4)	The Weatherford Ridge property was built in stages between 2008 and 2012.
(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Weatherford Ridge Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Weatherford, Texas (the “Weatherford Ridge Property”). The Weatherford Ridge Mortgage Loan was originated on May 6, 2014 by Wells Fargo Bank, National Association. The Weatherford Ridge Mortgage Loan had an original principal balance of $31,000,000, has an outstanding principal balance as of the Cut-off Date of $31,000,000 and accrues interest at an interest rate of 4.590% per annum. The Weatherford Ridge Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only for the first 36 payments following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Weatherford Ridge Mortgage Loan matures on June 1, 2024.

Following the lockout period, the borrower has the right to defease the Weatherford Ridge Mortgage Loan in whole, but not in part, on any date before March 1, 2024. In addition, the Weatherford Ridge Mortgage Loan is prepayable without penalty on or after March 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WEATHERFORD RIDGE

Sources and Uses

Sources			Uses
Original loan amount	$31,000,000	100.0%	Loan payoff	$25,669,732	82.8%
			Reserves	942,385	3.0
			Closing costs	472,137	1.5
			Return of equity	3,915,746	12.6
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

The Property. The Weatherford Ridge Property is an anchored retail center containing approximately 239,590 square feet located in Weatherford, Texas. The Weatherford Ridge Property is shadow anchored by a tenant owned JC Penney, which is not part of the collateral. The Weatherford Ridge Property is anchored by Belk, who owns their own building, and other major tenants include: TJ Maxx, Bed Bath & Beyond, Michaels and Ulta Salon. Built in three phases between 2008 and 2012, the Weatherford Ridge Property consists of four buildings all situated on a 23.9-acre parcel. Phase I consists of 161,959 square feet and was completed in 2008; Phase II consists of 31,929 square feet and was completed in 2009; and Phase III consists of 45,700 square feet and was completed in 2012. The Weatherford Ridge Property provides approximately 1,169 surface parking spaces, resulting in a parking ratio of 7.1 spaces per 1,000 square feet of rentable area. As of April 1, 2014, the Weatherford Ridge Property was 97.0% leased to 30 tenants.

The following table presents certain information relating to the tenancy at the Weatherford Ridge Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenant
Belk(3)	NR/NR/NR	73,959	30.9%	$3.99	$295,108	9.9%	NAV	NAV	3/11/2028
Total Anchor Tenant		73,959	30.9%	$3.99	$295,108	9.9%

Major Tenants
TJ Maxx	NR/A3/A-	24,000	10.0%	$9.00	$216,000	7.3%	NAV	NAV	9/30/2022
Bed Bath & Beyond(4)	NR/NR/BBB+	20,392	8.5%	$9.75	$198,822	6.7%	NAV	NAV	1/31/2019
Michaels	NR/NR/NR	17,000	7.1%	$9.75	$165,750	5.6%	NAV	NAV	5/31/2018
Ulta Salon	NR/NR/NR	10,007	4.2%	$16.00	$160,112	5.4%	NAV	NAV	8/31/2018
Armed Forces Career Center	AAA/Aaa/AA+	4,700	2.0%	$33.40	$156,980	5.3%	NAP	NAP	9/17/2014
Total Major Tenants		76,099	31.8%	$11.80	$897,664	30.2%

Non-Major Tenants		82,310	34.4%	$21.64	$1,781,487	59.9%

Occupied Collateral Total		232,368	97.0%	$12.80	$2,974,259	100.0%

Vacant Space		7,222	3.0%

Collateral Total		239,590	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Tenants are not required to report sales.
(3)	Belk owns their improvements and are a lessee under a ground lease from the borrower. The Annual U/W Base Rent PSF for Total Major Tenants and Occupied Collateral Total include the square footage of the Belk owned improvements.
(4)	If JC Penney goes dark, Bed Bath & Beyond has the option to pay a reduced rent of 3.0% of gross sales up to 50.0% of the annual base rent prior to JC Penney going dark for 12 months. Bed Bath & Beyond can terminate its lease if JC Penney is not in occupancy for more than 12 consecutive months. See “Lockbox and Cash Management” section.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WEATHERFORD RIDGE

The following table presents certain information relating to the lease rollover schedule at the Weatherford Ridge Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	2	5,822	2.4%	5,822	2.4%	$185,288	$31.83
2015	3	8,993	3.8%	14,815	6.2%	$164,145	$18.25
2016	0	0	0.0%	14,815	6.2%	$0	$0.00
2017	0	0	0.0%	14,815	6.2%	$0	$0.00
2018	4	36,782	15.4%	51,597	21.5%	$480,912	$13.07
2019	11	53,013	22.1%	104,610	43.7%	$1,115,681	$21.05
2020	2	4,099	1.7%	108,709	45.4%	$92,475	$22.56
2021	1	4,000	1.7%	112,709	47.0%	$68,000	$17.00
2022	3	32,200	13.4%	144,909	60.5%	$355,400	$11.04
2023	3	13,500	5.6%	158,409	66.1%	$217,250	$16.09
2024	0	0	0.0%	158,409	66.1%	$0	$0.00
Thereafter	1	73,959(4)	30.9%	232,368	97.0%	$295,108	$3.99
Vacant	0	7,222	3.0%	239,590	100.0%	$0	$0.00
Total/Weighted Average	30	239,590	100.0%			$2,974,259	$12.80
(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)	NRSF includes the Belk owned improvements.

The following table presents historical occupancy percentages at the Weatherford Ridge Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/31/2014
94.8%	89.5%	96.4%	97.0%

(1)  Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Weatherford Ridge Property:

Cash Flow Analysis

	2011	2012(1)	2013(1)	TTM 2/28/2014	U/W	U/W $ per SF
Base Rent	$2,186,637	$2,274,094	$2,814,663	$2,824,912	$2,974,259	$12.41
Grossed Up Vacant Space	0	0	0	0	192,369	0.80
Percentage Rent	0	0	0	0	0	0.00
Total Reimbursables	679,931	700,165	1,015,525	1,107,166	1,013,624	4.23
Other Income	0	7,306	0	0	0	0.00
Less Vacancy & Credit Loss	(33,731)	(17,648)	(7,944)	0	(192,369)(2)	(0.80)
Effective Gross Income	$2,832,837	$2,963,917	$3,822,244	$3,932,079	$3,987,883	$16.64

Total Operating Expenses	$899,353	$939,087	$1,193,357	$1,217,789	$1,203,870	$5.02

Net Operating Income	$1,933,484	$2,024,830	$2,628,887	$2,714,289	$2,784,014	$11.62
TI/LC	0	0	0	0	120,000	0.50
Capital Expenditures	0	0	0	0	33,126	0.14
Net Cash Flow	$1,933,484	$2,024,830	$2,628,887	$2,714,289	$2,630,888	$10.98

NOI DSCR	1.02x	1.06x	1.38x	1.42x	1.46x
NCF DSCR	1.02x	1.06x	1.38x	1.42x	1.38x
NOI DY	6.2%	6.5%	8.5%	8.8%	9.0%
NCF DY	6.2%	6.5%	8.5%	8.8%	8.5%

(1)    The Weatherford Ridge Property was built in three phases. Phase I consists of 161,959 square feet and was delivered in April 2008; Phase II consists of 31,929 square feet was delivered in March 2009; and Phase III consists of 45,700 square feet and was delivered in June 2012.

(2)    The underwritten economic vacancy is 6.1%. The Weatherford Ridge Property was 97.0% physically occupied as of April 1, 2014.

Appraisal. As of the appraisal valuation date of March 21, 2014, the Weatherford Ridge Property had an “as-is” appraised value of $41,400,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WEATHERFORD RIDGE

Environmental Matters. According to the Phase I environmental report dated March 21, 2014, there was no evidence of any recognized environmental conditions at the Weatherford Ridge Property.

Market Overview and Competition. The Weatherford Ridge Property is located approximately 1.9 miles south of the Weatherford central business district and approximately 28.3 miles west of the Fort Worth central business district and 58.2 miles west of the Dallas central business district. The Weatherford Ridge Property is located at the intersection of South Main Street and Interstate 20, which is the primary east/west regional thoroughfare connecting Dallas and Fort Worth. The Weatherford Ridge Property is located within the only major retail location within a 20 mile trade area. Other retailers located at the intersection of South Main Street and Interstate 20 includes Lowe’s, Kohl’s, Best Buy, Ross, Walmart, Home Depot and Office Max. According to the appraisal, as of 2014, the estimated population within a three- and five-mile radius of the Weatherford Ridge Property is 23,637 and 33,583, respectively. The estimated average household income within the same three- and five-mile radius was $76,494 and $81,778, respectively.

The following table presents certain information relating to comparable retail properties for the Weatherford Ridge Property:

Competitive Set(1)

	Weatherford Ridge (Subject)	Parker Plaza	Weatherford Marketplace	College Park Center	Weatherford Commons
Location	Weatherford, TX	Weatherford, TX	Weatherford, TX	Weatherford, TX	Weatherford, TX
Distance from Subject	--	2.1 miles	0.4 miles	0.6 miles	0.3 miles
Property Type	Anchored Retail	Community Center	Anchored Retail	Neighborhood Center	Neighborhood Center
Year Built/Renovated	2008/NAP	1966/NAV	2008/NAV	1975/2009	2003/NAV
Anchors	Belk, TJ Maxx, Bed Bath & Beyond, Michaels	Brookshire’s Grocery, Factory Connection, Bealls, Family Dollar	Best Buy, Ross Dress for Less, PetSmart, Kohl’s	Big Lots, Fit For Life, North Texas Super Saver	Starbucks, Great Clips, GameStop
Total GLA	239,590 SF	119,179 SF	238,686 SF	147,615 SF	34,488 SF
Total Occupancy	97%	100%	95%	100%	78%

(1)      Information obtained from the appraisal.

The Borrower. The borrower is owned by a joint venture between North American Development Group (“NADG”) and The Retail Connection (“TRC”) and is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Weatherford Ridge Mortgage Loan. The Sterling Land and Shopping Center Development Fund I LLLP and The Sterling Land and Shopping Center Development Fund I, who together own 90% of the borrower, are the guarantors of certain nonrecourse carveouts under the Weatherford Ridge Mortgage Loan.

The Sponsors. The loan sponsors are The Sterling Land and Shopping Center Development Fund I LLLP and The Sterling Land and Shopping Center Development Fund I are controlled by John Preston. NADG was founded in 1977 in Canada by John Preston and has seven offices in the United States and five offices in Canada. NADG currently owns over 14.0 million square feet of shopping centers in the United States and Canada, with an additional four million square feet in development. NADG currently owns nine retail centers in Texas that total approximately 1.5 million square feet. TRC was founded in 2004 as a full service retail real estate service and investment firm and is based in Dallas, Texas. Currently, TRC represents over 225 retail and restaurant clients and owns approximately four million square feet of projects in development.

Escrows. The loan documents provide for upfront escrows in the amount of $142,385 for real estate taxes and $500,000 for the Bed Bath & Beyond (“BB&B”) co-tenancy reserve. If JC Penney (“JCP”) “goes dark,” BB&B can elect to pay a reduced rent of 3.0% of gross sales up to 50.0% of base rent (“Alternative Rent”) for 12 months. If the JCP space remains “dark” for more than 12 consecutive months, BB&B can terminate its lease. The $500,000 co-tenancy reserve will be released to the borrower after the lender receives a fully executed lease amendment modifying the BB&B co-tenancy provision in its lease to include JCP and any one of Belk, TJ Maxx or Michaels going dark (a “BB&B Lease Modification Event”). The loan documents also provide for an upfront reserve of $300,000 for the Belk dispute reserve, which represents the amount Belk has offered to accept in a settlement of certain claims against the borrower relating to the borrower’s alleged failure to deliver Belk’s pad in accordance with the Belk’s lease. The loan documents also provide for ongoing monthly escrow deposits of $28,477 for real estate taxes, $2,070 for replacement reserves and $10,000 for ongoing tenant improvements and leasing commissions. The tenant improvements and leasing commissions reserve is capped at $360,000 provided (i) no event of default has occurred and is continuing; (ii) the amortizing net cash flow debt service coverage ratio is equal to or greater than 1.10x for any calendar month; and (iii) the net cash flow debt yield is equal to or greater than 7.5% for any calendar month. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) insurance is maintained pursuant to one or more blanket policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

Lockbox and Cash Management. The Weatherford Ridge Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WEATHERFORD RIDGE

lockbox account are swept into the borrowers’ operating account on a daily basis. During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the amortizing debt service coverage ratio falling below 1.10x; (iii) the net cash flow debt yield is less than 7.5%; (iv) the commencement of a Tenant Trigger Period (as defined below); (v) the commencement of a BB&B Co-Tenancy Reserve Trigger Period (as defined below); (vi) the commencement of a BB&B Co-Tenancy Event Period (as defined below); and (vii) the commencement of a Belk Dispute Period (as defined below).

A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the amortizing debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters; with regard to clause (iii), upon the date the net cash flow debt yield is greater than or equal to 7.75% for two consecutive calendar quarters; with regards to clause (iv), upon the termination of such Tenant Period; with regard to clause (v), upon the termination of a BB&B Co-Tenancy Reserve Period; with regard to clause (vi), the termination of a BB&B Co-Tenancy Event Period; and with regard to clause (vii), the termination of a Belk Dispute Period.

A “Tenant Period” will commence upon the occurrence of (i) the amortizing debt service coverage ratio is less than 1.25x and (ii) the earlier of Belk (a) being in monetary default under its lease or (b) Belk “going dark.” A Tenant Period will terminate, with regard to clause (i), when the amortizing debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters; or with regard to clause (ii)(a), Belk not being in monetary default under its lease for two consecutive quarters or (z) one or more replacement tenants, which are similar in credit and reputation to Belk are in occupancy in substantially all of the space currently occupied by Belk and open for business and paying full unabated rent with a lease satisfactory to the lender having an original term of at least five years; or with regard to clause (ii)(b) Belk has taken occupancy of its space and is open for business for two consecutive quarters or (z) above.

A “BB&B Co-Tenancy Reserve Period” will commence on November 1, 2014 and will end upon the earlier of (i) the funds on deposit in the BB&C co-tenancy reserve equal $1,000,000 or (ii) a BB&B Lease Modification Event occurred.

A “BB&B Co-Tenancy Event Period” will commence upon (i) JCP “going dark;” and (ii) BB&B is paying Alternative Rent. A BB&B Co-Tenancy Event Trigger Period will end with regard to clause (i) and (ii), when BB&B has commenced paying full, unabated fixed rent for two consecutive quarters or a BB&B Lease Modification Event has occurred.

A “Belk Dispute Period” will commence 45 days after the earlier to occur (i) a final non-appealable judgment being entered in any litigation relating to the Belk dispute against the borrower in an amount greater than $300,000; or (ii) the final settlement of the dispute is more than $300,000. A Belk Dispute Trigger will end with regard to clause (i) or (ii), when an amount equal to the excess of any judgment or settlement amount over $300,000 has been deposited into the Belk dispute reserve.

Property Management. The Weatherford Ridge Property is managed by CentreCorp Management Services LLLP.

Assumption. The borrower has a two-time right to transfer the Weatherford Ridge Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee’s experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Weatherford Ridge Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. [7] – Harlequin Plaza

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$28,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$28,000,000			Location:	Greenwood Village, CO
% of Initial Pool Balance:	[ ]%			Size:	329,926 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$84.87
Borrower Name:	Orchard & Greenwood LLC			Year Built/Renovated:	1980/2013
Sponsor:	Unico Laird Norton JV Two LLC			Title Vesting:	Fee
Mortgage Rate:	4.580%			Property Manager:	Self-managed
Note Date:	May 2, 2014			3rd Most Recent Occupancy (As of)(2):	51.2% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(2):	58.4% (12/31/2012)
Maturity Date:	June 1, 2024			Most Recent Occupancy (As of)(2):	69.3% (12/31/2013)
IO Period:	120 months			Current Occupancy (As of)(3):	88.7% (1/1/2014)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(4):	$1,627,363 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4):	$1,201,566 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of)(4):	$864,794 (TTM 2/28/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$5,886,210
				U/W Expenses:	$2,556,432
				U/W NOI(4):	$3,329,778
Escrows and Reserves(1):				U/W NCF:	$2,952,288
				U/W NOI DSCR:	2.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	2.27x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield:	11.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	10.5%
Replacement Reserves	$0	$5,499	$197,956	As-Is Appraised Value:	$46,600,000
TI/LC Reserve	$0	$29,418	$2,000,000	As-Is Appraisal Valuation Date:	March 24, 2014
Deferred Maintenance	$213,031	$0	NAP	Cut-off Date LTV Ratio:	60.1%
Rent Concession Reserve	$908,139	$0	NAP	LTV Ratio at Maturity or ARD:	60.1%
MKK Consulting Engineers, Inc. Prepaid Rent	$140,693	$0	NAP

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section
(3)	Current occupancy includes 2,969 square feet leased to Bellco Credit Union (“Bellco”) that has a lease expiration on November 1, 2014. Bellco is not renewing its lease and the space was underwritten as vacant. Excluding Bellco, the Harlequin Plaza Property is 87.7% occupied.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Harlequin Plaza Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two adjacent office buildings located in Greenwood Village, Colorado (the “Harlequin Plaza Property”). The Harlequin Plaza Mortgage Loan was originated on May 2, 2014 by Wells Fargo Bank, National Association. The Harlequin Plaza Mortgage Loan had an original principal balance of $28,000,000, has an outstanding principal balance as of the Cut-off Date of $28,000,000 and accrues interest at an interest rate of 4.580% per annum. The Harlequin Plaza Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the term of the Harlequin Plaza Mortgage Loan. The Harlequin Plaza Mortgage Loan matures on June 1, 2024.

Following the lockout period, the borrower has the right to defease the Harlequin Plaza Mortgage Loan in whole, but not in part, on any date before March 1, 2024. In addition, the Harlequin Plaza Mortgage Loan is prepayable without penalty on or after March 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARLEQUIN PLAZA

Sources and Uses

Sources			Uses
Original loan amount	$28,000,000	100.0%	Loan payoff	$21,761,414	77.4%
			Reserves	1,374,540	4.9
			Closing costs	689,397	2.5
			Return of equity	$4,274,649	15.2
Total Sources	$28,000,000	100.0%	Total Uses	$28,100,000	100.0%

The Property. The Harlequin Plaza Property is comprised of two adjacent three and four-story office buildings situated on approximately 18.1 acres located in Greenwood Village, Colorado, approximately 14 miles southeast of the Denver central business district. The Harlequin Plaza Property was built in 1980 and was renovated in 2013. The Harlequin Plaza Property was 63.9% leased when the sponsors purchased the property in October 2012 and the sponsor subsequently invested approximately $9.1 million on tenant improvements and leasing commissions to re-tenant the Harlequin Plaza Property as well as building improvements, which include upgrades to common areas, lighting and a glass façade replacement.

Occupancy for the past 15 years has averaged 87.5%, with the exception of two periods – 15 months in 2004-2005 and between the second quarter of 2010 through year end of 2013. Since acquiring the Harlequin Plaza Property in October 2012, approximately 200,000 square feet of new and renewal leases were signed. Amenities at the Harlequin Plaza Property include a fitness center with showers and locker room, two classroom style conference rooms, on-site deli a 46,000 square foot outdoor plaza between the buildings with tables/chairs, benches and umbrellas. As of March 12, 2014 the Harlequin Plaza Property was 88.7% leased to 14 tenants.

The following table presents certain information relating to the tenancy at the Harlequin Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Cherry Creek Mortgage Co, Inc.	NR/NR/NR	71,483(1)(2)	21.7%	$20.80	$1,486,707	25.8%	11/30/2018(3)(4)
Dex One Service, Inc.	NR/Caa1/B-	66,432	20.1%	$21.00	$1,395,072	24.2%	2/28/2019(5)
Bellco Credit Union	NR/NR/NR	56,557(6)	17.1%	$20.00	$1,131,140	19.6%	12/31/2022
MKK Consulting Engineers, Inc.	NR/NR/NR	21,123	6.4%	$17.87	$377,471	6.5%	9/30/2017
Richfield Hospitality, Inc.	NR/NR/NR	15,649	4.7%	$17.85	$279,306	4.8%	9/30/2016
Total Major Tenants		231,244	70.0%	$20.19	$4,669,697	81.0%

Non-Major Tenants		58,171	17.7%	$18.80	$1,093,328	19.0%

Occupied Collateral Total		289,415	87.7%	$19.91	$5,763,025	100.0%

Vacant Space		40,511	12.3%

Collateral Total		329,926	100.0%

(1)	Total square footage includes 706 square feet of conference room space which is leased on a month-to-month basis. No rent was attributed to the Annual U/W Base Rent.
(2)	Bellco occupies 3,076 square feet until June 30, 2014 and Cherry Creek Mortgage Co., Inc. (“CCMC”) will take occupancy on July 1, 2014 and will commence paying rent on October 1, 2014. An escrow of $15,956 was collected at closing to account for the rent abatement period. Bellco is currently paying $20.00 per square foot
(3)	CCMC may contract up to 25,000 square feet on November 1, 2014, November 1, 2015 or November 1, 2016 with seven months notice.
(4)	7,027 square feet expires on August 31, 2015.
(5)	Dex One Service, Inc. has a one-time termination right on October 31, 2017 with nine months notice and the payment of a termination fee equal to two months base rent, the tenant’s pro-rata share of the Harlequin Plaza Property expenses and taxes plus unamortized tenant improvements and leasing commissions.
(6)	Bellco is currently occupying 2,969 square feet with a lease expiration of November 1, 2014. Bellco is not renewing its lease and the space was underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARLEQUIN PLAZA

The following table presents certain information relating to the lease rollover schedule at the Harlequin Plaza Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	706	0.2%	706	0.2%	$0	$0.00
2014	2	12,102	3.7%	12,808	3.9%	$197,885	$16.35
2015	2	8,124	2.5%	20,932	6.3%	$152,475	$18.77
2016	2	19,900	6.0%	40,832	12.4%	$352,944	$17.74
2017	2	25,749	7.8%	66,581	20.2%	$472,304	$18.34
2018	12	79,868	24.2%	146,449	44.4%	$1,692,429	$21.19
2019	6	78,418	23.8%	224,867	68.2%	$1,600,032	$20.40
2020	1	7,991	2.4%	232,858	70.6%	$163,815	$20.50
2021	0	0	0.0%	232,858	70.6%	$0	$0.00
2022	4	56,557	17.1%	289,415	87.7%	$1,131,140	$20.00
2023	0	0	0.0%	289,415	87.7%	$0	$0.00
2024	0	0	0.0%	289,415	87.7%	$0	$0.00
Thereafter	0	0	0.0%	289,415	87.7%	$0	$0.00
Vacant	0	40,511	12.3%	329,926	100.0%	$0	$0.00
Total/Weighted Average	32(4)	329,926	100.0%			$5,763,025	$19.91

(1)    Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)    Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)    Multiple tenants operate under more than one lease. There are 14 tenants and 32 leases.

The following table presents historical occupancy percentages at the Harlequin Plaza Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)(2)	12/31/2013(1)	1/1/2014(3)
51.2%	58.4%	69.3%	88.7%

(1)	Information obtained from the borrower.
(2)	The borrower purchased the Harlequin Plaza Property in October 2012 when the property was 63.9% occupied.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Harlequin Plaza Property:

Cash Flow Analysis

	2011(1)	2012	2013	TTM 2/28/2014	U/W(2)	U/W $ per SF
Base Rent	$4,233,235	$3,412,106	$3,851,400	$4,102,399	$5,763,025	$17.47
Grossed Up Vacant Space	0	0	0	0	771,729	2.34
Total Reimbursables	140,629	16,358	16,160	16,320	16,320	0.05
Other Income	183,657	91,872	88,679	104,335	104,335	0.32
Less Vacancy & Free Rent	(181,092)	(62,754)	(388,619)	(811,323)	(771,729)(3)	(2.34)
Effective Gross Income	$4,376,429	$3,457,667	$3,571,318	$3,418,151	$5,886,210	$17.84

Total Operating Expenses	$2,749,066	$2,256,101	$2,506,467	$2,553,357	$2,556,432	$7.75

Net Operating Income	$1,627,363	$1,201,566	$1,064,851	$864,794	$3,329,778	$10.09

TI/LC	0	0	0	0	311,505	0.94
Capital Expenditures	0	0	0	0	65,985	0.20
Net Cash Flow	$1,627,363	$1,201,566	$1,064,851	$864,794	$2,952,288	$8.95

NOI DSCR	1.25x	0.92x	0.82x	0.67x	2.56x
NCF DSCR	1.25x	0.92x	0.82x	0.67x	2.27x
NOI DY	5.8%	4.3%	3.8%	3.1%	11.9%
NCF DY	5.8%	4.3%	3.8%	3.1%	10.5%
(1)	In 2010 and 2011, Regis University (38,326 square feet), Fidelity Title (23,661 square feet) and DR Horton (32,819 square feet) vacated.
(2)	The borrower purchased the property from a joint venture between JER Partners and Circle Capital Management in October 2012 when the Harlequin Plaza Property was 63.9% occupied. The sponsor has invested approximately $9.1 million in property renovations and re-tenanting costs and executed 94,698 square feet of new leases since acquiring the Harlequin Plaza Property.
(3)	The underwritten economic vacancy is 11.8%. The Harlequin Plaza Property was 88.7% physically occupied as of January 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARLEQUIN PLAZA

Appraisal. As of the appraisal valuation date of March 24, 2014, the Harlequin Plaza Property had an “as-is” appraised value of $46,600,000.

Environmental Matters. According to the Phase I environmental report dated April 3, 2014, there was no evidence of any recognized environmental conditions at the Harlequin Plaza Property.

Market Overview and Competition. The Harlequin Plaza Property is located in Greenwood Village, Colorado, which is approximately 14 miles southeast of the Denver central business district and 25 miles southwest of from Denver International Airport. Primary access to the Harlequin Plaza Property is provided by Interstate 25, a major arterial that crosses the Denver Metro area in a north/south direction. Interstate 25 is located less than a mile east of the Harlequin Plaza Property and access is provided by Orchard Road to the south and Belleview Avenue to the north. According to the appraisal, the Harlequin Plaza Property is located in the Southeast Suburban Denver submarket, which totals approximately 8.8 million square feet of office space as of the fourth quarter of 2013. The Southeast Suburban Denver submarket represents approximately 5.5% of the Denver metro area office inventory and no new space is under construction or has been added to the submarket since 2009. The vacancy rate as of the fourth quarter of 2013 was 14.9%, which is a decrease from 15.3% during the fourth quarter of 2012. Average rental rates as of the fourth quarter of 2013 were $21.41 per square foot on a gross basis, which is up 4.5% year-over-year. Rental rates peaked in the Southeast Suburban Denver submarket at $22.25 per square foot in second quarter of 2008 and a trough of $18.04 per square foot in the fourth quarter of 2010. Since 2010, rental rates have been trending upwards and the rental rates as of the fourth quarter of 2013 are 3.8% below the 2008 peak and 18.7% above the recession low.

The following table presents certain information relating to comparable office properties for the Harlequin Plaza Property:

Competitive Set(1)

	Harlequin Plaza (Subject)	Solarium	Orchard Falls	Greenwood Corporate Plaza	Orchard Pointe
Location	Greenwood Village, CO	Greenwood Village, CO	Greenwood Village, CO	Greenwood Village, CO	Greenwood Village, CO
Distance from Subject	--	0.1 miles	0.4 miles	4.4 miles	1.0 mile
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	Various	1982/NAV	1982/NAV	1980-83/NAV	1984/NAV
Stories	3 & 4	4	4	3	6
Total GLA	329,926 SF	169,369 SF	146,276 SF	618,204 SF	113,353 SF
Total Occupancy	88%	83%	94%	89%	78%

(1)    Information obtained from the appraisal.

The Borrower. The borrower is owned by a joint venture between Unico Properties LLC (“Unico”) and Laird Norton Company LLC (“Laird”) and is a single purpose entity with one independent director. Unico holds a 16.7% minority interest in the borrower and Laird owns 83.3%. Unico is the guarantor of certain nonrecourse carveouts under the Harlequin Plaza Mortgage Loan and is required to maintain a $28.0 million net worth and $2.8 million of liquidity throughout the Harlequin Plaza Mortgage Loan term.

The Sponsor. The loan sponsor is Unico Laird Norton JV Two LLC, which is a joint venture between Unico and Laird. Unico is private real estate investment company and a full service operator focused on office, retail and multifamily properties primarily in the western United States. Founded in 1953, Unico currently owns and operates approximately 13.0 million square feet of office, medical office and multifamily residences, which includes nine properties totaling approximately 1.9 million square feet in the Denver, Colorado market. Laird was founded in 1855 as a logging operating and evolved into a family-owned diversified holding company with investments in commercial real estate, private equity, private education and wealth management.

Escrows. The loan documents provide for an upfront reserve in the amount of $213,031 for deferred maintenance; $47,350 for future rent credits or abatements for Cherry Creek Mortgage Co, Inc. (“CCMC”) ($15,957), Banc of California ($7,903) and Prep, Inc. ($23,491); and $860,789 for tenant improvements and leasing commissions associated with leases for Bellco ($153,095), CCMC ($665,999), Banc of California ($33,153) and Prep, Inc. ($8,542). Additionally, the loan documents provide for an upfront reserve of $140,693 for prepaid rent associated with MKK Consulting Engineers, Inc.

The loan documents require monthly escrow deposits of $5,499 for replacement reserves (subject to a cap of $197,956) and $29,418 for tenant improvements and leasing commissions (subject to a cap of $2,000,000). The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided timely proof of payment; and (iii) a Cash Trap Event Period (as defined below) does not currently exist. The loan documents do not require monthly escrows for insurance provided (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket insurance policies; and (iii) the borrower provides the lender with timely proof of payment of insurance premiums.

DexOne Service Inc. Letter of Credit. At closing, the borrower delivered to the lender, a $747,360 letter of credit as additional security during the duration of the DexOne Service Inc. lease term. Provided no event of default has occurred and is continuing and the letter of credit will be reduced to $498,240 on June 1, 2017 and to $249,120 on May 1, 2018.

Lockbox and Cash Management. The Harlequin Plaza Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that all rents received by the borrower or the property manager be deposited into the lockbox account within

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HARLEQUIN PLAZA

three business days after receipt. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the lockbox account are swept into the borrowers’ operating account on a daily basis. During a Cash Trap Event Period, the borrower is required to direct tenants to deposit all rent into a designated lockbox account and all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield is less than 6.75%; or (iii) the commencement of a Tenant Trigger Period (as defined below). A Cash Trap Event Period will end, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the date that the net cash flow debt yield is greater than 7.0% for two consecutive calendar quarters; and with regard to in clause (iii), upon the termination of such Tenant Trigger Period.

A “Tenant Trigger Period” will commence: (i) the earlier of (a) nine months prior to lease expiration for CCMC, Dex One Service (“Dex”) and any tenant who leases either of the spaces leased to CCMC and Dex as of the closing date of the loan, the rent from which is equal to or greater than 17.5% of total rentable square footage and gross potential rent of the of the Harlequin Plaza Property (each defined as a “Significant Tenant”) and (b) the deadline to renew the lease of any Significant Tenant pursuant to the terms thereof, if such lease is not renewed by such deadline; (ii) a Significant Tenant files bankruptcy or is insolvent; (iii) a Significant Tenant terminates its lease; or (iv) a Significant Tenant goes dark and fails to make all rental payments under the terms of its lease. A Tenant Trigger Period will end: (a) with regard to clause (i), if the applicable Significant Tenant renews its lease or a Re-Tenanting Event occurs; (b) with regard to clause (ii), either the bankruptcy or insolvency proceeding is terminated in a manner satisfactory to Lender and the applicable lease is reaffirmed or a Re-Tenanting Event occurs; (c) with regard to clause (iii), a Re-Tenanting Event occurs; (d) with regard to clause (iv), either the Significant Tenant cures its failure to make rental payments and continues to make all rental payments for three consecutive months (or with respect to Dex, six consecutive months) or a Re-Tenanting Event occurs; and (e) with respect to any cause of a Tenant Trigger Period, if an amount equal to (i) $25.00 per square foot for the space affected by the applicable Tenant Trigger Period is deposited into a reserve account for purposes of funding Significant Tenant leasing expenses or (ii) the aggregate amount of leasing reserve funds (including Significant Tenant leasing reserve funds) is equal to or greater than $2,000,000. A “Re-Tenanting Event” will occur when at least 75.0% of the space previously leased by a Significant Tenant is leased by a replacement tenant, in occupancy, at an aggregate rent that is equal to or greater than the rent that was paid by the Significant Tenant.

Property Management. The Harlequin Plaza Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the Harlequin Plaza Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Harlequin Plaza Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. [8] – Market Square at Montrose

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$25,425,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$25,425,000			Location:	Akron, OH
% of Initial Pool Balance:	[ ]%			Size(3):	510,446 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$49.81
Borrower Name:	MSA Montrose L.P.			Year Built/Renovated:	1988/2000
Sponsor:	David Grunberger			Title Vesting:	Fee
Mortgage Rate:	5.005%			Property Manager:	Hampton Management Inc
Note Date:	April 14, 2014			3rd Most Recent Occupancy (As of):	96.4% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	96.4% (12/31/2012)
Maturity Date:	May 6, 2024			Most Recent Occupancy (As of):	99.3% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of):	98.3% (3/1/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,683,453 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,781,731 (12/31/2012)
Call Protection:	L(24),D(92),O(3)			Most Recent NOI (As of):	$2,892,297 (12/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Mezzanine			U/W Revenues:	$4,234,460
				U/W Expenses:	$1,430,375
				U/W NOI:	$2,804,085
				U/W NCF:	$2,550,044
Escrows and Reserves(2):				U/W NOI DSCR:	1.71x
				U/W NCF DSCR:	1.56x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.0%
Taxes	$265,792	$66,448	NAP	U/W NCF Debt Yield:	10.0%
Insurance	$8,725	$2,908	NAP	As-Is Appraised Value:	$33,900,000
Replacement Reserve	$0	$4,254	$254,458	As-Is Appraisal Valuation Date:	December 27, 2013
TI/LC Reserve	$0	$7,104	$426,251	Cut-off Date LTV Ratio:	75.0%
Upfront TI/LC Reserve	$352,218	$0	NAP	LTV Ratio at Maturity or ARD:	66.4%

(1)	See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the Market Square at Montrose Mortgage Loan borrower has been pledged to secure mezzanine indebtedness with a principal balance of $2,575,000. All LTV, DSCR, debt yield and Cut-off Date Principal Balance Per SF numbers shown in the chart above are based solely on the $25,425,000 mortgage loan financing. As of the Cut-off Date, the combined LTV ratio is 82.6%, the combined underwritten NCF DSCR is 1.32x, and the combined underwritten NCF Debt Yield is 9.4%.
(2)	See “Escrows” section.
(3)	Size includes several tenants which currently own their own improvements and lease the ground from the landlord, including Regal Cinemas, Tabani, Toys “R” Us, and Steak ‘n Shake. In total, 306,879 square feet represent pad leases to tenants, representing 60.1% of rentable square footage and 47.3% of underwritten total rent.

The Mortgage Loan. The mortgage loan (the “Market Square at Montrose Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a retail power center located in Akron, Ohio (the “Market Square at Montrose Property”). The Market Square at Montrose Mortgage Loan was originated on April 14, 2014 by Ladder Capital Finance LLC. The Market Square at Montrose Mortgage Loan had an original principal balance of $25,425,000, has an outstanding principal balance as of the Cut-off Date of $25,425,000 and accrues interest at an interest rate of 5.0046% per annum. The Market Square at Montrose Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 36 payments following origination, and thereafter, requires payments of principal and interest based on a 360 month amortization schedule. The Market Square at Montrose Mortgage Loan matures on May 6, 2024.

Following the lockout period, the borrower has the right to defease the Market Square at Montrose Mortgage Loan in whole, but not in part, on any date before March 6, 2024. In addition, the Market Square at Montrose Mortgage Loan is prepayable without penalty on or after March 6, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET SQUARE AT MONTROSE

Sources and Uses

Sources			Uses
Original loan amount	$25,425,000	76.4%	Purchase price	$32,500,000	97.6%
Mezzanine loan	2,575,000	7.7	Closing costs	168,561	0.5
Sponsor cash equity	5,295,356	15.9	Upfront reserves	626,794	1.9

Total Sources	$33,295,356	100.0%	Total Uses	$33,295,356	100.0%

The Property. The Market Square at Montrose Property is a retail power center containing approximately 510,417 square feet, situated on multiple parcels totaling 45.2 acres consisting of six single-story retail buildings. The seller Pera Montrose, Inc. acquired the Market Square at Montrose Property on May 12, 2006, as improved, for $38,850,000. A vacant outlot of the Market Square at Montrose Property, once occupied by Ethan Allen, was sold in December 2012 for $750,000 and was part of the prior acquisition price. The Market Square at Montrose Property is anchored by a 109,800 square foot Home Depot. Other major tenants include JCPenney, Levin Furniture (“Levin”) (pursuant to subleases of Tabani Real Estate), a 60,000 square foot Dick’s Sporting Goods, a 43,744 square foot Regal Cinemas, and a 30,000 square foot Toys “R” Us. The Market Square at Montrose Property was 98.3% occupied as of March 1, 2014.

The Market Square at Montrose Property was developed in phases between 1988 and 2000. The Market Square at Montrose Property was originally anchored by a Super K-Mart, a 169,445 square foot K-Mart concept which included various grocery sections as well as eat-in dining. The Super K-Mart building was developed by the tenant, and subsequently sold in 1993 via a sale leaseback to the Tisch Family. The Tisch Family subsequently sold the building to an affiliate of Inland Real Estate Group (“Inland”) which owned the building until 2005. In 2003, K-Mart closed all of its Super K-Mart locations, including at the Market Square at Montrose Property. In 2005, The Tabani Group, a Dallas based real estate investor acquired the leasehold interest from Inland and subsequently subleased the 169,445 square foot space to two tenants, JC Penney and Levin Furniture, which have both operated at the Market Square at Montrose Property for the past 10 years and currently pay $6.80 per square foot and $7.00 per square foot, respectively. The current Tabani Akron overlease, with a rate of $2.94 per square foot with flat extension options through 2067, is significantly below the sublease rent paid by JC Penney and Levin. In addition, the Dick’s Sporting Goods lease at the Market Square at Montrose Property at its current base rent of $3.99 per square foot is 43% below the market rent of $7.00 per square foot.

The following table presents certain information relating to the tenancy at the Market Square at Montrose Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF/ Screen(2)	Occupancy Cost(2)(3)	Lease Expiration Date

Anchor Tenants
Home Depot	A-/A2/A	109,800	21.5%	$6.20	$680,760	22.00%	$236	3.50%	6/30/2018
Tabani Akron(4)	NR/NR/NR	169,445	33.2%	$2.94	$497,425	16.10%	NAV	NAV	10/31/2027
Regal Cinemas	B+/B1/B+	43,744	8.6%	$6.44	$281,796	9.10%	$328,869(5)	9.80%	12/31/2018
Dick's Sporting Goods	NR/NR/NR	60,000	11.8%	$3.99	$239,580	7.70%	$195	3.30%	7/31/2020
Toys “R” Us	CCC/B3/B-	30,000	5.9%	$6.42	$192,504	6.20%	NAV	NAV	1/31/2017
Total Anchor Tenants		412,989	80.9%	$4.58	$1,892,065	61.1%

Non-Major Tenants		88,666	17.4%	$13.60	$1,205,717	38.9%

Occupied Collateral Total		501,655	98.3%	$6.18	$3,097,781	100.0%

Vacant Space		8,791	1.7%

Collateral Total		510,446	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF/Screen and Occupancy Costs are for the trailing 12 months ending April 30, 2013 with respect to Home Depot, for the trailing 12 months ending December 31, 2013 for Dick’s Sporting Goods, and for the TTM ending December 31, 2012 for Regal Cinemas.
(3)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(4)	Tabani Akron, a subsidiary of the Tabani Group, leases 169,445 square feet and subleases 95,728 square feet to JC Penney and 69,422 square feet to Levin Furniture. JC Penny currently pays $6.80 per square foot and Levin Furniture pays $7.00 per square foot triple net.
(5)	Regal Cinemas sales are calculated based on dollars per screen.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET SQUARE AT MONTROSE

The following table presents certain information relating to the historical sales and occupancy costs at the Market Square at Montrose Property:

Historical Sales (PSF/Screen) and Occupancy Cost(1)

Tenant Name	2011	2012	2013(2)	Occupancy Cost(3)
Tabani Akron	NAV	NAV	NAV	NAV
Home Depot	$222	$231	$236	3.5%
Dick's Sporting Goods	$189	$195	$195	3.3%
Regal Cinemas(4)	$312,578	$328,869	$328,869	9.8%
Toys “R” Us	NAV	NAV	NAV	NAV

(1)	Historical Sales (PSF/Screen) and Occupancy Costs are based on historical statements provided by the borrower.
(2)	2013 Sales and Occupancy Costs are for the trailing 12 months April 2013 sales with respect to Home Depot and trailing 12 months December 2013 with respect to Dick’s Sporting Goods.
(3)	Occupancy Costs include base rent, reimbursements and percentage rent, as applicable.
(4)	Regal Cinemas sales are calculated based on dollars per screen.

The following table presents certain information relating to the lease rollover schedule at the Market Square at Montrose Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative% of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2014	1	14,312	2.8%	14,312	2.8%	$156,000	5.0%	$10.90
2015	0	0	0.0%	14,312	2.8%	$0	0.0%	$0.00
2016	2	30,000	5.9%	44,312	8.7%	$393,000	12.7%	$13.10
2017	1	30,000	5.9%	74,312	14.6%	$192,504	6.2%	$6.42
2018	3	157,234	30.8%	231,546	45.4%	$1,070,556	34.6%	$6.81
2019	0	0	0.0%	231,546	45.4%	$0	0.0%	$0.00
2020	1	60,000	11.8%	291,546	57.1%	$239,580	7.7%	$3.99
2021	0	0	0.0%	291,546	57.1%	$0	0.0%	$0.00
2022	0	0	0.0%	291,546	57.1%	$0	0.0%	$0.00
2023	1	14,585	2.9%	306,131	60.0%	$189,605	6.1%	$13.00
2024	3	26079	5.1%	332,210	65.1%	$359,112	11.6%	$13.77
Thereafter	1	169,445	33.2%	501,655	98.3%	$497,425	16.1%	$2.94
Vacant	2	8,791	1.7%	510,446	100.0%	$0	0.0%	$0.00
Total/Weighted Average	15	510,446	100.00%			$3,097,781	100.00%	$6.18

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Market Square at Montrose Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/13/2013(1)	3/1/2014(2)
96.4%	96.4%	96.4%	99.3%	98.3%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET SQUARE AT MONTROSE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Market Square at Montrose Property:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$3,022,066	$3,074,924	$3,009,547	$3,097,781	$6.07
Grossed Up Vacant Space	0	0	0	110,568	0.22
Percentage Rent	14,542	39,426	48,839	54,433	0.11
Total Reimbursables	1,103,767	1,256,269	380,766	1,125,833	2.21
Other Income	0	10,499	0	0	0.00
Less Vacancy & Credit Loss	(92,992)	(76,540)	(17,733)	(154,156)	(0.30)
Effective Gross Income	$4,047,383	$4,304,578	$3,421,419	$4,234,460	$8.30
					0.00
Total Operating Expenses	$1,363,931	$1,522,847	$529,122	$1,430,375	$2.80
					0.00
Net Operating Income	$2,683,453	$2,781,731	$2,892,297	$2,804,086	$5.49
TI/LC	0	0	0	151,952	0.30
Capital Expenditures	0	0	0	102,089	0.20
Net Cash Flow	$2,683,453	$2,781,731	$2,892,297	$2,550,044	$5.00

NOI DSCR	1.64x	1.70x	1.76x	1.71x
NCF DSCR	1.64x	1.70x	1.76x	1.56x
NOI DY	10.6%	10.9%	11.4%	11.0%
NCF DY	10.6%	10.9%	11.4%	10.0%
(1)	The underwritten economic vacancy is 3.5%. The Market Square at Montrose Property was 98.3% physically occupied as of March 1, 2014.

Appraisal. As of the appraisal valuation date of December 27, 2013, the Market Square at Montrose Property had an “as-is” appraised value of $33,900,000.

Environmental Matters. According to a Phase I environmental site assessment dated January 7, 2014, there was no evidence of any recognized environmental condition at the Market Square at Montrose Property.

Market Overview and Competition. The Market Square at Montrose Property is located in Akron, Ohio (northwest Akron) about eight miles northwest of the Akron central business district. Copley Township is situated in western Summit County and more specifically the Fairlawn/Montrose submarket. The economy of Akron is generally driven by the economies of Cleveland immediately north of the Market Square at Montrose Property, and the Akron Central Business district located southeast of the Market Square at Montrose Property. Households within a three mile radius of the Market Square at Montrose Property had a median and average household income $71,499 and $105,391, respectively, in 2013. Akron home prices within one and three miles of the Market Square at Montrose Propertyare $242,364 and $223,515, respectively. The primary catalyst for commercial and retail development in the neighborhood was the development of Summit Mall encompassing more than 760,000 square feet. The Summit Mall is located east of the property, along State Route 18 and it opened in 1965. The mall is anchored by Dillard’s and Macy’s and includes more than 120 specialty stores.

The Fairlawn/Montrose retail market comprises over 4.4 million square feet with a market occupancy rate of 97.2%. There has been minimal development activity in the Fairlawn/Montrose micro-market. The only planned development is a new Walmart Supercenter and Sam’s Club adjacent to Market Square at Montrose Property. Walmart has purchased 39 acres of land across the street from the Property to the west. Walmart plans to build a 136,000 square foot Sam’s Club and a 147,000 square foot Walmart Supercenter.

The following table presents certain information relating to some comparable retail centers for the Market Square at Montrose Property:

Competitive Set(1)

	Market Square at Montrose (Subject)	Rosemont Commons	Shops at Fairlawn	Greens at Strongsville	Fairlawn Town Centre
Location	Akron, OH	Akron, OH	Akron, OH	Strongsville, OH	Fairlawn, OH
Distance from Subject	––	1.6 miles	0.6 miles	21.3 miles	2.7 miles
Anchor Stores	Home Depot, Dick’s Regal Cinemas, Tabani Akron	Sam’s Club, Wal-Mart, Bed Bath & Beyond	Sears, Pier 1, Hobby Lobby	Target, Old Navy, TJ Maxx	Target, Marc’s Giant Eagle
Property Type	Power Center	Power Center	Community Center	Power Center	Power Center
Year Built/Renovated	1988/2000	1993/NAP	1993/NAP	1995/NAP	1962/2012
Total GLA	510,446 SF	481,678 SF	133,334 SF	285,505 SF	348,449 SF
Total Occupancy	98%	99%	100%	99%	99%
(1)	Information obtained from the underwritten rent roll, third party sources and the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET SQUARE AT MONTROSE

The Borrower. The borrower is MSA Montrose L.P., a New York limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Square at Montrose Mortgage Loan.

The Sponsor. The sponsor is David Grunberger. David Grunberger is the owner and founder of Fedplast, a Montreal, Quebec based plastics company which has been in operation for approximately forty years. Fedplast provides plastic sheet, roll stock products and engineered materials. Mr. Grunberger owns 23 commercial, industrial, and residential properties primarily in Canada. In the United States, Mr. Grunberger currently owns an 80,000 square foot anchored shopping center in Johnson City, New York. Hampton Properties provides property management services for the majority of Mr. Grunberger’s commercial real estate, including his United States retail shopping center in Johnson City, New York. In total, Mr. Grunberger’s commercial real estate holdings are valued at approximately $137 million, with Mr. Grunberger’s equity in such holdings valued at $26.3 million.

Escrows. The loan documents provide for upfront escrows in the amount of $265,792 for real estate taxes, $8,725 for insurance, and $352,218 for the Upfront TI/LC Reserve. The loan documents also provide for ongoing monthly escrows in the amount of $66,448 for real estate taxes, $2,908 for insurance, $4,254 for replacement reserves (capped at $254,458) and $7,104 for tenant improvements and leasing commissions.

Lockbox and Cash Management. The Market Square at Montrose Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower to direct tenants to pay rents directly into such lockbox account. The loan documents also require all rents received by the borrower be deposited into the lockbox account within one business day after receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are required to be swept into an account designated by the borrower on a daily basis. Upon the occurrence of a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account on a daily basis.

A “Cash Management Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) any event of default under the management agreement; (iii) the occurrence of a Major Tenant Trigger Event (as defined below) or (iv) a the amortizing mortgage loan debt service coverage ratio falling below 1.30x. A Cash Management Period will end with respect to clause (i) above, when such event of default has been cured; with respect to clause (ii) above, when such event of default has been cured or the management agreement is replaced in accordance with the terms of the loan docs; with respect to clause (iii) above, upon the occurrence of a Major Tenant Trigger Event Cure (as defined below); and with respect to clause (iv) above, when an amortizing mortgage loan debt service coverage ratio of at least 1.55x has been achieved for two consecutive quarters.

A “Major Tenant Trigger Event” will occur if Home Depot USA, Inc, or any successors or assignees (a “Significant Tenant”) or such Significant Tenant's parent company (i) (a) vacates, surrenders or ceases to conduct its normal business operations at substantially all of its demised premises at the Market Square at Montrose Property or otherwise "goes dark", (b) notifies borrower, manager, any affiliate of the borrower or manager or any of their respective agents or representatives that it intends to vacate, surrender or cease to conduct its normal business operations at substantially all of its demised premises at the Market Square at Montrose Property or otherwise “go dark”, or (c) fails to notify borrower of its intent to renew its lease on or before June 30, 2017 or (ii) shall become insolvent or a debtor in any bankruptcy action.

A “Major Tenant Trigger Event Cure” shall mean: (I) with respect to matters described in clause (i)(a) in the definition of Major Tenant Trigger, the date on which (a)(i) the applicable Significant Tenant has (A) reopened for business and conducted normal business operations at substantially all of its demised premises at the Market Square at Montrose Propertyand (B) paid full, unabated rent under its lease, for two consecutive quarters in each case and (ii) borrower has delivered to the lender an acceptable tenant estoppel certificate from the applicable Significant Tenant certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to the lender's satisfaction in each case, or (b) a re-tenanting Event (as defined below) has occurred pursuant to the terms of the loan docs. (II) With respect to clause (i)(b) in the definition of Major Tenant Trigger, the date on which (a) the applicable Significant Tenant has (1) irrevocably revoked or rescinded any such notice and (2)(A) been open for business and conducted normal business operations at substantially all of its demised premises and (B) paid full, unabated rent under its lease, for two consecutive quarters following such revocation or rescission in each case, and (b) delivered to the lender an acceptable tenant estoppel certificate certifying, among other things, the foregoing and reaffirming the lease as being in full force and effect, to the lender's satisfaction in each case. With respect clause (i)(c) in the definition of Major Tenant Trigger, the date on which the applicable Significant Tenant notifies the borrower of its intent to renew its lease on terms similar to Significant Tenant's then current lease and at a rental rate no less than the rate payable in the final year of such Significant Tenant's then current lease and at a lease term at least five years beyond the stated maturity date. With respect to clause (ii) in the definition of Major Tenant Trigger, the date on which the applicable Significant Tenant or such Significant Tenant's parent company, as the case may be, becomes solvent to the lender's satisfaction for two consecutive quarters or is no longer a debtor in any bankruptcy action and shall have affirmed its lease pursuant to a final non-appealable order of a court of competent jurisdiction.

A “Re-tenanting Event” means that the lender has received evidence (including, without limitation, by delivery of an acceptable tenant estoppel certificate) that the borrower has re-leased the affected space with a replacement tenant or tenants acceptable to the lender on terms reasonably satisfactory to the lender and otherwise in accordance with the loan agreement and (i) that such replacement tenant(s) are in possession, occupancy and operating their space, paying full unabated rent, (ii) rents under such replacement leases are comparable to market rates and (iii) all landlord obligations under such replacement leases have been completed or paid for.

Property Management. The Market Square at Montrose Property is managed by Hampton Management Inc. (“Hampton”).

Assumption. The borrower has the right to transfer the Market Square at Montrose Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET SQUARE AT MONTROSE

transferee, the property manager and management agreement are satisfactory to the lender and applicable rating agencies; and (iii) rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Partial Release. The borrower under the Market Square at Montrose Mortgage Loan is permitted to release certain parcels of the Market Square at Montrose Property currently occupied by Toys “R” Us and Steak ‘n Shake, respectively, subject to the terms of the Market Square at Montrose loan documents, which include, among other things, the following conditions: (a) no event of default under the Market Square at Montrose Mortgage Loan is continuing, (b) the mortgage loan amortizing debt service coverage ratio, after giving effect to such release, is no less than each of (i) the ratio existing immediately prior to such release and (ii) 1.55x, (c) the mortgage loan to value ratio, after giving effect to such release is no more than each of (i) the ratio existing immediately prior to such release and (ii) 75.0% and (d) defeasance of the Market Square at Montrose Mortgage Loan in an amount equal to 125% of the allocated loan amount with respect to such parcel. In connection with the release of the Steak ‘n Shake outparcel, borrower must obtain a waiver of Steak ‘n Shake’s right of first offer prior to the release of the outparcel, together with the other requirements for an outparcel release set forth in the loan documents.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Ladder Capital Finance LLC (the “Market Square at Montrose Mezzanine Lender”) has made a $2,575,000 mezzanine loan (the “Market Square at Montrose Mezzanine Loan”) to MSA Montrose Mezzanine L.P. a Delaware limited partnership that owns 100% of the borrower under the Market Square at Montrose Mortgage Loan. The Market Square at Montrose Mezzanine Loan accrues interest at an interest rate of 11.000% per annum and is interest-only for the first 36 months. The Market Square at Montrose Mezzanine Loan matures on May 6, 2024.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage, from terrorism in an amount equal to the full replacement cost of the Market Square at Montrose Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. [9] – JL Holdings - Burger King Portfolio - 90

Loan Information				Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$22,900,000			Specific Property Type:	Single Tenant
Cut-off Date Principal Balance(1):	$22,784,106			Location:	Various – See Table
% of Initial Pool Balance:	[ ]%			Size:	271,797 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$182.30
Borrower Name:	JL Holdings I, LLC			Year Built/Renovated:	Various – See Table
Sponsor:	Matthew Schoenberg			Title Vesting(4):	Fee/Leasehold
Mortgage Rate:	4.89991%			Property Manager:	Jaylor Services, Inc.
Note Date:	March 3, 2014			3rd Most Recent Occupancy:	100.0% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy:	100.0% (12/31/2012)
Maturity Date:	April 1, 2024			Most Recent Occupancy (As of):	100.0% (12/31/2013)
IO Period(1):	None			Current Occupancy (As of)(5):	100.0% (6/1/2014)
Loan Term (Original):	120 months
Seasoning:	2 months			Underwriting and Financial Information:
Amortization Term (Original)(2):	240 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$8,070,524 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$8.379,402 (12/31/2012)
Call Protection:	L(26),D(90),O(4)			Most Recent NOI (As of):	$8,413,815 (12/31/2013)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$11,328,869
Additional Debt Type(1):	Pari Passu and B-Note			U/W Expenses:	$3,169,963
				U/W NOI:	$8,158,906
				U/W NCF:	$7,791,758
				U/W NOI DSCR(1):	2.04x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.95x
				U/W NOI Debt Yield(1):	16.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	15.7%
Taxes	$50,000	Springing	NAP	As-Is Appraised Value(6):	$119,200,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(6):	Various
Cash Flow Sweep	$2,000,000	NAP	NAP	Cut-off Date LTV Ratio(1):	41.6%
Ground Lease	$100,000	Springing	NAP	LTV Ratio at Maturity or ARD(1):	25.3%
Capital Expenditures	$0	Springing	NAP
Condemnation	$99,414	NAP	NAP

(1)	The JL Holdings – Burger King Portfolio – 90 Loan Combination, in the original aggregate principal amount of $59,800,000, is comprised of two pari passu notes (Notes A-1 and A-2) and a subordinate note (Note B). Note A-2 had an original principal balance of $22,900,000, has an outstanding principal balance as of the Cut-off Date of $22,784,106 and will be contributed to the WFCM 2014-LC16 Trust. Note A-1 had an original principal balance of $26,900,000, has an outstanding principal balance as of the Cut-off Date of $26,763,862 and was contributed to the COMM 2014-LC15 Trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the The JL Holdings – Burger King Portfolio – 90 Loan Combination without regard to Note B. Note B had an original principal balance of $10,000,000, is interest-only and is currently held by ARC Realty Capital Finance Operating Partnership L.P. The in-place total debt LTV ratio is 50.0%, the in-place total debt U/W NCF DSCR is 1.53x, and the in-place total debt NCF Debt Yield is 13.1%. See description of permitted additional debt under “Subordinate and Mezzanine Indebtedness” below.
(2)	The senior portion of the JL Holdings – Burger King Portfolio – 90 Loan Combination is structured with a fixed amortization schedule with an effective amortization period of 240 months. However, partial prepayments may result in reamortization
(3)	See “Escrows” section.
(4)	See “Ground Lease” section.
(5)	The JL Holdings - Burger King Portfolio – 90 properties are master leased by Strategic Restaurants Acquisition Company, LLC, a subsidiary of Cerebus Capital Management, L.P. The Burger King #09259 – Gulf Breeze, FL Mortgaged property is currently dark. The tenant continues to pay rent due with respect to the dark property required under the terms thereof.
(6)	See “Appraisals” section.

The Mortgage Loan. The mortgage loan (the “JL Holdings - Burger King Portfolio - 90 Mortgage Loan”) is one of three mortgage loans (collectively, the “JL Holdings – Burger King Portfolio – 90 Loan Combination”) evidenced by three separate promissory notes comprised of two pari passu notes (Note A-1 and Note A-2) (the “JL Holdings - Burger King Portfolio - 90 Senior Loan”). and a subordinate note (Note B) that are collectively secured by a first mortgage encumbering 90 single-tenant retail properties located in four states (the “JL Holdings - Burger King Portfolio - 90 Properties”). The JL Holdings - Burger King Portfolio - 90 Mortgage Loan Combination was originated on March 3, 2014 by Ladder Capital Finance LLC. The JL Holdings - Burger King Portfolio - 90 Mortgage Loan (which is evidenced by Note A-2) had an original principal balance of $22,900,000, has an outstanding principal balance as of the Cut-off Date of $22,784,106 and accrues interest at an interest rate of 4.89991% per annum. The JL Holdings - Burger King Portfolio - 90 Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires monthly principal and interest payments in accordance with the amortization schedule attached to the related loan agreement. The JL Holdings - Burger King Portfolio - 90 Loan Combination matures on April 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JL HOLDINGS – BURGER KING PORTFOLIO - 90

The JL Holdings – Burger King Portfolio – 90 Mortgage Loan will be contributed to the WFCM 2014-LC16 Trust. Note A-1, the holder of which is responsible for the servicing and administration of the JL Holdings – Burger King Portfolio 90 Loan Combination was contributed to the COMM 2014-LC15 commercial mortgage trust securitization, had an original principal balance of $26,900,000 and has an outstanding principal balance as of the Cut-off Date of $26,763,862 (such loan, the “JL Holdings - Burger King Portfolio – 90 Pari Passu Companion Loan”). Note B, which is subordinate in right of payment and in other respects to the JL Holdings – Burger King Portfolio - 90 Mortgage Loan and the JL Holdings - Burger King Portfolio - 90 Pari Passu Companion Loan and was sold shortly after origination to ARC Realty Finance Operating Partnership, L.P., had an original principal balance of $10,000,000 (such loan, the “JL Holdings – Burger King Portfolio - 90 Subordinate Companion Loan”) and requires interest only payments throughout its term until maturity.

Following the lockout period, the borrower has the right to defease the JL Holdings - Burger King Portfolio - 90 Mortgage Loan in whole, or in part (see “Partial Release” section), on any day before January 1, 2024. In connection with a partial release of a property related to a ground lease expiration or termination, the borrower is obligated to partially prepay the Loan in an amount equal to 100% of the allocated loan amount and pay a yield maintenance premium. In addition, the JL Holdings - Burger King Portfolio - 90 Mortgage Loan is prepayable without penalty on or after January 1, 2024.

Sources and Uses

Sources			Uses
Original loan amount(1)	$49,800,000	81.6%	Refinance(2)	$52,920,314	86.8%
B-Note	10,000,000	16.4	Up-front reserves	2,249,414	3.7
Borrower equity	1,200,000	2.0	Closing costs	5,830,272	9.6
Total Sources	$61,000,000	100.0%	Total Uses	$61,000,000	100.0%
(1)	Reflects the JL Holdings Burger King Portfolio-90 Mortgage Loan and JL Holdings Burger King Portfolio-90 Pari Passu Companion Loan
(2)	The JL Holdings – Burger King Portfolio – 90 Properties were previously securitized in MSC 2005-T19 and BSCMS 2005-PWR8.

The Properties. The JL Holdings - Burger King Portfolio - 90 Loan Combination is secured by the fee and leasehold interests in 90 single tenant retail properties totaling 271,797 rentable square feet and leased to Strategic Restaurants Acquisition Company, LLC (“SRAC I”, “Tenant”, or “Franchisee”), a subsidiary of Cerberus Capital Management, LP. The JL Holdings - Burger King Portfolio - 90 Properties are located in four states: Louisiana (55), Alabama (22), Mississippi (9), and Florida (4). Of the 90 properties, 77 are fee simple, six are subject to long-term ground leases (including sub-ground leases), and seven are a combination of fee and leasehold (including sub-leasehold) interest. None of the JL Holdings - Burger King Portfolio - 90 Properties comprises more than 1.9% of the Allocated Cut-off Date Principal Balance. The JL Holdings - Burger King Portfolio - 90 Properties are situated in a mix of locations including retail corridors (60.0%, 54 stores), within immediate proximity to highways or interstate exit ramps (36.7%, 33 stores) and urban infill locations (3.3%, three stores). The JL Holdings - Burger King Portfolio - 90 Properties average 3,020 square feet per property and range from 2,391 square feet to 4,182 square feet. The JL Holdings - Burger King Portfolio - 90 Properties were built between 1964 and 2007 and have an average age of 24 years. As of June 1, 2014, the JL Holdings - Burger King Portfolio - 90 Properties were 100.0% occupied by SRAC I.

SRAC I operates each restaurant as a Burger King pursuant to 90 separate franchise agreements with Burger King Corporation (“BKC” or “Franchisor”). The franchise agreements range between 10 and 20 original year terms with staggered expirations. For the JL Holdings - Burger King Portfolio - 90 Properties, 2013 store sales average $1,162,123 which is above the 2013 chain average of $1,054,861 for Burger King restaurants located in the United States and Canada.

SRAC I was founded in February 2005 to acquire Sydran Services, LLC’s rights to operate the JL Holdings - Burger King Portfolio - 90 Properties. SRAC I now operates approximately 201 Burger King restaurants primarily in the southeastern United States pursuant to individual franchise agreements with Burger King. The combined companies of SRAC I and its affiliate, Strategic Restaurant Acquisition Company II, LLC comprise 288 Burger King restaurants making their parent, Strategic Holdings I, LLC the third largest franchisee of Burger King restaurants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JL HOLDINGS – BURGER KING PORTFOLIO - 90

The following table presents certain information relating to the JL Holdings - Burger King Portfolio - 90 Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Burger King #02957 - Houma, LA	$935,259	1.9%	100.0%	1980/NAP	3,048	$2,250,000
Burger King #04324 - Gulf Shores, AL	$893,692	1.8%	100.0%	1984/NAP	3,735	$2,150,000
Burger King #11942 - Gray, LA	$889,536	1.8%	100.0%	1998/NAP	3,003	$2,140,000
Burger King #00144 - Baton Rouge, LA	$860,439	1.7%	100.0%	1964/NAP	3,240	$2,070,000
Burger King #06788 - Zachary, LA	$856,282	1.7%	100.0%	1990/NAP	2,885	$2,060,000
Burger King #05255 - Pritchard, AL	$810,558	1.6%	100.0%	1986/NAP	3,489	$1,950,000
Burger King #05035 - Tuscaloosa, AL	$789,775	1.6%	100.0%	1986/NAP	4,182	$1,900,000
Burger King #09788 - Walker, LA	$785,618	1.6%	100.0%	1996/NAP	2,987	$1,890,000
Burger King #03818 - Mobile, AL	$737,816	1.5%	100.0%	1983/NAP	3,398	$1,775,000
Burger King #03156 - Saraland, AL	$727,424	1.5%	100.0%	1981/NAP	3,244	$1,750,000
Burger King #01437 - Monroe, LA	$710,797	1.4%	100.0%	1974/NAP	2,944	$1,710,000
Burger King #12661 - Baton Rouge, LA	$702,484	1.4%	100.0%	1999/NAP	3,056	$1,690,000
Burger King #09804 - Gonzales, LA	$698,327	1.4%	100.0%	1996/NAP	2,987	$1,680,000
Burger King #01198 - Mobile, AL	$696,249	1.4%	100.0%	1980/NAP	3,807	$1,675,000
Burger King #04130 - Vicksburg, MS	$690,014	1.4%	100.0%	2005/NAP	2,756	$1,660,000
Burger King #09004 - Diamondhead, MS	$685,857	1.4%	100.0%	1995/NAP	2,920	$1,650,000
Burger King #12830 - Boutte, LA	$685,857	1.4%	100.0%	1999/NAP	3,068	$1,650,000
Burger King #10763 - Hammond, LA	$677,544	1.4%	100.0%	1997/NAP	2,867	$1,630,000
Burger King #01425 - New Iberia, LA	$669,230	1.4%	100.0%	1996/NAP	3,100	$1,610,000
Burger King #03623 - Covington, LA	$669,230	1.4%	100.0%	1983/NAP	2,430	$1,610,000
Burger King #06149 - New Iberia, LA	$669,230	1.4%	100.0%	1988/NAP	2,720	$1,610,000
Burger King #01489 - Mobile, AL	$665,073	1.3%	100.0%	1984/NAP	3,489	$1,600,000
Burger King #11095 - Tuscaloosa, AL	$665,073	1.3%	100.0%	1998/NAP	2,932	$1,600,000
Burger King #01207 - West Monroe, LA	$660,917	1.3%	100.0%	1973/NAP	2,992	$1,590,000
Burger King #01428 - Sulphur, LA	$660,917	1.3%	100.0%	1974/NAP	2,957	$1,590,000
Burger King #05029 - Pineville, LA	$656,760	1.3%	100.0%	1999/NAP	3,489	$1,450,000
Burger King #07467 - Ruston, LA	$652,603	1.3%	100.0%	1992/NAP	2,915	$1,570,000
Burger King #11544 - Westlake, LA	$652,603	1.3%	100.0%	1998/NAP	2,974	$1,570,000
Burger King #09708 - Natchez, MS	$631,820	1.3%	100.0%	1996/NAP	2,892	$1,520,000
Burger King #04581 - Foley, AL	$623,506	1.3%	100.0%	1985/NAP	3,842	$1,500,000
Burger King #10802 - Westwego, LA	$623,506	1.3%	100.0%	1997/NAP	2,982	$1,500,000
Burger King #06676 - Jackson, MS	$613,115	1.2%	100.0%	1990/NAP	2,814	$1,475,000
Burger King #09270 - Robertsdale, AL	$602,723	1.2%	100.0%	1995/NAP	2,545	$1,450,000
Burger King #10764 - Morgan City, LA	$602,723	1.2%	100.0%	1997/NAP	2,990	$1,450,000
Burger King #12329 - Rayne, LA	$602,723	1.2%	100.0%	1999/NAP	3,200	$1,450,000
Burger King #12633 - Port Allen, LA	$602,723	1.2%	100.0%	1999/NAP	3,063	$1,450,000
Burger King #12895 - Delhi, LA	$602,723	1.2%	100.0%	1999/NAP	3,073	$1,450,000
Burger King #11614 - Harvey, LA	$590,253	1.2%	100.0%	1998/NAP	2,987	$1,420,000
Burger King #06129 - Mobile, AL	$571,547	1.2%	100.0%	1988/NAP	2,694	$1,375,000
Burger King #02483 - Mobile, AL	$561,156	1.1%	100.0%	1984/NAP	3,722	$1,350,000
Burger King #06488 - Mobile, AL	$561,156	1.1%	100.0%	1989/NAP	2,795	$1,350,000
Burger King #06916 - Kenner, LA	$561,156	1.1%	100.0%	1990/NAP	3,008	$1,350,000
Burger King #01149 - Baton Rouge, LA	$556,999	1.1%	100.0%	1972/NAP	2,625	$1,340,000
Burger King #10762 - Geismar, LA	$556,999	1.1%	100.0%	1997/NAP	2,898	$1,340,000
Burger King #12322 - Oakdale, LA	$556,999	1.1%	100.0%	1997/NAP	2,967	$1,340,000
Burger King #06783 - Baton Rouge, LA	$540,372	1.1%	100.0%	1990/NAP	2,881	$1,300,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JL HOLDINGS – BURGER KING PORTFOLIO - 90

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Burger King #09692 - Greenwell Springs, LA	$536,215	1.1%	100.0%	1996/NAP	3,114	$1,290,000
Burger King #08645 - Pace, FL	$527,902	1.1%	100.0%	1994/NAP	2,475	$1,270,000
Burger King #06325 - Baton Rouge, LA	$523,745	1.1%	100.0%	1989/NAP	3,047	$1,260,000
Burger King #06674 - Slidell, LA	$523,745	1.1%	100.0%	1990/NAP	2,905	$1,260,000
Burger King #00373 - Mobile, AL	$519,589	1.0%	100.0%	1967/2012	2,421	$1,250,000
Burger King #09115 - Meridian, MS	$519,589	1.0%	100.0%	1995/NAP	2,391	$1,250,000
Burger King #01617 - Lake Charles, LA	$515,432	1.0%	100.0%	1976/NAP	3,194	$1,240,000
Burger King #05981 - Meridian, MS	$515,432	1.0%	100.0%	1988/NAP	2,662	$1,240,000
Burger King #11715 - Ville Platte, LA	$511,275	1.0%	100.0%	1998/NAP	2,998	$1,230,000
Burger King #01439 - Slidell, LA	$498,805	1.0%	100.0%	1974/NAP	3,423	$1,200,000
Burger King #07930 - Long Beach, MS	$498,805	1.0%	100.0%	2007/NAP	2,918	$1,200,000
Burger King #09838 - Fairhope, AL	$498,805	1.0%	100.0%	1996/NAP	2,935	$1,200,000
Burger King #12820 - Iowa, LA	$498,805	1.0%	100.0%	1999/NAP	3,073	$1,200,000
Burger King #00211 - Baton Rouge, LA	$494,648	1.0%	100.0%	1996/NAP	2,980	$1,190,000
Burger King #04914 - Pensacola, FL	$482,178	1.0%	100.0%	1985/NAP	4,098	$1,160,000
Burger King #09686 - Thomasville, AL	$478,022	1.0%	100.0%	1996/NAP	2,905	$1,150,000
Burger King #12660 - Vinton, LA	$478,022	1.0%	100.0%	1999/NAP	3,073	$1,150,000
Burger King #12007 - Denham Springs, LA	$473,865	1.0%	100.0%	1998/NAP	2,969	$1,140,000
Burger King #09958 - Grove Hill, AL	$469,708	0.9%	100.0%	1996/NAP	2,399	$1,130,000
Burger King #10572 - Eunice, LA	$469,708	0.9%	100.0%	1997/NAP	2,998	$1,130,000
Burger King #11488 - Lafayette, LA	$465,551	0.9%	100.0%	1998/NAP	3,358	$1,120,000
Burger King #06048 - Tuscaloosa, AL	$440,611	0.9%	100.0%	1988/NAP	2,585	$1,060,000
Burger King #00360 - New Orleans, LA	$436,454	0.9%	100.0%	1968/NAP	2,654	$1,050,000
Burger King #03585 - Daphne, AL	$436,454	0.9%	100.0%	1983/NAP	2,799	$1,050,000
Burger King #04016 - Mobile, AL	$436,454	0.9%	100.0%	1973/NAP	4,134	$1,050,000
Burger King #06105 - Northport, AL	$436,454	0.9%	100.0%	1988/NAP	2,636	$1,050,000
Burger King #09259 - Gulf Breeze, FL(1)	$436,454	0.9%	100.0%	1995/NAP	2,621	$1,050,000
Burger King #11979 - Monroe, LA	$428,141	0.9%	100.0%	1998/NAP	3,014	$1,030,000
Burger King #12597 - Lake Charles, LA	$423,984	0.9%	100.0%	1999/NAP	3,073	$1,020,000
Burger King #01337 - Metairie, LA	$419,828	0.8%	100.0%	1974/NAP	2,970	$1,010,000
Burger King #01465 - Laurel, MS	$415,671	0.8%	100.0%	1974/NAP	2,966	$1,000,000
Burger King #11694 - DeQuincy, LA	$399,044	0.8%	100.0%	1998/NAP	2,986	$960,000
Burger King #00501 - Lafayette, LA	$386,574	0.8%	100.0%	1969/1990	2,654	$930,000
Burger King #10800 - Livingston, AL	$382,417	0.8%	100.0%	1997/NAP	2,921	$920,000
Burger King #09026 - Laurel, MS	$374,104	0.8%	100.0%	1995/NAP	2,554	$900,000
Burger King #09213 - Pensacola, FL	$369,947	0.7%	100.0%	1996/NAP	2,613	$890,000
Burger King #01917 - Vidalia, LA	$365,790	0.7%	100.0%	1977/NAP	2,913	$880,000
Burger King #10607 - Houma, LA	$361,634	0.7%	100.0%	1997/NAP	2,975	$870,000
Burger King #09853 - Franklin, LA	$353,320	0.7%	100.0%	1996/NAP	2,990	$850,000
Burger King #01315 - Alexandria, LA	$274,343	0.6%	100.0%	1974/NAP	3,206	$660,000
Burger King #12919 - Covington, LA	$203,679	0.4%	100.0%	1999/NAP	3,920	$490,000
Burger King #12752 - Lafayette, LA	$137,171	0.3%	100.0%	1999/NAP	2,850	$330,000
Burger King #01537 - Lafayette, LA	$74,821	0.2%	100.0%	1975/NAP	3,200	$260,000
Burger King #12753 - Slidell, LA	$37,410	0.1%	100.0%	1999/NAP	2,635	$140,000
Total/Weighted Average	$49,547,968		100.0%		271,797	$119,200,000

(1)	One of the 90 Burger King restaurants is currently dark., The tenant continues to pay rent due under the master lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JL HOLDINGS – BURGER KING PORTFOLIO - 90

The following table presents certain information relating to the tenant at the JL Holdings - Burger King Portfolio - 90 Properties:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(1)	Occupancy Cost(1)	Lease Expiration Date

Major Tenant
SRAC I	NR / NR / NR	271,797	100.0%	$28.75	$7,814,670	100.0%	$385	9.7%	6/5/2034
Total Major Tenant		271,797	100.0%	$28.75	$7,814,670	100.0%

(1)	Sales PSF and Occupancy Costs are for the trailing 12 months ending December 31, 2013.

The following table presents certain information relating to the lease rollover schedule at the JL Holdings - Burger King Portfolio - 90 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	271,797	100.0%	271,797	100.0%	$7,814,670	$28.75
Vacant	0	0	0.0%	271,797	100.0%	$0	$0.00
Total/Weighted Average	1	271,797	100.0%			$7,814,670	$28.75
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the JL Holdings - Burger King Portfolio - 90 Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	6/1/2014(2)
100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Information obtained from the borrower.
(2)	One of the 90 Burger King restaurants is currently dark. The tenant continues to pay rent due under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JL HOLDINGS – BURGER KING PORTFOLIO - 90

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the JL Holdings - Burger King Portfolio - 90 Properties:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$7,339,873	$7,486,670	$7,636,404	$7,814,670	$28.75
Rent Steps	0	0	0	$0	0.00
Grossed Up Vacant Space	0	0	0	$0	0.00
Total Reimbursables	1,181,180	1,358,296	1,246,202	2,315,956	8.52
Other Income	334,134	333,416	342,390	1,759,102	6.47
Less Vacancy & Credit Loss	0	0	0	(560,858)	(2.06)
Effective Gross Income	$8,855,187	$9,178,382	$9,224,996	$11,328,869	$41.68

Total Operating Expenses	$784,663	$798,980	$811,181	$3,169,963	11.66

Net Operating Income	$8,070,524	$8,379,402	$8,413,815	$8,158,906	$30.02
TI/LC	0	0	0	271,797	1.00
Capital Expenditures	0	0	0	95,351	0.35
Net Cash Flow	$8,070,524	$8,379,402	$8,413,815	$7,791,759	$28.67

NOI DSCR	2.02x	2.10x	2.11x	2.04x
NCF DSCR	2.02x	2.10x	2.11x	1.95x
NOI DY	16.2%	16.9%	16.9%	16.5%
NCF DY	16.2%	16.9%	16.9%	15.7%
(1)	Lease between the borrower and SRAC I (the “Lease”) commenced on February 28, 2005 and extends to June 5, 2034, at which time SRAC I has three, 5-year options to extend the term. Annual rent under the Lease has three components: base rent, percentage rent, and other rent. The base rent is currently $7,814,670 and escalates at 2.0% annually. Percentage rent is calculated as 8.50% of gross sales less the base rent. Other rent comprises certain costs that are being reimbursed by the tenant and is approximately $672,567 per year. The Lease is an absolute-NNN lease with the Tenant responsible for all costs of operations and maintenance except for ground lease payments, which are the obligation of the borrower.

Appraisals. As of the appraisal valuation dates ranging from January 9, 2014 to January 17, 2014 the JL Holdings - Burger King Portfolio - 90 Properties had an aggregate “as-is” appraised value of $119,200,000.

Environmental Matters. According to the Phase I environmental site assessments dated from January 23, 2014 to January 27, 2014, there was no evidence of any recognized environmental conditions at 89 of the JL Holdings - Burger King Portfolio - 90 Properties. The Burger King #06105 – Northport, Alabama property has an adjacent gas station which is an open leaking underground storage tank (LUST) site and has been entered into the Alabama Department of Environmental Management (ADEM) underground storage tank fund. Remediation and monitoring were conducted on the adjacent property from July 2006 through April 2012. In November 2007, five monitoring wells were installed on the subject property to determine impacts from contamination migrating from the gas station. The lender required environmental insurance at closing for all properties in the portfolio. See “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Insurance”

The Borrower. The borrower is JL Holdings I, LLC, a limited liability company and single purpose entity. Matthew Schoenberg, the sponsor of the borrower, is the guarantor of certain nonrecourse carveouts under the JL Holdings - Burger King Portfolio - 90 Loan Combination.

The Sponsor. The sponsor is Matthew Schoenberg. Mr. Schoenberg manages the operations of an affiliated group of real estate companies with a total portfolio of 133 single-tenant restaurant properties leased to third party operators on a long-term, absolute-net basis. Previously, Mr. Schoenberg owned and managed the operation of the assets as part of a large Burger King and Chili’s franchisee with over 300 operating units.

Escrows. The borrower has deposited $50,000 into the tax escrow reserve account to protect against failure to pay real estate taxes due to the confirmation process under the Lease. Escrows were collected for a Cash Flow Sweep Reserve in the amount of $2,000,000 for the term of the loan in lieu of a potential cashflow sweep that would otherwise occur if Collateral Four Wall EBITDAR (as defined below) decreases below 90% of Collateral Four Wall EBITDAR at origination as set forth below. The borrower has deposited $100,000 into the ground lease reserve account to protect against failure to make ground lease payments. The borrower has caused to be deposited $99,414 on account of condemnation proceeds attributable to one of the mortgaged properties and will be released to borrower for costs incurred in connection with the restoration of such property. Ongoing monthly reserves for real estate taxes are not required as long as the borrower provides satisfactory proof of timely payments and satisfies the other conditions related to the waiver of such conditions as set forth in the loan documents. Ongoing monthly reserves for insurance are not required as long as the Borrower provides satisfactory proof of timely payments and satisfies the other conditions related to the waiver of such conditions as set forth in the loan documents. Ongoing monthly reserves for the ground leases are not required as long as the borrower provides satisfactory proof of timely payments and satisfies the other conditions related to the waiver of such conditions as set forth in the loan documents. The borrower has deposited $100,000 into the ground lease reserve account to protect against failure to make ground lease payments. The borrower has caused to be deposited $99,414 on account of condemnation proceeds attributable to one of the mortgaged properties and will be released to borrower for costs incurred in connection with the restoration of such proceeds.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JL HOLDINGS – BURGER KING PORTFOLIO - 90

“Collateral Four Wall EBITDAR” is defined in the loan documents and is, in summary, the EBITDAR for the Properties calculated in a manner consistent with past borrower practices and consistent with the definitions contained in the lease, but excluding EBITDAR attributable to Properties whereby (x) the applicable franchise agreement has expired or (y) the tenant is in default beyond any applicable notice and cure period under the applicable franchise agreement.

Lockbox and Cash Management. The JL Holdings - Burger King Portfolio - 90 Loan Combination requires that the borrower cause all receipts payable with respect to the JL Holdings - Burger King Portfolio - 90 Properties to be transmitted directly into the lender’s cash management account. Prior to the occurrence of an Excess Cash Sweep Event Period (as defined below), all funds on deposit in the cash management account after the payment of the debt service payments under the JL Holdings - Burger King Portfolio - 90 Loan Combination, reserve deposits and all other payments required to be made in accordance with the cash management system established for the JL Holdings - Burger King Portfolio - 90 Loan Combination are disbursed to the borrower. During a Cash Sweep Event Period, all such excess funds are reserved by the lender as additional security for the JL Holdings - Burger King Portfolio - 90 Loan Combination.

An Excess Cash Sweep Event Period will commence upon the earlier of (i) an event of default (other than an immaterial/non-monetary default under the Lease) under the loan documents occurring and continuing, (ii) a material monetary default under the Lease has occurred and continuing, (iii) the tenant under the Lease becoming a debtor in bankruptcy, (iv) the Collateral Four Wall EBITDAR falling below 90% of the Collateral Four Wall EBITDAR at origination, (v) the Collateral Four Wall EBITDAR falling below 75.0% of the Collateral Four Wall EBITDAR at origination (notwithstanding the foregoing at origination the borrower deposited $2,000,000 in the cash flow sweep reserve in order to avoid the forgoing cash sweep events in (iv) and (v)), or (vi) Burger King Corporation (or its parent company) becomes a debtor in bankruptcy. The amount of $2,000,000 described in clause (v) above will be held in the cash sweep reserve for the term of the loan. Provided that no event of default (other than an immaterial/non-monetary default under the Lease) under the loan documents has occurred and is continuing, during an Excess Cash Sweep Event Period, the lender will permit payment of amounts for state and federal tax liability associated with the net income of the borrower on a monthly basis not to exceed 1/12 of 45.0% of the borrower’s anticipated net income to the applicable tax year.

An Excess Cash Sweep Event Period will expire (a) with respect to (i) above, once the event of default has been cured and such cure is accepted by the lender, (b) with respect to (ii) above, once the default under the Lease has been cured with acceptable evidence of such cure provided to the lender, (c) with respect to (iii) above, once the tenant has affirmed the lease and emerged from bankruptcy as further described in the loan documents, (d) with respect to (iv) above, once Collateral Four Wall EBITDAR increases to greater than 92.0% of Collateral Four Wall EBITDAR at origination, (e) with respect to (v) above, once Collateral Four Wall EBITDAR increases to greater than 80.0% of Collateral Four Wall EBITDAR at origination, and (f) with respect to (vi) above, upon the earlier of (a) Burger King Corporation (or its parent company) emerging from bankruptcy and (b) 12 months after the commencement of such sweep event. Upon expiration of an Excess Cash Sweep Event Period, amounts in the excess cash trap account will be released to the borrower, provided that (1) if the Excess Cash Sweep Event Period is caused by (iv) above, a reserve equal to three months of debt service will retained in the excess cash trap account until such time as the Collateral Four Wall EBITDAR is equal to or greater than the Collateral Four Wall EBITDAR at origination for two consecutive quarters, and (2) if the Excess Cash Sweep Event Period is caused by (v) above, a reserve equal to six months of rent (including the Sweep Reserve) will be retained until such time as the Collateral Four Wall EBITDAR is equal to or greater than the Collateral Four Wall EBITDAR at origination for two consecutive quarters.

Property Management. The JL Holdings - Burger King Portfolio - 90 Properties are managed by Jaylor Services, Inc.

Assumption. The borrower has the right to transfer the JL Holdings – Burger King Portfolio – 90 Properties in whole, but not in part, up to three times, subject to customary conditions set forth in the loan documents, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the proposed transferee is acceptable to the lender; (iii) prior to release of any guarantor, the delivery of a replacement carveout guaranty from a replacement guarantor acceptable to lender; (iv) receipt of any consent required from the ground lessor(s); (v) the replacement property manager shall be experienced in the operation and/or ownership of similar properties and (vi) receipt of rating agency confirmation from each of DBRS, KBRA and Moody’s that the transfer and replacement guarantor will not result in a downgrade, withdrawal or qualification of the respective ratings of any securities backed by the JK Holdings – Burger King Portfolio – 90 Mortgage Loan or the requirement for such rating agency confirmation has been waived by each of DBRS, KBRA or Moody’s.

Partial Release. Partial release is not permitted, except that with respect to any individual property comprising the JL Holdings – Burger King 90 Portfolio Properties that is subject to a ground lease, in the event such individual property is excluded from the Lease (and the rent under the Lease is reduced as a result thereof) as a result of such ground lease expiring or otherwise terminating, the borrower is required to prepay a portion of the JL Holdings - Burger King Portfolio - 90 Loan Combination in an amount equal to 100% of the allocated loan amount applicable to such individual property, together with (i) all interest which would have accrued on the principal amount prepaid through, but not including, the applicable monthly payment date, (ii) all other sums due and payable under the loan documents, (iii) all reasonable out-of-pocket costs and expenses incurred by lender in connection with such prepayment and (iv) the yield maintenance premium. Upon such prepayment, the monthly debt service payments will be recalculated to take into account such prepayment.

Further, any related prepayments shall be applied, (i) to the principal balances of the JL Holdings – Burger King Portfolio 90 Loan and the JL Holdings - Burger King Portfolio – 90 Pari Passu Companion Loan in an amount equal to the portion of the allocated loan amount for the related individual property as set forth on a schedule to the loan agreement, applied pro rata as between Note A-1 and note A-2 and (ii) to the JL Holdings – Burger King Portfolio - 90 Subordinate Companion Loan in an amount equal to the portion of the allocated loan amount for the related individual property that is allocated to the JL Holdings – Burger King Portfolio - 90 Subordinate Companion Loan on such schedule to the loan agreement, in each case, based on the initial principal balances of each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JL HOLDINGS – BURGER KING PORTFOLIO - 90

such loan. Upon such prepayment, the monthly debt service payments payable by borrower shall be recalculated to take into account such prepayment.

Real Estate Substitution. Borrower has the right following the one-year anniversary of the origination date to substitute an individual property with another property of like kind and quality and operating a restaurant in accordance with a franchise, license and/or area development agreement with Burger King or another nationally recognized restaurant franchise, provided, among other things, (i) no event of default exists, (ii) gross sales for the substitute property for each of the three years immediately preceding the substitution (or, to the extent that such substitution property has been open for less than three years, since the date of the opening) must be greater than the gross sales of the replaced property for each of those three years, (iii) the aggregate debt service coverage ratio is at least equal to the greater of (A) the aggregate debt service coverage ratio as of origination or (B) the aggregate debt service coverage ratio as of the date immediately preceding the substitution, (iv) the aggregate loan to value ratio is not greater than the aggregate loan to value ratio as of the date immediately preceding the substitution and (v) Collateral Four Wall EBITDAR for the substitute property is equal to or greater than the Collateral Four Wall EBITDAR for the replaced property.

Subordinate and Mezzanine Indebtedness. None permitted other than the JL Holdings - Burger King Portfolio - 90 Subordinate Companion Loan. JL Holdings – Burger King Portfolio-90 Subordinate Companion Loan had an original principal balance of $10,000,000, has a cutoff date balance of $10,000,000 and is coterminous with the JL Holdings – Burger King Portfolio-90 Mortgage Loan. The JL Holdings – Burger King Portfolio-90 Subordinate Companion Loan is interest only for its entire term. Subject to certain control shift events, the holder of the JL Holdings – Burger King Portfolio-90 Subordinate Companion Loan has consent rights with respect to certain material actions to be taken by, and can replace, the special servicer under the pooling and servicing agreement for the COMM 2014-LC15 commercial mortgage trust securitization transaction. In addition, the holder of the JL Holdings – Burger King Portfolio – 90 Subordinate Companion Loan has, in certain circumstances, cure rights and a purchase option with respect to the JL Holdings – Burger King Portfolio-90 Mortgage Loan and the JL Holdings – Burger King Portfolio Pari Passu Companion Loan.

Ground Lease. Thirteen of the stores are subject to ground leases. For seven restaurants, the ground leases compromise a portion of the applicable site. For six stores, the entire site is ground leased to the borrower. Of the 13 stores subject to ground leases, the Borrower has a sub-leasehold interest in five stores; four of which are subleased from Burger King (the franchisor) as the primary ground lessee/sub-ground lessor and one of which is owned and subleased by third parties. Further, stores #00501, #01315 and #01537 are subject to multiple ground leases. For store #00501, there are multiple ground leases which derived from a single instrument due to transfers by the original ground lessor. With respect to stores #01315 and #01537, there are multiple ground leases because there are multiple parcels subject to a ground lease and because there are multiple ground leases which derived from a single instrument (due to transfers by the original ground lessor). At origination, the lender obtained various levels of protection from the majority of the ground lessors and/or subground lessors (as the case may be) in addition to any protections inherent in the underlying ground leases and/or subground leases. Certain of the ground leases do not contain all of the lender protections customarily provided.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JL HOLDINGS – BURGER KING PORTFOLIO - 90

The following table presents certain information relating to the ground leases covering all or a portion of 13 of the JL Holdings - Burger King Portfolio - 90 Properties:

Property	Location	Allocated Loan Amount	Leased Portion of Property	Ground Lease Parties*	Final Expiration (with extensions)
#00360	New Orleans, LA	$436,454	Drive through, Sign, Portion of restaurant building	Primary Lease with Sublessor	2/28/2039
#00360	New Orleans, LA	$436,454	Drive through, Sign, Portion of restaurant building	Sublease with Borrower	2/29/2019
#00501**	Lafayette, LA	$386,574	Parking, Sign, Portion of restaurant building	Primary Lease with Sublessor	6/5/2029
#00501	Lafayette, LA	$386,574	Parking, Sign, Portion of restaurant building	Sublease with Borrower	6/5/2029
#01315-1	Alexandria, LA	$274,343	Parking, Entrance / exist to site, Entrance to drive through, Portion of play area	Primary Lease with Sublessor	5/2/2039
#01315-2	Alexandria, LA	$274,343	Sign	Primary Lease with Sublessor	Lease is expired and is month to month
#01315	Alexandria, LA	$274,343	Parking, Entrance / exit to site, entrance to drive through, portion of play area	Sublease with Borrower	5/2/2016 (at which time Tenant has a direct lease)
#01537-1**	Lafayette, LA	$74,821	Most of the site including: entire restaurant building, play area, parking, signs, entrances, exits, portion of the drive through	Primary Lease with Sublessor	3/24/2045
#01537-3**	Lafayette, LA	$74,821	Entrance to and portion of the drive-through, dumpster area, parking	Primary Lease with Sublessor	3/24/2045
#01537 - 1 and 3	Lafayette, LA	$74,821	Parcels I and III above	Sublease with Borrower	3/24/2045
#04130	Vicksburg, MS	$690,014	Small grassy area of parking lot	Primary Lease with Borrower	8/15/2033
#07467	Ruston, LA	$652,603	Sign	Primary Lease with Borrower	6/5/2029
#10572	Eunice, LA	$469,708	Entire Site	Primary Lease with Borrower	9/30/2037
#10607	Houma, LA	$361,634	Entire Site	Primary Lease with Borrower	9/24/2037
#11488	Lafayette, LA	$465,551	Entire Site	Primary Lease with Borrower	4/15/2038
#12007	Denham Springs, LA	$473,865	Entire Site	Primary Lease between Fee Owner and Sublessor	5/31/2068
#12007	Denham Springs, LA	$473,865	Entire Site	Sublease with Borrower	5/31/2038
#12752	Lafayette, LA	$137,171	Entire Site	Primary Lease with Borrower	9/23/2039
#12753	Slidell, LA	$37,410	Entire Site	Primary Lease with Borrower	8/31/2039
#12919	Covington, LA	$203,679	Entire Site	Primary Lease with Borrower	12/22/2039

* Primary Lease with Borrower means a direct ground lease between the fee owner and the borrower. Primary Lease with sublessor means a ground lease between the fee owner and a third party which in turn subleases its interests to the borrower. Sublease with borrower means the sublease between the third party sublessor and the borrower.

** Fee interests owned by multiple owners and leased pursuant to several leases.

With respect to any individual JL Holdings - Burger King Portfolio - 90 Property that is subject to a ground lease, the borrower has the right to acquire fee simple title to such individual property, provided, among other things, the borrower provides the lender with prior written notice and, upon consummation of such acquisition, delivers to the lender (i) copies of all documentation executed or delivered to borrower in connection with such acquisition, including, without limitation, any and all documents or instruments necessary to spread the lien of the applicable mortgage to cover such fee simple title, (ii) copies of all necessary governmental approvals, (iii) a new fee owner’s policy or an endorsement to the existing owner’s policy insuring the borrower’s fee ownership and (iv) certain opinion letters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

JL HOLDINGS – BURGER KING PORTFOLIO - 90

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage from terrorism in an amount equal to the full replacement cost of the JL Holdings - Burger King Portfolio – 90 or, if the Terrorism Risk Insurance Program Reauthorization Act is not in effect, the borrower will be required to obtain a stand-alone policy providing the same coverage for terrorism; provided that the borrower will not be required to pay annual premiums in excess of $100,000. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. [10] – Security Self Storage SPX Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/KBRA/Moody’s):	NR/NR/NR			Property Type:	Self Storage
Original Principal Balance:	$22,750,000			Specific Property Type:	Self Storage
Cut-off Date Principal Balance:	$22,724,143			Location:	Various – See Table
% of Initial Pool Balance:	[ ]%			Size:	389,465 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$58.35
Borrower Name:	Security Portfolio X, LLC			Year Built/Renovated:	Various – See Table
Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.710%			Property Manager:	Landvest Corporation
Note Date:	April 4, 2014			3rd Most Recent Occupancy (As of):	85.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	87.1% (12/31/2011)
Maturity Date:	May 1, 2024			Most Recent Occupancy (As of):	87.7% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	88.9% (3/6/2014)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,837,251 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,991,926 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$2,123,712 (12/31/2013)
Lockbox Type:	Springing (Without Established Account)
Additional Debt(2):	Yes			U/W Revenues:	$3,761,824
Additional Debt Type(2):	Future Mezzanine			U/W Expenses:	$1,648,264
				U/W NOI:	$2,113,560
Escrows and Reserves(3):				U/W NCF:	$2,041,448
				U/W NOI DSCR:	1.49x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.44x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield:	9.3%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield:	9.0%
Replacement Reserves	$0	$6,009	$144,222	As-Is Appraised Value:	$30,350,000
				As-Is Appraisal Valuation Date(4):	Various
				Cut-off Date LTV Ratio:	74.9%
				LTV Ratio at Maturity or ARD:	61.0%

(1)	See “The Sponsors” section.
(2)	See “Subordinate and Mezzanine Indebtedness” section.
(3)	See “Escrows” section.
(4)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Security Self Storage SPX Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering eight self storage properties located in three states (the “Security Self Storage SPX Portfolio Properties”). The Security Self Storage SPX Portfolio Mortgage Loan was originated on April 4, 2014 by Wells Fargo Bank, National Association. The Security Self Storage SPX Portfolio Mortgage Loan had an original principal balance of $22,750,000, has an outstanding principal balance as of the Cut-off Date of $22,724,143 and accrues interest at an interest rate of 4.710% per annum. The Security Self Storage SPX Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months and requires payments of principal and interest based on a 30-year amortization schedule. The Security Self Storage SPX Portfolio Mortgage Loan matures on May 1, 2024.

Following the lockout period, the borrower has the right to defease the Security Self Storage SPX Portfolio Mortgage Loan in whole, or in part, on any date before February 1, 2024. In addition, the Security Self Storage SPX Portfolio Mortgage Loan is prepayable without penalty on or after February 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURITY SELF STORAGE SPX PORTFOLIO

Sources and Uses

Sources			Uses
Original loan amount	$22,750,000	100.0%	Loan payoff(1)	$10,708,375	47.1%
			Closing costs	407,716	01.8%
			Return of equity	11,633,910	51.1%
Total Sources	$22,750,000	100.0%	Total Uses	$22,750,000	100.0%

(1)	The Security Self Storage SPX Portfolio Properties were previously securitized in GECMC 2004-C3

The Properties. The Security Self Storage SPX Portfolio Mortgage Loan is secured by the fee interests in eight self storage properties totaling 389,465 rentable square feet and located in three states: Kansas (4 properties), Colorado (3 properties) and Texas (1 property). No property consists of more than 19.2% of the Allocated Cut-off Date Principal Balance of the Security Self Storage SPX Portfolio Mortgage Loan and no property comprises more than 18.6% of the Underwritten Net Cash Flow. The Security Self Storage SPX Portfolio Properties range in size from 36,850 square feet to 57,800 square feet and as of March 6, 2014, the Security Self Storage SPX Portfolio Properties were 88.9% occupied.

The following table presents certain information relating to the Security Self Storage SPX Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
2078 South Pontiac Way – Denver, CO	$4,361,067	19.2%	90.1%	2000/NAP	56,400	$5,650,000
13300 College Boulevard – Lenexa, KS	$3,740,716	16.5%	90.8%	2000/NAP	57,800	$4,850,000
3760 East Pikes Peak Avenue – Colorado Springs, CO	$2,851,562	12.5%	92.5%	2000/NAP	48,920	$3,800,000
111 North Maize Road – Wichita, KS	$2,772,550	12.2%	87.7%	2000/NAP	51,970	$3,500,000
3160 Austin Bluffs Parkway – Colorado Springs, CO	$2,397,331	10.5%	87.3%	2001/NAP	39,080	$3,500,000
3030 Sycamore School Road – Fort Worth, TX	$2,295,462	10.1%	86.8%	2001/NAP	50,665	$3,250,000
8631 West 21st Street North – Wichita, KS	$2,263,333	10.0%	87.0%	2000/NAP	47,780	$3,050,000
405 South Hillside Avenue – Wichita, KS	$2,042,122	9.0%	86.8%	2001/NAP	36,850	$2,750,000
Total/Weighted Average	$22,724,143	100.0%	88.9%		389,465	$30,350,000

The following table presents historical occupancy percentages at the Security Self Storage SPX Portfolio Properties:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	3/6/2014
85.7%	87.1%	87.7%	88.9%
(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURITY SELF STORAGE SPX PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Security Self Storage SPX Portfolio Properties:

Cash Flow Analysis

	2011	2012	2013	U/W	U/W $ per SF
Base Rent	$4,037,114	$4,135,337	$4,271,746	$3,826,932	$9.83
Grossed Up Vacant Space	0	0	0	502,236	1.29
Less Concessions	(229,929)	(261,293)	(247,406)	(247,406)	(0.64)
Other Income	103,521	114,418	118,959	118,959	0.31
Less Vacancy & Credit Loss	(489,230)	(384,442)	(381,474)	(438,897)	(1.13)
Effective Gross Income	$3,421,476	$3,604,020	$3,761,824	$3,761,824	$9.66

Total Operating Expenses	$1,584,225	$1,612,094	$1,638,112	$1,648,264	$4.23

Net Operating Income	$1,837,251	$1,991,926	$2,123,712	$2,113,560	$5.43
Capital Expenditures	0	0	0	72,111	0.19
Net Cash Flow	$1,837,251	$1,991,926	$2,123,712	$2,041,448	$5.24

NOI DSCR	1.30x	1.41x	1.50x	1.46x
NCF DSCR	1.30x	1.41x	1.50x	1.42x
NOI DY	8.1%	8.8%	9.3%	9.1%
NCF DY	8.1%	8.8%	9.3%	8.9%

(1)	The underwritten economic vacancy is 10.1%. The Security Self Storage SPX Portfolio Properties were 88.3% physically occupied as of December 31, 2013.

Appraisal. As of the appraisal valuation dates ranging from March 11, 2014 to March 13, 2014, the Security Self Storage SPX Portfolio Properties had an aggregate “as-is” appraised value of $30,350,000.

Environmental Matters. According to the Phase I environmental site assessments dated March 18, 2014, there was no evidence of any recognized environmental conditions at any of the Security Self Storage SPX Portfolio Properties.

The Borrower. The borrower is Security Portfolio X, LLC, a Delaware limited liability company and special purpose entity. Stephen L. Clark, Stephen L. Clark Trust, Orlin E. Ard, Jr. and Orlin E. Ard, Jr. Revocable Trust are the guarantors of certain nonrecourse carveouts under the Security Self Storage SPX Portfolio Mortgage Loan.

The Sponsors. The sponsors are Stephen L. Clark, Stephen L. Clark Trust, Orlin E. Ard, Jr. and Orlin E. Ard, Jr. Revocable Trust. Stephen L. Clark and Orlin E. Ard, Jr. founded Security Self Storage in 1979 and have developed over 50 facilities in seven states. Stephen L. Clark and Stephen L. Clark Trust also serve as loan sponsors for the CT Self Storage Portfolio mortgage loan, which has a Cut-off Date Principal Balance of $18,400,000 and is being contributed to the WFCM 2014-LC16 Trust.

Escrows. The loan documents provide for ongoing monthly reserves in the amount of $6,009 for replacement reserves (subject to a cap of $144,222). Ongoing monthly reserves for real estate taxes are not required as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with timely proof of payment. Ongoing monthly reserves for insurance are not required so as long as (a) no event of default has occurred and is continuing; (b) the Security Self Storage SPX Portfolio Properties are covered by an acceptable blanket insurance policy; and (c) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account and direct the property manager to deposit all rents directly into such lockbox account. During a Cash Trap Event Period, all excess funds on deposit in the lockbox account are swept to a lender-controlled subaccount on a monthly basis.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default and (ii) the net cash flow debt service coverage ratio (“DSCR”) falling below 1.10x at the end of any calendar month. A Cash Trap Event Period will expire, with regard to clause (i), upon the cure of such event of default, or with regard to clause (ii), upon the date on which the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Security Self Storage SPX Portfolio Properties are managed by Landvest Corporation.

Assumption. The borrower has a three-time right to transfer the Security Self Storage SPX Portfolio Properties in whole, but not in part, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from DBRS, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Partial Release. Following the second anniversary of the issuance of the Series 2014-LC16 Certificates, the borrower is permitted to release any constituent property in connection with a partial defeasance, subject to certain conditions including (i) having the principal balance reduced by the greater of (a) 100% of net proceeds of the sale of the released property; and (b) 115% of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SECURITY SELF STORAGE SPX PORTFOLIO

released property’s allocated loan balance; (ii) the loan-to-value ratio (“LTV”) with respect to the remaining properties will be no greater than the lesser of (a) 70% and (b) the combined LTV of all properties immediately prior to the release; (iii) the DSCR with respect to the remaining properties will be no less than the greater of (a) 1.35x and (b) the combined DSCR of all properties immediately prior to the release; (iv) the debt yield with respect to the remaining properties will be no less than the greater of (a) 9.5% and (b) the debt yield of all properties immediately prior to the release; and (v) the lender receives rating agency confirmation from DBRS, KBRA and Moody’s that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2014-LC16 Certificates.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. As of the Cut-off Date, there is no mezzanine debt in-place related to the Security Self Storage SPX Portfolio Mortgage Loan; however, future mezzanine debt is permitted at any time prior to April 4, 2023, subject to the satisfaction of certain conditions, including (i) the lender receives no less than 30 days’ prior written notice; (ii) an intercreditor agreement is executed and delivered in form and substance acceptable to DBRS, KBRA and Moody’s and reasonably acceptable to the lender; (iii) the combined LTV is no greater than 74.2%; (iv) the combined DSCR is no less than 1.39x; (v) the combined net cash flow debt yield is no less than 8.60%; and (vi) executed mezzanine loan documents acceptable to DBRS, KBRA and Moody’s and reasonably acceptable to the lender.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Security Self Storage SPX Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2014-LC16	Transaction Contact Information

Transaction Contact Information

Questions may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Todd Jaeger - Trading	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Alex Wong	Tel. (212) 214-5615	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.